Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets and asterisks [**********], have been separately filed with the Securities and Exchange Commission.

Exhibit 10.1

REDACTED

COLLABORATION AGREEMENT

By and Between

TEVA PHARMACEUTICALS INTERNATIONAL GmbH
and

REGENERON IRELAND

Dated as of September 17, 2016

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II COLLABORATION
2.1	Scope of Collaboration
2.2	Compliance With Law
2.3	Further Assurances and Transaction Approvals
2.4	Compliance with Third Party Agreements
2.5	Commercially Reasonable Efforts; Plans
2.6	Limitation on Exercise of Rights Outside of Collaboration
2.7	Combination Products
2.8	Other Negative Covenants

ARTICLE III INFORMATION EXCHANGE AND UPDATES; MANAGEMENT
3.1	Committees and Management
3.2	Joint Steering Committee
3.3	Joint Development Committee
3.4	Joint Commercialization Committee
3.5	Reporting Country/Regions; Country/Region Commercialization Committees
3.6	Joint Finance Committee
3.7	Joint Product Supply Committee
3.8	Membership
3.9	Meetings
3.10	Decision-Making; Authority
3.11	Resolution of Committee Matters
3.12	Alliance Management
3.13	Obligations of the Parties
3.14	Exchange of Information

ARTICLE IV APPOINTMENT OF DISTRIBUTORS AND SUBCONTRACTORS
4.1	Distributor/Commercial Partners
4.2	Subcontractors
4.3	Additional Terms Applicable to Distributor/Commercial Partners and Subcontractors

ARTICLE V DEVELOPMENT ACTIVITIES
5.1	Development of the Product
5.2	Development Principal Party
5.3	Development Plans and Development Budgets
5.4	Additional Trials

i

ARTICLE VI COMMERCIALIZATION
6.1	Commercialization of the Product in the Field in the Territory
6.2	Commercialization Plans
6.3	Commercialization Efforts; Sharing of Commercial Information
6.4	Co-Commercialization of the Product
6.5	Product Pricing and Pricing Approvals in the Territory
6.6	Sales and Product Distribution in the Territory; Other Responsibilities
6.7	Contract Sales Force
6.8	Promotional Materials
6.9	Promotional Claims/Compliance
6.10	Restriction on Bundling in the Territory
6.11	Inventory Management
6.12	Medical and Consumer Inquiries
6.13	Post Marketing Clinical Trials
6.14	Territorial Restrictions

ARTICLE VII CLINICAL AND REGULATORY AFFAIRS
7.1	Ownership of Approvals and Registration Filings
7.2	Regulatory Coordination
7.3	Regulatory Events
7.4	Pharmacovigilance and Product Complaints
7.5	Regulatory Inspection or Audit
7.6	Recalls and Other Corrective Actions
7.7	Manufacturing Information
7.8	Rights of References
7.9	Regulatory Filings for Marketing Approvals

ARTICLE VIII MANUFACTURING AND SUPPLY
8.1	Regeneron Supply of Product
8.2	Global Territory Development
8.3	Development Supply Agreement
8.4	U.S. Commercial Supply
8.5	Ex-U.S. Territory Commercial Supply Agreement
8.6	Quality Agreements
8.7	Manufacturing Process Improvements
8.8	Manufacturing Shortfall
8.9	Safety Stock
8.10	Ex-U.S. Territory Product Changes
8.11	Manufacturing Compliance
8.12	Comparator Supply

ARTICLE IX PERIODIC REPORTS; PAYMENTS
9.1	Upfront Payment

9.2	Development Costs
9.3	Development Milestone Payments
9.4	U.S. Net Sales Milestones
9.5	U.S. Gross Profit Split: Shared Commercial Expenses; Other Shared Expenses; Ex-U.S.
Territory Global Commercialization Costs
9.6	Ex-U.S. Territory Purchase Price
9.7	Ex-U.S. Territory Product Changes
9.8	Budget Overruns
9.9	Periodic Reports
9.10	Funds Flow
9.11	Invoices and Documentation
9.12	Budgets and Forecasts
9.13	Payment Method and Currency
9.14	Late Payments
9.15	Taxes
9.16	Adjustments to FTE Rates
9.17	Right to Offset Payments
9.18	Resolution of Payment Disputes
9.19	[**********]

ARTICLE X DISPUTE RESOLUTION
10.1	Resolution of Disputes
10.2	Resolution of Governance Disputes
10.3	Resolution of Legal Disputes
10.4	Resolution of Financial Disputes
10.5	No Waiver

ARTICLE XI TRADEMARKS AND CORPORATE LOGOS
11.1	Corporate Names
11.2	Selection of Product Trademarks
11.3	Ownership of Product Trademarks
11.4	Prosecution and Maintenance of Product Trademark(s)
11.5	License to the Product Trademark(s)
11.6	Use of Corporate Names

ARTICLE XII NEWLY CREATED INVENTIONS AND KNOW-HOW AND LICENSE GRANTS
12.1	Ownership of Newly Created Intellectual Property
12.2	Prosecution and Maintenance of Patent Rights
12.3	Interference, Opposition and Other Administrative Patent Proceedings
12.4	License Grants; Sublicenses
12.5	No Implied License; Retention of Rights
12.6	Common Ownership Under Joint Research Agreements
12.7	Patent Term Extension and Supplementary Protection Certificate

12.8	Marketing Exclusivity Extensions
12.9	Existing Patents
12.10	Internal Costs

ARTICLE XIII INTELLECTUAL PROPERTY LITIGATION AND LICENSES
13.1	Third Party Infringement Suits
13.2	Patent Marking
13.3	Third Party Infringement Claims; New Licenses
13.4	Internal Costs

ARTICLE XIV BOOKS, RECORDS AND INSPECTIONS; AUDITS AND ADJUSTMENTS
14.1	Books and Records
14.2	Audits and Adjustments
14.3	GAAP/IFRS

ARTICLE XV REPRESENTATIONS, WARRANTIES AND COVENANTS
15.1	Due Organization, Valid Existence and Due Authorization; Financial Capability
15.2	Knowledge of Pending or Threatened Litigation
15.3	No Conflict
15.4	Additional Regeneron Representations and Warranties
15.5	Additional Teva Representations and Warranties
15.6	Disclaimer of Warranties
15.7	Mutual Covenants
15.8	Business Ethics
15.9	[**********]

ARTICLE XVI CONFIDENTIALITY
16.1	Confidential Information
16.2	Injunctive Relief
16.3	Publication of Product or Party Information
16.4	Disclosures Concerning this Agreement

ARTICLE XVII INDEMNITY
17.1	Indemnity and Insurance
17.2	Indemnity Procedure

ARTICLE XVIII FORCE MAJEURE

ARTICLE XIX TERM AND TERMINATION
19.1	Term/Expiration of Term
19.2	Termination For Material Breach
19.3	Termination For Insolvency

19.4	Additional Termination Rights of Regeneron
19.5	Additional Termination Right of Teva
19.6	Effect of Termination
19.7	Survival of Obligations

ARTICLE XX MISCELLANEOUS
20.1	Governing Law; Submission to Jurisdiction
20.2	Waiver
20.3	Notices
20.4	Entire Agreement
20.5	Amendments
20.6	Severability
20.7	Registration and Filing of the Agreement
20.8	Assignment
20.9	Successors and Assigns
20.10	Affiliates
20.11	Counterparts
20.12	Third Party Beneficiaries
20.13	Relationship of the Parties
20.14	Limitation of Damages
20.15	Standstill Agreement
20.16	Construction
20.17	Further Assurance

SCHEDULES

Schedule 1    Initial Global Development Plan
Schedule 1.57    Existing Agreements
Schedule 1.142    Regeneron Product Patent Rights
Schedule 2    Manufacturing Cost
Schedule 3    Quarterly True-Up
Schedule 4    Certain Termination Arrangements
Schedule 5    Notices
Schedule 6    [**********]
Schedule 7.7    [**********]
Schedule 8.3    Development Supply Terms
Schedule 13.3    [**********]
Schedule 13.3(c)(ii)    [**********]
Schedule 15.4    Representations and Warranties
Schedule 15.4(j)    Disclosure of Certain Agreements
Schedule 15.4(l)    [**********]

v

EXHIBITS
Exhibit A    Quarterly Inventory Report and Annual Inventory Report
Exhibit B    Purchase Price Adjustment Calculation
Exhibit C    FTE Rates
Exhibit D    Press Release

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (“Agreement”), dated as of September 17, 2016 (the “Effective Date”), is made by and between Teva Pharmaceuticals International GmbH, a Swiss limited liability company having a principal place of business at Schlüsselstrasse 12, 8645 Jona, Switzerland (“Teva”), and Regeneron Ireland, an Irish unlimited company having a principal place of business at Europa House, Block 9 Harcourt Street, Harcourt Street, Dublin 2, Ireland (“Regeneron”) (with each of Teva and Regeneron being sometimes referred to herein individually as a “Party” and collectively as the “Parties”).
WHEREAS, Teva, Regeneron and their respective Affiliates possess knowledge and expertise in, and resources for, developing and commercializing biopharmaceutical products in the Field in the Territory (each as defined below);
WHEREAS, Regeneron is developing a biopharmaceutical product incorporating an anti-NGF antibody known as fasinumab, as further described herein;
WHEREAS, Regeneron wishes to grant to Teva, and Teva wishes to accept, certain rights to develop and commercialize such biopharmaceutical product in the Field in the Territory, as more fully described in this Agreement;
WHEREAS, Regeneron wishes to exclusively supply, and Teva wishes to have supplied exclusively by Regeneron, such biopharmaceutical product for Teva’s exclusive distribution in the Ex-U.S. Territory (as defined below), as more fully described in this Agreement; and
WHEREAS, Teva and Regeneron desire to collaborate on such development and commercialization, as more fully described in this Agreement upon the terms and conditions set forth herein (the “Collaboration”).
NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS
Capitalized terms used in this Agreement, whether used in the singular or plural, except as expressly set forth herein, shall have the meanings set forth below:
1.1    “Accounting Standards” shall mean, with respect to either Party, GAAP or IFRS, in each case, as generally and consistently applied throughout the Party’s organization. Each Party shall promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained.
1.2    “Acquired Competing Product” shall mean a Competing Product (other than the Product) the rights to which are acquired by a Party or one or more of its Affiliates through an acquisition (including by Change of Control), (a) by a Third Party of, or (b) of a Third Party or a business or division of a Third Party by, such Party or one or more of its Affiliates.
1.3     [**********]
1.4    “Additional Trial Costs” shall mean, with respect to any Additional Trial, [**********] in connection with the conduct of such Additional Trial and any Regulatory Filings made in connection therewith (including in connection with any Marketing Approvals).
1.5    “Additional Trial Plan” shall mean, with respect to an Additional Trial, the written plan for the conduct of such Additional Trial [**********], including a proposed budget for such Additional Trial, as each may be amended from time to time in accordance with the terms of this Agreement. For the avoidance of doubt, an “Additional Trial Plan” will not include Non-Approval Trials.
1.6    “Affiliate” shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with such first Person at any time for so long as such other Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, a Person shall be deemed to “control” another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to “control” another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the applicable Laws of certain countries outside of the United

States, the maximum percentage ownership permitted by applicable Law for a foreign investor may be equal to or less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.
1.7     “Ancillary Agreements” shall mean the Development Supply Agreement and the Commercial Supply Agreement.
1.8    “Antibody(ies)” shall mean a [**********].
1.9    “Anticipated First Commercial Sale” shall mean, with respect to the Product and, if the context specifies, with respect to one or more countries in the Territory, the date agreed upon by the JSC in advance as the expected date of First Commercial Sale in such country(ies) in the Territory, if specified, or otherwise, in any country in the Territory.
1.10    “Approval” shall mean, with respect to a product (including the Product), any approval (including Pricing Approvals), registration, license or authorization from any Regulatory Authority required for the development (including Development of the Product) or commercialization (including Commercialization of the Product) of such product in the Field in a regulatory jurisdiction in the Territory, and shall include, any approval, registration, license or authorization granted in connection with any Registration Filing. For clarity, a Marketing Approval is an Approval.
1.11    “Biosimilar Product” shall mean [**********].
1.12    “BLA” shall mean a biologics license application filed with respect to the Product, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority.
1.13    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, the United States are authorized or required by applicable Law to remain closed.
1.14    [**********].
1.15    [**********].
1.16    “Calendar Year” shall mean each twelve (12) month period beginning on January 1st; provided, however, that (a) the first Calendar Year of this Agreement shall commence on the Effective Date and end on December 31 of the same year in which the Effective Date occurs and (b) the last Calendar Year of this Agreement shall commence on January 1 of the Calendar Year in which this Agreement expires and end on the expiration of the Term.

1.17    “Change of Control” shall mean, the Parent, with respect to Regeneron, or the ultimate parent entity of Teva, with respect to Teva (for purposes of this Agreement, such ultimate parent entity and the Parent are referred to each as “Controlling Parent”), any of the following events: (a) any Person is or becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder (or, in each case, any successor thereto), except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of Controlling Parent normally entitled to vote in elections of directors; (b) Controlling Parent consummates a merger, acquisition, consolidation or reorganization (or a series of such related transactions) involving Controlling Parent, other than (i) such transaction or transactions that would result in the voting securities of Controlling Parent outstanding immediately prior to such transaction or transactions continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the securities of Controlling Parent or such surviving entity or any parent thereof outstanding immediately after such transaction or transactions, or (ii) such transaction or transactions effected to implement a recapitalization of Controlling Parent (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of voting securities of Controlling Parent representing a majority of the combined voting power of Parent’s then outstanding securities; or (c) Controlling Parent conveys, transfers or leases all or substantially all of its assets to any Person other than a directly or indirectly wholly owned Affiliate of Controlling Parent.
1.18    [**********].
1.19    “Class A Stock” shall mean the Class A Stock of Parent, par value $0.001 per share.
1.20    “CMC Data” shall mean the chemistry, manufacturing and controls data for the Product required by applicable Law to be included or referenced in, or that otherwise supports, an IND or BLA.
1.21    “Co-Commercialize,” “Co-Commercialization” or “Co-Commercializing” shall mean the joint Commercialization, including the Co-Promotion, of the Product by the Parties (or their respective Affiliates) under the same trademark in the United States pursuant to the U.S. Commercialization Plans.
1.22    “COGS” shall mean, with respect to a Quarter, Regeneron’s or its Affiliate’s Manufacturing Costs for (a) Product sold in the United States in such Quarter, excluding any Product Manufactured prior to the First Commercial Sale in the United States to the extent Regeneron’s or its Affiliate’s cost with respect thereto was included as a Development Costs and (b) Product in inventory that is lost, destroyed, expired, spoiled, obsolete or otherwise written down in such Quarter [**********].
1.23    “Combination Product” shall mean:
(a)    [**********]:
(b)    [**********];
[**********].

1.24    “Commercial Supply Cost” shall mean, [**********], the Out-of-Pocket Cost for purchasing or the Manufacturing Cost for the Manufacture of Commercial Supply Requirements, including any filling, packaging, device manufacture and assembly, and labeling costs therefor, and any irrecoverable VAT or similar taxes actually paid with respect to the Manufacture or delivery of such Commercial Supply Requirements.
1.25    “Commercial Supply Requirements” shall mean quantities of Finished Product as are required to fulfill requirements for commercial sales, Non-Approval Trials, charitable purposes, product sampling, promotional purposes, and other Commercialization uses with respect to the Product in the Field in the Territory.
1.26    “Commercialization Budget” shall mean the U.S. Commercialization Budget or Ex-U.S. Territory Commercialization Budget, as the context requires.
1.27    “Commercialization Plan” shall mean the U.S. Commercialization Plan or Ex-U.S. Territory Commercialization Plan, as the context requires.
1.28    “Commercialize,” “Commercialization” or “Commercializing” shall mean any and all activities directed to marketing, promoting (including Co-Promoting), detailing, distributing, importing, offering for sale, having sold or selling the Product in the Field in the Territory and regulatory activities in support thereof (including maintaining Approvals), including market research, activities necessary to obtain or maintain Pricing Approvals, reimbursement or listing on health care providers’ and payers’ formularies, pre-launch marketing, marketing and educational activities, post-Approval pharmacovigilance excluding pharmacovigilance for clinical trials other than Non-Approval Trials, sampling and Non-Approval Trials in the Territory; [**********]. For clarity, the terms “Commercialize,” “Commercialization” and “Commercializing” are used herein with respect to the Product while the terms “commercialize,” “commercialization” and “commercializing” are used herein with corresponding meanings with respect to other products.

1.29    “Commercially Reasonable Efforts” shall mean the carrying out of obligations or tasks by a Party in a sustained manner using good faith commercially reasonable and diligent efforts, which efforts shall be consistent with the exercise of prudent scientific and business judgment in accordance with the efforts that a global biopharmaceutical company would normally devote to products or research or development projects of similar scientific and commercial potential. Commercially Reasonable Efforts shall be [**********].
1.30    “Committee” shall mean any of the JSC, JDC, JCC, JFC, JPSC, any CRCC, and any other committee established by the Parties or by the Committees referenced above under this Agreement, each as described in ARTICLE III (together with Working Groups and other committees contemplated herein or established in accordance with this Agreement).
1.31    “Common Stock” shall mean the common stock of Parent, par value $0.001 per share.
1.32    “Common Technical Document” shall mean the dossier intended to support the Regulatory Filing for Marketing Approval of the Product in the United States and, subject to Teva performing the applicable Ex-U.S. Development Activities, the European Union using the Common Technical Document format that was developed by the ICH.
1.33    “Company Core Data Sheet” shall mean the document that specifies the essential information concerning the Product that is required to be provided to Healthcare Prescribers regarding the use of the Product, including information relating to safety, indications, dosing and pharmacology, as such document is described in ICH guidance E2C Clinical Safety Data Management: Periodic Safety Update Reports for Marketed Drugs, November 1996 (published by the FDA in the Federal Register in May 1997), as amended from time to time.
1.34    “Competing Product” shall mean [**********].
1.35    “Contract Sales Force” shall mean sales representatives employed by a Third Party.
1.36    “Control” or “Controlled” shall mean, with respect to any item of material, regulatory documentation, Product Trademark, Know-How (including Product Information or Party Information), Patents or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise, to assign, or grant a license, sublicense, right of reference or other right to or under such material, regulatory documentation, Product Trademark, Know-How, Patents or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party.

1.37    “Co-Promote,” “Co-Promotion” or “Co-Promoting” shall mean the joint marketing and promotion of the Product by the Parties (or their respective Affiliates) under the same trademark in the United States pursuant to the U.S. Commercialization Plans.
1.38    “Country/Region Commercialization Budget” shall mean the budget for a particular Calendar Year prepared by Teva, with Regeneron’s meaningful participation and input, and submitted to the JCC (through the applicable Country/Region Commercialization Committee) and approved by the JSC for the applicable Country/Region Commercialization Plan.
1.39    “Country/Region Commercialization Plan” shall mean, for each Reporting Country/Region in the Ex-U.S. Territory, the [**********] rolling plan for Commercializing the Product in the Field in such country or Region and the related Country/Region Commercialization Budget and a non-binding budget forecast for the next [**********], prepared by Teva, with Regeneron’s meaningful participation and input, and submitted to the JCC (through the applicable Country/Region Commercialization Committee) and approved by the JSC, as each may be amended from time-to-time in accordance with the terms of this Agreement. Without limitation, each Country/Region Commercialization Plan shall set forth, for the Product in the applicable Reporting Country/Region, the information, plans and forecasts set forth in Section 6.2(c).
1.40    “Detail” shall mean a face-to-face, interactive selling presentation for the Product in the Field by a representative of a Party’s sales force, to a Healthcare Prescriber in the Field in the Territory, but excluding, for clarity: (a) e-details; (b) presentations made at conventions or to any group of more than [**********] Healthcare Prescribers; or (c) a delivery of samples of the Product (either directly or through the use of a sample form), savings cards or coupons without discussion with a Healthcare Prescriber. For the avoidance of doubt, National Account Managers, reimbursement specialists and MSLs do not Detail the Product.
1.41    “Detailing Percentage” shall mean, with respect to Details of the Product in the United States by a sales representative, [**********].
1.42    “Develop,” “Development” or “Developing” shall mean: (a) activities relating to research, pre-clinical and clinical drug development of the Product in the Field, including, test method development and stability testing, assay development, toxicology, pharmacology, formulation, quality assurance/quality control development, technology transfer, statistical analysis, process development and scale-up, pharmacokinetic studies, data collection and management, clinical trials (including research to design clinical trials and activities of MSLs to support such clinical trials prior to the First Commercial Sale in the U.S.), regulatory affairs, project management, drug safety surveillance activities (including establishing, holding and maintaining the global safety database prior to the First Commercial Sale in the U.S.) related to clinical trials, the preparation and submission of Registration Filings but excluding activities (other than clinical trials in support of Pricing Approvals for the Ex-U.S. Territory, which, for clarity, shall be Ex-U.S. Development Activities, and clinical trials in support of Pricing Approvals for the United States, which for clarity, shall be included in the Global Development Plan) necessary to obtain and maintain Pricing Approvals, reimbursement or listing on health care providers’ and payers’ formularies, (b) the development of any device or delivery system that is developed for use with, or otherwise included in, the Finished Product, (c) the development of any companion diagnostics for use with the Product, and (d) any other research and development activities with respect to the Product in the Field, including, activities to support the discovery of biomarkers and activities to support new product formulations, delivery technologies or new Indications in the Field, either before or after the First Commercial Sale; [**********]. For clarity, the terms “Develop,” “Development” and “Developing” are used herein with respect to the Product while the terms “develop,” “development” and “developing” are used herein with corresponding meanings with respect to other products.
1.43    “Development Budget” shall mean the Global Development Budget or the Ex-U.S. Territory Development Budget, as the context requires.
1.44     “Development Costs” shall mean, [**********], costs and expenses incurred by a Party or its Affiliates for the Product, from and after the Effective Date directly in connection with the Development of the Product in the Field in accordance with this Agreement and the applicable Development Plan, including:
(a)    all Out-of-Pocket Costs, including fees and expenses associated with preparing and submitting Registration Filings (other than for Pricing Approvals) and obtaining Marketing Approvals necessary for the Development and Commercialization of the Product in the Field under this Agreement in accordance with such Development Plan, but excluding amounts captured under Section 7.1(d) as Other Shared Expenses;
(b)    Development FTE Costs;
(c)    Development Supply Costs;
(d)    Commercial Supply Costs for any Product Manufactured prior to the First Commercial Sale in the United States to meet the Commercial Supply Requirements for the United States;
(e)    the costs and expenses incurred in connection with (i) Manufacturing process, formulation, cleaning, and shipping development and validation [**********], (ii) Manufacturing scale-up and improvements (including Manufacturing Process Improvements), (iii) stability testing, (iv) quality assurance/quality control development (including management of Third Party fillers, packagers and labelers), (v) the development of any device or delivery system for use with, or that otherwise is included in, the Finished Product, and (vi) internal and Third Party costs and expenses incurred in connection with (A) qualification and validation of Third Party contract manufacturers and vendors and (B) establishing a primary or secondary source supplier, which, for clarity, may be an Affiliate of Regeneron or a Third Party contract manufacturing organization, including, the transfer of process and Manufacturing technology and analytical methods (whether such transfer occurs before or after the First Commercial Sale), scale-up, process and equipment validation, cleaning validation, capital expenditures, and initial Manufacturing licenses, approvals and Regulatory Authority inspections (in each case, to the extent not included in Development Supply Costs or Commercial Supply Costs);
(f)    any other costs or expenses specifically identified and included in such Development Plan or expressly included as Development Costs under this Agreement.
[**********].
1.45    “Development FTE Cost” shall mean, for all Development activities performed in accordance with a Development Plan, including regulatory activities, the product of (a) the number of FTEs required for such Development activities as set forth in such approved Development Plan and (b) the Development FTE Rate. For the avoidance of doubt, the activity of contract personnel shall be charged as Out-of-Pocket Costs unless the JFC determines a separate FTE Rate for such personnel in lieu of such Out-of-Pocket Costs.
1.46    “Development FTE Rate” shall mean the applicable FTE Rate listed on Exhibit C for FTEs performing Development activities in accordance with a Development Plan, including regulatory activities with respect thereto, as such FTE Rate may be adjusted from time to time as set forth in the definition of “FTE Rate”.
1.47    “Development Plan” shall mean the Global Development Plan or Ex-U.S. Territory Development Plan, as the context requires.
1.48    “Development Principal Party” shall mean, with respect to Development activities for the Product under this Agreement, the Party that has principal responsibility for such Development activities as set forth in Section 5.2.
1.49    “Development Supply Cost” shall mean, with respect to the Development of the Product under a Development Plan or an Additional Trial Plan, (a) the Out-of-Pocket Cost for purchasing or the Manufacturing Cost to Manufacture Finished Product for Development Supply Requirements for activities contemplated under such Development Plan or such Additional Trial Plan, as applicable, (b) the Out-of-Pocket Cost for purchasing or the Manufacturing Cost to Manufacture, comparator agent, combination agent, or placebo requirements for activities contemplated under the applicable Development Plan or such Additional Trial Plan, as applicable, (c) the Out-of-Pocket Cost or the Manufacturing Cost for filling, packaging, labeling, device manufacture and assembly, and delivery of such Development Supply Requirements (or with respect to any Additional Trial, the Product), comparator agent, combination agent or placebo, as the case may be, for activities contemplated under such Development Plan or such Additional Trial Plan, as applicable and (d) any irrecoverable VAT or similar taxes actually paid with respect to the Manufacture or delivery of Development Supply Requirements.
1.50    “Development Supply Requirements” shall mean (a) the quantities of the Product that are required by a Party or the Parties for Development in the Field under this Agreement, including the conduct of research, pre-clinical studies and clinical trials, validation activities, stability testing, device development and other non-clinical demands in connection with a Development Plan or an Additional Trial Plan and (b) quantities of the Product that are required by a Party for submission to a Regulatory Authority in connection with any Registration Filing or Approval in the Field in any regulatory jurisdiction in the Territory.
1.51    “Distributor/Commercial Partner” shall mean, with respect to a country in the Territory, a Third Party (including a Sublicensee) to whom a Party supplies the Product for marketing, sale or distribution by such Third Party in such country, irrespective of whether a license, sublicense or right of reference is granted to such Third Party or whether such Third Party holds the Approval for the Product in such country; provided, however, the term “Distributor/Commercial Partner” shall not include any such Third Party that is not a Sublicensee [**********].
1.52    “Dollars” or “$” shall mean United States Dollars.
1.53    “EMA” shall mean the European Medicines Agency or any successor agency thereto.
1.54    “European Union” shall mean the organization of member states of the European Union, as it may be constituted from time to time; provided that for the purposes of this Agreement the United Kingdom and any other country that is a member of the European Union on the Effective Date, shall be deemed to be a member of the European Union even if such country ceases to be a member of the European Union during the term of this Agreement.
1.55    “Excluded Territory” shall mean Japan, South Korea, Taiwan, Indonesia, Thailand, Philippines, Malaysia, Singapore, Vietnam, Myanmar and Sri Lanka.
1.56    “Executive Officers” shall mean, with respect to Regeneron, the Chief Executive Officer of Parent, and with respect to Teva, the Chief Executive Officer of the Controlling Parent for Teva, or their respective designees with equivalent decision-making authority with respect to matters under this Agreement.

1.57    “Existing Agreements” means the [**********]. All Existing Agreements as of the Effective Date are set forth on Schedule 1.57.
1.58    “Ex-U.S. Territory” shall mean all countries in the Territory other than the United States.
1.59    “Ex-U.S. Territory Commercialization Budget” shall mean the budget(s) for a particular Calendar Year for Commercialization under the Ex-U.S. Territory Commercialization Plan [**********] developed by the JCC and submitted to and approved by the JSC.
1.60    “Ex-U.S. Territory Commercialization Plan” shall mean the [**********] rolling plan prepared by Teva, with Regeneron’s meaningful participation and input, and submitted to the JCC and approved by the JSC for Commercializing the Product in the Ex-U.S. Territory, including the related Ex-U.S. Territory Commercialization Budget, as the same may be amended from time-to-time in accordance with the terms of this Agreement. Without limitation, each Ex-U.S. Territory Commercialization Plan shall set forth (if not otherwise set forth in the applicable Country/Region Commercialization Plan(s)) for the Product in the Ex-U.S. Territory, the information, plans and forecasts set forth in Section 6.2(b).
1.61    “Ex-U.S. Territory Development Budget” shall mean the budget(s) for the Ex-U.S. Territory Development Plan for a particular Calendar Year [**********] developed by the JDC and submitted to and approved by the JSC pursuant to Section 5.3(d).
1.62    “Ex-U.S. Territory Development Plan” shall mean the [**********] rolling plan for Development in the Ex-U.S. Territory that is required solely to support Approval of the Product in the Ex-U.S. Territory (and, for clarity, not outside the Ex-U.S. Territory) in, [**********] as the Product is being Developed under the Global Development Plan or any Regeneron Additional Trial Plan [**********] (all such Development ((a) and (b)), “Ex-U.S. Territory Development Activities”), including the related Ex-U.S. Territory Development Budget as each may be amended from time to time in accordance with the terms of this Agreement. [**********].
1.63    “Ex-U.S. Territory Global Commercialization Costs” shall mean [**********] of the Global Commercialization Costs.
1.64    “Ex-U.S. Territory License” shall mean any License to intellectual property rights [**********] the Product in the Field in the Ex-U.S. Territory under the Ex-U.S. Territory Development Plan or Ex-U.S. Territory Commercialization Plan, as applicable, that would not reasonably be expected to [**********].
1.65    “Ex-U.S. Territory Product Changes” shall mean changes to the dose, formulation, delivery, Manufacturing or other changes to the form or Manufacturing of the Product for Commercialization in the Ex-U.S. Territory compared to the dose, formulation, delivery, form or Manufacturing of the Product for Commercialization in the United States requested by Teva or requested or required by a Regulatory Authority.
1.66    “FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.
1.67    “Field” shall mean the prevention, delay, palliation, diagnosis or treatment of any disease, state or condition in humans.
1.68    “Field Force Cost” shall mean, with respect to the Commercialization of the Product in the United States, beginning on the First Commercial Sale in the United States the product of (a) the number of sales representatives, reimbursement representatives, NAMs and MSLs (collectively, “Field Force Personnel”) (with the number and the method of calculating such number set forth in the U.S. Commercialization Plan), (b) the applicable Field Force FTE Rate and (c) with respect to a sales representative who Details the Product in the United States, a percentage for such sales representative using the applicable Detailing Percentage based on the number and position of Details of the Product performed by such sales representative in accordance with this Agreement and the U.S. Commercialization Plan, which percentage may be determined by the JCC for a particular sales force in the aggregate based on the Health Care Prescribers Detailed by such sales force and the overall number and position of Details of the Product performed by such sales force. For the avoidance of doubt, [**********].
1.69    “Field Force FTE Rate” shall mean the applicable FTE Rates listed on Exhibit C for each category of Field Force Personnel, as such FTE Rate may be adjusted from time to time as set forth in the definition of “FTE Rate”.
1.70    “Finished Product” shall mean the Product in the Field in its finished, labeled, assembled, and packaged form, ready for sale to the market or use in clinical trials or pre-clinical studies, as the case may be.
1.71    “First Commercial Sale” shall mean, with respect to the Product in a country in the Territory, the first (1st) commercial sale of the Finished Product to a Third Party that is not a Distributor/Commercial Partner for use or consumption in the Field in such country (or group of countries) following receipt of Marketing Approval. Sales for test marketing or clinical trial purposes or compassionate or similar use shall not constitute a First Commercial Sale.
1.72    “Formulated Bulk Product” shall mean the Product in the Field formulated into solution or in a lyophilized form, ready for storage or shipment to a manufacturing facility, to allow processing into the final dosage form.

1.73    “FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party or its Affiliates and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [**********] hours per year. For clarity, unless otherwise expressly provided in this Agreement or a Plan, FTEs shall not include information technology, human resources, finance or legal personnel.
1.74    “FTE Costs and Expenses” shall mean the sum of (a) all costs and expenses for the employee providing the applicable services, including salaries, wages, bonuses, commissions, benefits, profit sharing, stock option grants, FICA costs and other similar ex-U.S. costs, travel, meals and entertainment, training, recruiting, relocation, operating supplies, and equipment and other disposable goods to the extent required for the performance of the applicable services, (b) a pro rata allocation of equipment maintenance costs, utilities, general, administrative and facilities expenses, including allocated building operating costs and depreciation and repairs and maintenance and (c) other overhead, including costs and expense for information technology, human resources, finance and legal, in any case ((a), (b) or (c)), whether internal costs and expenses or amounts paid to Third Parties.
1.75    “FTE Rate” shall mean the separate rates as set forth in Exhibit C for the U.S. or Ex-U.S. Territory (as may be further divided by country or region therein) and respective activity of the FTE as set forth therein, which represents the fully burdened rate for such FTE and includes all FTE Costs and Expenses for such FTE. Each FTE Rate shall be adjusted as of January 1, 2017 and annually thereafter by an amount equal to [**********]. For clarity, the JFC may determine (a) a separate FTE Rate for (i) contractors performing Development activities under this Agreement in lieu of charging the activities of such contractors as Out-of-Pocket Costs, or (ii) sales representatives that Detail different Healthcare Prescribers (e.g. primary care versus and among different specialist, such as rheumatology, orthopedic medicine, pain medicine or neurology) and (b) a separate indexed adjustment mechanism for adjusting any FTE Rate for personnel located outside the United States. For clarity, as specified in Section 3.11(c) and Section 10.4, to the extent any dispute with respect to FTE Rate becomes an Unresolved Matter, such dispute will be treated as a Financial Dispute.
1.76    “GAAP” shall mean generally accepted accounting principles as applicable in the United States.
1.77    “Global Commercialization Costs” shall mean, [**********], the Out-of-Pocket Costs incurred by a Party or its Affiliates directly in connection with the performance of Global Commercialization Activities in accordance with this Agreement and the U.S. Commercialization Plan.

1.78    “Global Development Budget” shall mean the budget(s) for a particular Calendar Year [**********] submitted to and approved by the JSC pursuant to Section 5.3(d) for the applicable Global Development Plan.
1.79    “Global Development Cap” shall mean, with respect to the clinical trials (and supporting Development) for the Set Indications and any Selected Combination Therapy, an amount equal to [**********] plus [**********] of any Global Development Budget for any Development in support of Selected Global Indications or Selected Combination Therapies that are approved consensually [**********].
1.80    “Global Development Plan” shall mean the written [**********] rolling plan for Development of the Product to support Marketing Approval of the Product in the United States and by the EMA for the Set Indications and any Selected Combination Therapy, including any Manufacturing Process Improvements regardless of whether any such Manufacturing Process Improvements occur before or after Approval of the Product, including the related Global Development Budget, as each may be amended from time to time in accordance with the terms of this Agreement.
1.81    “Good Practices” shall mean compliance with the applicable standards contained in then-current “Good Laboratory Practices,” “Good Manufacturing Practices” or “Good Clinical Practices,” as promulgated by the FDA and all analogous guidelines promulgated by the EMA or the ICH, or other country regulatory agencies, as applicable.
1.82    “Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.
1.83    “Healthcare Prescriber” shall mean in any state, country or jurisdiction, any physician or other medical professional with prescribing authority (including a nurse practitioner or physician assistant with prescribing authority) for the Product in such state, country or jurisdiction.
1.84    “ICH” shall mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.85    “IFRS” shall mean International Financial Reporting Standards of the International Accounting Standards Board.
1.86    “IND” shall mean, with respect to the Product in the Field, an Investigational New Drug Application filed with the FDA pursuant to 21 C.F.R. § 312 before the commencement of clinical trials involving the Product, including all amendments and supplements to such application or any equivalent filing with any Regulatory Authority outside the United States.
1.87    “Indication” shall mean any disease, state or condition.
1.88    “Initial Global Development Plan” shall mean the initial Global Development Plan, which is attached hereto as Schedule 1 and deemed approved by the JSC as of the Effective Date.
1.89    “Initial Indication” shall mean each of (a) osteoarthritic pain and (b) chronic lower back pain, individually. The Parties acknowledge that the medical description of osteoarthritic pain or chronic lower back pain in certain countries in the Territory may not be phrased in exactly the same words as in this Agreement, and Initial Indication shall include any condition that is phrased in medical terms of substantially similar meaning, or in medical terms encompassing a substantially similar meaning.
1.90    “Joint Patent Rights” shall mean Patents that cover or claim a Joint Invention.
1.91    “Know-How” shall mean, with respect to each Party and its Affiliates and its and their Distributors/Commercial Partners and subcontractors, any and all proprietary technical or scientific information, know-how, data, test results, knowledge, techniques, discoveries, inventions, specifications, designs, trade secrets, regulatory filings and other information, including marketing and supply information (whether or not patentable or otherwise protected by trade secret Law) and that are not claimed by such Party’s or such Party’s Affiliates’ or its or their Distributors/Commercial Partners’ or subcontractors’ issued Patents.
1.92    “Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions or ordinances of any Governmental Authority.
1.93    “Lead Commercialization Party” shall mean, with respect to the United States, Regeneron, and with respect to any country in the Ex-U.S. Territory, Teva.
1.94    “Lead Regulatory Party” shall mean the Party having responsibility for preparing, prosecuting and maintaining Registration Filings (or portion thereof) and any Approvals (or portion thereof) for the Product in the Field and for related regulatory duties, in each case, as set forth in Section 7.1.
1.95    “Legal Dispute” shall mean (a) any dispute, controversy or claim related to compliance with this Agreement or the validity, breach, termination or interpretation of this Agreement, excluding any dispute, controversy or claim with respect to any intellectual property (including Know-How, Patents and copyrights) that is subject to resolution pursuant to Article XI,

Article XII or Article XIII, and (b) any disputed matters specifically identified as a “Legal Dispute” hereunder.
1.96    “License” shall mean any license or other agreement to acquire rights from a Third Party, which license or other agreement is entered into during the Term and has been approved by the JSC pursuant to Sections 3.2, 3.11, 13.3(h) or 13.3(i) for the Development, Manufacture or Commercialization of the Product in the Field in the Territory under this Agreement [**********].
1.97    “Major Market Country” shall mean any of the following: [**********].
1.98    “Manufacture” or “Manufacturing” shall mean activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, device manufacture and assembly, quality assurance testing and release, shipping and storage of Finished Product (including manufacturing Formulated Bulk Product and any device or delivery system with respect to the Finished Product), placebo or a comparator agent, as the case may be, or the development thereof, including test method development and stability testing, assay development, formulation, quality assurance/quality control development, technology transfer, process development and scale-up, cell-line development, data collection and management, project management, and regulatory affairs, including the preparation and submission of Registration Filings, with respect to the foregoing.
1.99    “Manufacturing Development Activities” shall mean all Development activities regarding the Manufacture of the Product for the Territory, [**********].
1.100    “Manufacturing Information” shall mean [**********].
1.101    “Manufacturing Process Improvements” shall have the meaning set forth in Section 8.7.
1.102    “Marketing Approval” shall mean an Approval required for the marketing and sale of the Product in the Field in a country in the Territory, but excluding any IND or separate Pricing Approval.
1.103    “Marketing Guidelines” shall mean the U.S. Marketing Guidelines, the Ex-U.S. Territory Marketing Guidelines, and, to the extent not inconsistent with the foregoing, the Territory Marketing Guidelines.
1.104    “Mid-Market Country” shall mean any of the following: [**********].
1.105    “Mitsubishi Agreement” shall mean the Collaboration Agreement, dated as of September 29, 2015, by and between Regeneron and Mitsubishi Tanabe Pharma Corporation (“Mitsubishi”), as such agreement may be amended from time to time; [**********].

1.106    “MSLs” shall mean a medical science liaison employed by Party or any of its Affiliates to perform activities with respect to the Product.
1.107    “NAM” means a national account manager responsible for seeking coverage, coding and reimbursement of the Product by payers and managed market plans.
1.108    “Net Sales” shall mean, with respect to the Product for any period, the gross amount billed or invoiced by a Party, its Affiliates or its or their Distributor/Commercial Partners for the sale of the Product to Third Parties (the “Invoiced Sales”), less deductions for the following (all calculated in accordance with the Accounting Standards):
(a)    normal and customary trade, cash, quantity and prompt settlement discounts (including chargebacks and free goods allowances) actually allowed;
(b)    amounts repaid or credited by reason of rejection, return or recall of goods, rebates or bona fide price reductions (retroactive or otherwise);
(c)    freight, postage, shipping, insurance and other transportation expenses to the extent that such items are included in the Invoiced Sales;
(d)    fees for services provided by distributors/wholesalers (other than Distributors/Commercial Partners) related to the distribution of the Product;
(e)    customs and excise duties and other taxes or duties related to the sales (but specifically excluding income tax) to the extent that such items are included in the Invoiced Sales;
(f)    rebates, chargebacks and other amounts paid with respect to sales paid for by any Governmental Authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental programs;
(g)    the portion of administrative fees paid or discounts provided during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to the Product;
(h)    compulsory refunds, credits, rebates and other similar payments directly related to the sale of the Product, accrued, paid or deducted pursuant to an agreement with any Third Party payor (other than a Governmental Authority);
(i)    co-pay assistance directly related to the sale of the Product, accrued, paid or deducted pursuant to an agreement; and

(j)    any other similar and customary deductions that are consistent with the applicable Accounting Standards.
Net Sales in currency other than Dollars shall be converted into Dollars according to the provisions of Section 9.13. Any of the deductions listed above that involves a payment by a Party or its Affiliates or its or their Distributor/Commercial Partners shall be taken as a deduction in the Quarter in which the payment is accrued by such entity. For purposes of determining Net Sales, the Product shall be deemed to be sold when invoiced and a “sale” shall not include transfers or dispositions of the Product for pre-clinical or clinical purposes or as samples, in each case, without charge. A Party’s or its Affiliates’ or its or their Distributor/Commercial Partners’ transfer of the Product to an Affiliate or Distributor/Commercial Partner shall not result in any Net Sales, unless such Affiliate or Distributor/Commercial Partner, as applicable, is the end user of, or otherwise consumes, the Product in the course of its commercial activities. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but that are separately charged to, and paid by, Third Parties shall not be deducted from the invoice price in the calculation of Net Sales. In the case of any sale of the Product for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received as agreed by the Parties.
1.109     “NGF” shall mean the neuropeptide known as “Nerve Growth Factor” or “NGF”.
1.110    “Non-Approval Trials” shall mean any post-marketing surveys, registries and clinical trials post-first Marketing Approval not intended to gain additional labeled Indications, but excluding any post-first Marketing Approval clinical trials required by Regulatory Authorities to maintain Marketing Approvals of existing labeled Set Indication(s) or Selected Combination Therapies. For clarity, clinical trials in support of Pricing Approval are not Non-Approval Trials.
1.111     “Non-Conducting Party” shall mean, with respect to an Additional Trial, the Party that is not the Conducting Party with respect to such Additional Trial.
1.112    “Non-Field Force Commercial FTE Cost” shall mean, the product of (a) the number of Non-Field Force Commercial FTEs and (b) the Non-Field Force Commercial FTE Rate. For the avoidance of doubt, “Non-Field Force Commercial FTE Costs” shall not include any costs and expenses related to (x) personnel to the extent performing any activities, or who have responsibilities, with respect to the Commercialization of the Product outside of the United States, or (y) activities or personnel covered by or otherwise included in Field Force Costs, [**********], Other Shared Expenses or Shared Commercial Expenses (other than the Non-Field Force Commercial FTE Cost component thereof).

1.113    “Non-Field Force Commercial FTE Rate” shall mean, the applicable FTE Rate listed on Exhibit C for Non-Field Force Commercial FTEs, as such FTE Rate may be adjusted from time to time as set forth in the definition of “FTE Rate”.
1.114    “Non-Field Force Commercial FTEs” shall mean those FTEs conducting product management and marketing, market research, contract administration, fleet administration, sales operations (e.g., physician targeting, incentive compensation administration and sales training), sample fulfillment and accountability, sales material fulfillment, advertising operations, convention planning, medical information, medical compliance, medical education activities, maintenance of Approvals, management of Non-Approval Trials, business analytics, market access, commercial pharmacovigilance, scientific publications, health economic and outcome research, pricing activities (including obtaining and maintaining Pricing Approvals, reimbursement or listing on health care providers’ and payers’ formularies), procurement services, customer service, trade administration and other Commercialization activities not performed by Field Force Personnel, in each case, to the extent attributable to the Commercialization of the Product in the Field in the United States under and in accordance with the approved U.S. Commercialization Plan and performed after the First Commercial Sale in the United States.
1.115    “Other Component” shall mean (a) an active ingredient other than the anti-NGF antibody known as of the Effective Date as fasinumab or REGN475, or (b) any product (other than the Product) containing or incorporating such active ingredient contemplated by clause (a).
1.116    “Other Indication” shall mean any (a) Initial Indication, (b) Selected Global Indication, or (c) [**********], in each case ((a), (b), and (c)), that is not osteoarthritic pain.
1.117    “Other Shared Expenses” shall mean, [**********], those costs and expenses specifically referred to in Sections [**********].
1.118    “Out-of-Pocket Costs” shall mean costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the paying Party’s Accounting Standards) by either Party or its Affiliates in connection with activities under this Agreement, excluding FTE Costs and Expenses.
1.119    “Parent” shall mean Regeneron Pharmaceuticals, Inc., a New York corporation and the ultimate parent company of Regeneron, or any successor thereto.
1.120    “Party Information” shall mean, with respect to a Party, all ideas, inventions, information, data, writings, protocols, discoveries, improvements, trade secrets, materials or other proprietary information (whether or not patentable or protectable as a trade secret) not generally known to the public (in each case, other than Product Information and Joint Inventions), including information of a Third Party for which the disclosing Party has a duty to maintain such information as confidential, that are disclosed or made available under this Agreement by or on behalf of a Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates or its or their subcontractors, distributors (including Distributor/Commercial Partners) or other Persons working on its or their behalf under this Agreement. For clarity, Party Information does not include Product Information or Joint Inventions.
1.121    “Patent Cooperation Treaty” or “PCT” shall mean the Patent Cooperation Treaty, opened for signature June 19, 1970, 28 U.S.T. 7645.
1.122    “Patents” shall mean (a) all national, regional and international patents and patent applications, including, provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including, divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including, utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including, so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.
1.123    “Person” shall mean and include an individual, a partnership, a joint a venture, a limited liability company, a corporation, a firm, a trust, an unincorporated organization and a government or other department or agency thereof.
1.124    “Phase III Clinical Trial” means a registration or pivotal clinical trial performed in subjects with a particular disease or condition that is designed in a randomized, controlled fashion to establish the dose, efficacy and safety of a product given its intended use and to define warnings, precautions and adverse events that are associated with such product in the dosage range intended to be prescribed. This clinical trial may be conducted in lieu of conducting a separate “phase 2 clinical trial” that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(b) (or its equivalent under the applicable Laws of any country in the Ex-U.S. Territory) and “phase 3 clinical trial” that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c) (or its equivalent under the applicable Laws of any country in the Ex-U.S. Territory) and may be bridged to larger studies. For clarity, a substudy of an existing Phase III Clinical Trial that is used as a pivotal study for a particular disease or condition shall constitute a Phase III Clinical Trial.

1.125    “PHSA” shall mean the Public Health Service Act as set forth at 42 U.S.C. Chapter 6A, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).
1.126    “Plan” shall mean the U.S. Commercialization Plan, Ex-U.S. Territory Commercialization Plan, Global Development Plan, Ex-U.S. Territory Development Plan, any Country/Region Commercialization Plan, or other plan approved through the Committee process relating to the Development or Commercialization of the Product in the Field under this Agreement other than an Additional Trial Plan.
1.127    “Platform License” shall mean any License for any technology platform, manufacturing or formulation technology, delivery device or other similar technology that is generally applicable to the Product and to other products.
1.128    “Pricing Approval” shall mean such approval, agreement, determination or governmental decision establishing prices for the Product that can be charged to consumers or that will be reimbursed by Governmental Authorities in countries in the Territory where Governmental Authorities or Regulatory Authorities of such country approve or determine pricing for pharmaceutical products for reimbursement or otherwise.
1.129    “Product” shall mean the product (in any dosage, form, formulation, presentation or package configuration) that contains as its sole active ingredient the anti-NGF antibody known as of the Effective Date as fasinumab or REGN475. For clarity, “Product” shall include [**********].
1.130    “Product Information” shall mean any and all ideas, inventions, information, data, writings, protocols, discoveries, improvements, trade secrets, materials or other proprietary information not generally known to the public that arise or are conceived or developed under or in connection with this Agreement by (a) either Party or its Affiliates or its or their Distributors/Commercial Partners or subcontractors or (b) the Parties or their Affiliates or its or their Distributors/Commercial Partners or subcontractors jointly, in each case ((a) and (b)) to the extent [**********].
1.131    “Product Trademark” shall mean, with respect to the Product in the Field in the Territory, the trademark(s) selected by the JCC for use on the Product in one or more countries in the Territory and accompanying logos, slogans, trade names, trade dress or other indicia of origin, in each case as selected by the JCC in accordance with Section 11.2.
1.132    “Promotional Materials” shall mean all promotional, advertising, communication and educational materials relating to the Product for use in connection with the marketing, promotion and sale of the Product in the Field in the Territory, and the content thereof, and shall include promotional literature, product support materials and promotional giveaways.
1.133    “Quality Agreement” shall mean the Clinical Quality Agreement or the Commercial Quality Agreement, as applicable.
1.134    “Quarter” or “Quarterly” shall mean each respective period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 and October 1 during the Term, except that the first (1st) Quarter shall commence on the Effective Date and shall end on September 30, 2016 and the last Quarter shall end on the last day of the Term.
1.135    “Regeneron Additional Trial” shall mean an Additional Trial for which Regeneron is the Conducting Party.
1.136    “Regeneron Additional Trial Plan” shall mean the Additional Trial Plan for a Regeneron Additional Trial.
1.137    “Regeneron Background Patent Rights” shall mean the Regeneron Patent Rights that are not Regeneron Product Patent Rights.
1.138    “Regeneron Intellectual Property” shall mean the Regeneron Patent Rights and the Regeneron Know-How.
1.139    “Regeneron Know-How” shall mean all Know-How that is Controlled as of the Effective Date and at any time during the Term by Regeneron or any of its Affiliates (other than the Joint Inventions and other than by operation of the license and other grants in ARTICLE XII) and relates to the Product and is necessary or reasonably useful for the Development or Commercialization of the Product in the Field, excluding any Joint Inventions and any Know-How that is claimed by the issued Regeneron Background Patent Rights, Regeneron Manufacturing Patents or Regeneron Product Patent Rights. For clarity, Regeneron Know-How shall include Product Information, [**********].
1.140    “Regeneron Manufacturing Patents” shall mean those Patents Controlled as of the Effective Date or hereafter during the Term by Regeneron or any of its Affiliates that include at least one (1) Valid Claim that, absent a license from Regeneron or any of its Affiliates, would be infringed (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue) by either the Manufacture of the Product (or any component or intermediate thereof) or the Development or Commercialization of the Product (or any component or intermediate thereof) so Manufactured; provided that [**********].

1.141    “Regeneron Patent Rights” shall mean those Patents Controlled as of the Effective Date or hereafter during the Term by Regeneron or any of its Affiliates (other than by operation of the license in ARTICLE XII and other than the Joint Patent Rights and the Regeneron Manufacturing Patents) that include at least one (1) Valid Claim that, absent a license from Regeneron or any of its Affiliates, would be infringed (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue) by the use, sale or offer for sale (including Commercialization), or import of the Product in the Field in the Territory by Teva, including any Patent that claims any Product Information or Product Invention but excluding any Regeneron Manufacturing Patents.
1.142    “Regeneron Product Patent Rights” shall mean Regeneron Patent Rights that claim the composition of matter of, or a pharmaceutical preparation that includes as its sole active ingredient, any Competing Product (including the Product), or any method of use of any Competing Product (including the Product), including any Regeneron Patent Right that claims any Product Information or Product Invention. Schedule 1.142 lists all of the Regeneron Product Patent Rights in existence as of the Effective Date.
1.143    “Regeneron Target Healthcare Prescribers” shall mean Healthcare Prescribers primarily practicing in [**********].
1.144    “Region” shall mean (a) the United States, and (b) such countries or group of countries in the Ex-U.S. Territory as determined by the JCC.
1.145    “Registration Filing” shall mean the submission to the relevant Regulatory Authority of an appropriate application seeking any Approval, and shall include, any testing, marketing authorization application, supplementary application or variation thereof, IND, BLA, or any equivalent applications in any country.
1.146    “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity anywhere in the world with authority over the Development, Manufacture or Commercialization of the Product in the Field under this Agreement. The term “Regulatory Authority” includes the FDA and the EMA.
1.147    “Reporting Country/Region” shall mean (a) each Major Market Country, and (b) each other country or Region as determined by the JCC pursuant to Section 3.5.
1.148    [**********].
1.149    [**********].

1.150    “Selected Combination Therapy” shall mean a Proposed Combination Therapy that is the subject of a Development Proposal selected by the JSC pursuant to Section 5.4(a) for Development under the Global Development Plan or an [**********] for which the Product receives Marketing Approval in the United States or has otherwise been added under the Global Development Plan in accordance with this Agreement.
1.151    “Selected Global Indication” shall mean a Proposed New Indication that is the subject of a Development Proposal selected by the JSC pursuant to Section 5.4(a) for Development under the Global Development Plan or an [**********] for which the Product receives Marketing Approval in the United States or has otherwise been added under the Global Development Plan in accordance with this Agreement.
1.152    “Sensitive Information” shall mean [**********].
1.153    “Set Indication” shall mean an Initial Indication or Selected Global Indication.
1.154    “Shared Commercial Expenses” shall mean the sum of the following items incurred by a Party or its Affiliates, in each case to the extent directly attributable to Commercialization of the Product in the Field in the United States:
(a)    Regeneron shall be permitted to take an allowance of [**********] of Net Sales in the Field in the United States to cover the cost of distribution, freight, insurance and warehousing, related to the sale of the Product in the Field in the United States, to the extent such costs are not included in the Manufacturing Costs, Development Supply Costs or Commercial Supply Costs, less any amount deducted from Net Sales pursuant to clause (c) or (d) of the definition of Net Sales;
(b)    bad debt incurred by Regeneron and its Affiliates attributable to the Product in the Field sold in the United States;
(c)    Field Force Cost in accordance with the approved U.S. Commercialization Plan;
(d)    Out-of-Pocket Costs related to (i) the marketing, advertising or promotion of the Product in the Field in the United States (including pricing activities, commercial pharmacovigilance, educational expenses, advocate development programs and symposia, Promotional Materials, patient support programs (including charitable contributions), direct to consumer campaigns and, except as otherwise set forth in Section 6.7, contract personnel, including any Contract Sales Force), (ii) market research for the Product in the Field in the United States or (iii) the preparation of training and communication materials for the Product in the Field in the

United States, in each case ((i), (ii) and (iii)), in accordance with the approved U.S. Commercialization Plan;
(e)    a portion of Out-of-Pocket Costs agreed upon by the Parties related to the marketing, advertising and promotion of the Product in the Field in the United States (including educational expenses, advocate development programs and symposia, and Promotional Materials) to the extent such marketing, advertising and promotion relate to both the Product and other products developed or commercialized by a Party or its Affiliates in accordance with the approved U.S. Commercialization Plan;
(f)    Out-of-Pocket Costs related to Non-Approval Trials, medical affairs activities, or health economic outcomes research for the Product in the Field in the United States, including, the Out-of-Pocket Cost of clinical research organizations, investigator and expert fees, lab fees and scientific service fees, the Out-of-Pocket Cost of shipping clinical supplies to centers or disposal of clinical supplies, in each case, in accordance with the approved U.S. Commercialization Plan and to the extent not included in Commercial Supply Cost;
(g)    Out-of-Pocket Costs related to the maintenance of all Approvals directly related to the Commercialization of the Product in the Field in the United States;
(h)    Non-Field Force Commercial FTE Costs in accordance with the approved U.S. Commercialization Plan;
(i)    [**********] of the Global Commercialization Costs;
(j)    Out-of-Pocket Costs for purchasing, or the Manufacture Cost for, Product samples or Product used in any bridging program;
(k)    Out-of-Pocket Costs related to regulatory affairs activities, other than activities to secure Registration Filing for Set Indications (or Selected Combination Therapies) and line extensions for the Product in the United States;
(l)    that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that Regeneron or its Affiliate, as applicable, allocates to sales of the Product in accordance with Regeneron’s or its Affiliate’s standard policies and procedures consistently applied across its products, as applicable; and
(m)    any other costs or expenses directly related to the Commercialization of the Product in accordance with the approved U.S. Commercialization Plan and not included in clauses (a) through (l) above other than the Ex-U.S. Territory Global Commercialization Costs;

in the case of [**********] solely to the extent incurred after First Commercial Sale in the United States. For clarity, the items set forth in the case of [**********] may be incurred at any time during the Term.
The foregoing shall not include any costs that have been included in Development Costs, [**********], Global Development Costs, Ex-U.S. Territory Development Costs, Other Shared Expenses or Ex-U.S. Territory Global Commercialization Costs. [**********].
1.155    “Shares of Then Outstanding Capital Stock” shall mean, at any time, the issued and outstanding shares of Common Stock and Class A Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, reclassification or similar transaction relating to Common Stock or Class A Stock distributable, on a pro rata basis, to all holders of Common Stock and Class A Stock.
1.156    “Target Healthcare Prescribers” shall mean, in the case of Regeneron, the Regeneron Target Healthcare Prescribers, and in the case of Teva, the Teva Target Healthcare Prescribers.
1.157    “Territory” shall mean all the countries and territories of the world other than the Excluded Territory.
1.158    “Teva Additional Trial” shall mean an Additional Trial for which Teva is the Conducting Party.
1.159    “Teva Additional Trial Plan” shall mean the Additional Trial Plan for a Teva Additional Trial.
1.160    “Teva Background Know-How” shall mean all Know-How that is Controlled as of the Effective Date and at any time during the Term by Teva or its Affiliates (other than the Teva Sole Inventions and Joint Inventions) and relates to the Product and is necessary or reasonably useful for the Development, Manufacture or Commercialization of the Product in the Field, excluding Know-How that is claimed by issued Teva Sole Patent Rights, Teva Background Patent Rights or Joint Patent Rights.
1.161    “Teva Background Patent Rights” shall mean (a) those Patents Controlled as of the Effective Date or hereafter during the Term by Teva or any of its Affiliates (other than the Teva Sole Patent Rights or Joint Patent Rights) that include at least one (1) Valid Claim that, absent a license from Teva or any of its Affiliates, would be infringed (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue) by the development (including Development), manufacture (including Manufacture), use, sale or offer for sale (including Commercialization), or import of the Product in the Field by Regeneron and (b) any

Teva Sole Patent Right converted to a Teva Background Patent Right by Regeneron pursuant to Section 12.1(i).
1.162    “Teva Target Healthcare Prescribers” shall mean Healthcare Prescribers primarily practicing in [**********].
1.163    “Third Party” shall mean any Person other than Teva or Regeneron or any Affiliate of either Party.
1.164    “United States,” “US” or “U.S.” shall mean the United States of America (including its territories and possessions) and Puerto Rico.
1.165    “U.S. Commercialization Budget” shall mean the budget(s) for a particular Calendar Year [**********] developed by the JCC and submitted to and approved by the JSC.
1.166    “U.S. Commercialization Plan” shall mean the [**********] rolling plan developed by the JCC and submitted to and approved by the JSC for Commercializing the Product in the U.S., including the related U.S. Commercialization Budget, as each may be amended from time-to-time in accordance with the terms of this Agreement. Without limitation, the U.S. Commercialization Plan shall set forth for the Product, the information, plans and forecasts set forth in Section 6.2(a).
1.167    “U.S. CPI” shall mean the Consumer Price Index – All Urban Consumers published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index).
1.168    “Valid Claim” shall mean (a) a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) that has not been held unpatentable, invalid or unenforceable in a final decision of a court or other Governmental Authority of competent jurisdiction from which no appeal may be or has been taken, and that has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a Patent application.
1.169    “VAT” shall mean VAT, sales taxes, consumption taxes and other similar taxes required by applicable Law to be disclosed on the invoice.
1.170    Additional Definitions. Each of the following definitions is set forth in the Sections (or Schedules) of this Agreement indicated below:

DEFINITION	SECTION/SCHEDULE
ACP Proposal Acquired Competing Product Election Period	2.6(b)(i) 2.6(b)(ii)
Acquired Competing Product Negotiation Period Acquired Competing Product Notice	2.6(b)(iii) 2.6(b)(ii)
Acquiring Party Additional CSF Member	2.6(b)(i) 6.7
Additional Trial	5.4(a)
[**********]	[**********]
Agreement	Preamble
Alliance Manager	3.12
Annual Inventory Report	9.9(d)
Anti-Corruption Laws AT Combination Therapy AT Indication	15.8(a) 5.4(a) 5.4(a)
Biosimilar Infringement	13.1(a)
Board .	20.15(a)(ii)
Budget Cap Overage	3.11(b)(ii)(B)
[**********]	[**********]
[**********]	[**********]
Co-Promote Commitment Level Co-Promote FTE Shortfall	6.4(b) 6.7
Collaboration	Preamble
Collaboration Purpose	3.1(b)
Commercial Quality Agreement	8.6
Commercial Supply Agreement	8.5
Commercialization Overruns	9.8(b)
Conducting Party	5.4(a)
Controlling Parent	Definition of “Change of Control”
CRCC	3.5
Damages	17.1(a)
Default Interest Rate	9.14
Development Milestone Event	9.3(a)
Development Milestone Payment	9.3(a)
Development Overruns Development Proposal	9.8(a) 5.4(a)
Development Quality Agreement	8.6
Development Supply Agreement [**********]	8.3 [**********]
Effective Date	Preamble
Enforcing Party	13.1(d)
[**********]	[**********]

DEFINITION	SECTION/SCHEDULE
Expert	19.2(b)
Expert Determination	19.2(b)
[**********]	[**********]
Ex-U.S. Territory Development Activities	Definition of “Ex-U.S. Territory Development Plan”
Ex-U.S. Territory Development Costs	9.2(b)
[**********]	[**********]
[**********]	[**********]
Ex-U.S. Territory Marketing Guidelines	3.4(b)(ix)
Field Force Personnel	Definition of “Field Force Cost”
Financial Dispute	3.11(c)
First Party	13.1(b)
First Submission	19.2(b)
Force Majeure	ARTICLE XVIII
Fully Burdened Manufacturing Cost	Schedule 2
Global Commercialization Activities	6.2(a)(xiv)
Global Development Costs	9.2(a)
Global Development Cost True-Up	Schedule 3
Governance Disputes	10.2
Granting Party	12.4(c)
[**********]	[**********]
Indemnified Party	17.2
Indemnifying Party	17.2
Infringement	13.1(a)
Initial Purchase Price	9.6(a)
Investor	20.15(a)
Invoiced Sales	Definition of “Net Sales”
JSC	3.1(a)
JCC	3.1(a)
JDC	3.1(a)
JFC JPSC	3.1(a) 3.1(a)
Joint Inventions	12.1(b)
knowledge	15.1
[**********]	[**********]
[**********]	[**********]
Manufacturing Cost Manufacturing Process Improvements Mice	Schedule 2 8.7 2.6(a)(i)
Mitsubishi Modified Clause	Definition of “Mitsubishi Agreement” 20.6(a)

DEFINITION	SECTION/SCHEDULE
[**********]	[**********]
Non-Acquiring Party	2.6(b)(i)
Non-Enforcing Party	13.1(d)
Non-Scheduled Other Indication	9.3(b)(ii)
Offeror	20.15(a)(iii)
Officials Other Shared Expenses True-Up	15.8(b) Schedule 3
Party(ies) Parent CEO	Preamble 13.3(b)(2)
[**********]	[**********]
Payment	15.8(b)
Permitted Commercialization Overrun	9.8(b)
Permitted Development Overrun	9.8(a)
[**********]	[**********]
Pricing Guidelines Product Inventions	3.2(b)(x) 12.1(d)
Product Patent Rights Proposed Combination Therapy Proposed New Indication	12.1(d) 5.4(a) 5.4(a)
Purchase Price	9.6
Purchase Price Adjustments	9.6(c)
Purchase Price Adjustment A	9.6(b)
Purchase Price Adjustment B	9.6(c)
[**********]	[**********]
Quarterly Inventory Report	9.9(d)
Quarterly True-Up Quarterly True-Up Report	Schedule 3 9.9(h)
Redacted Agreement	16.4
Referring Party	19.2(b)
Regeneron	Preamble
Regeneron Indemnitees	17.1(a)
Regeneron Sole Inventions	12.1(a)
Registration Meetings	7.1(a)
Representatives	15.8(b)
Responding Party	19.2(b)
Response	19.2(b)
Safety Data Exchange Agreement	7.4
[**********]	[**********]
Shared Commercial Expenses True-Up	Schedule 3
Shared Facility	Schedule 2
Shortfall Party	6.7
Sole Inventions	12.1(a)

DEFINITION	SECTION/SCHEDULE
Standstill Term	20.15(a)
Sublicensee	12.4(c)
Sublicense Agreement	12.4(c)
[**********]	[**********]
[**********]	[**********]
Term Termination Dispute Termination Notice Period	19.1(a) 19.2(b) 19.5
Territory Marketing Guidelines	3.4(b)(x)
Teva	Preamble
Teva Indemnitees	17.1(b)
[**********]	[**********]
Teva Sole Inventions Teva Sole Patent Rights	12.1(a) 12.1(a)
Third Party Acquisition	2.6(b)(i)
Third Party Claim	17.1(a)
Third Party Infringement Claim	13.3(a)
Third Party Patent [**********]	13.3(c)(i) [**********]
True-Up	Schedule 3
Unresolved Matter	3.11(b)
USDTA	16.1(a)
U.S. Gross Profit U.S. Gross Profit Split [**********]	Schedule 3 Schedule 3 [**********]
U.S. Marketing Guidelines	3.4(b)(viii)
Working Group	3.1(a)

ARTICLE II
COLLABORATION
2.1    Scope of Collaboration. Upon and subject to terms and conditions of this Agreement, the Parties will cooperate in good faith to Develop and Commercialize the Product in the Field in the Territory in such a manner so as to optimize the commercial potential of the Product. The Parties shall establish various Committees as set forth in ARTICLE III of this Agreement to oversee and coordinate the Development and Commercialization of the Product in the Field in the Territory, and each Party shall, subject to the terms and conditions set forth in ARTICLE XVI, provide (or cause its Affiliates to provide) to any relevant Committee any necessary Product Information and such other information and materials as reasonably requested by the other Party or as may be reasonably required for the Parties to operate effectively and efficiently under and in accordance with the terms and conditions of this Agreement; [**********].
2.2    Compliance With Law. Both Teva and Regeneron, and their respective Affiliates, shall perform their obligations under this Agreement in accordance with applicable Law. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement that violates, or that it believes, in good faith, may violate, any applicable Law.
2.3    Further Assurances and Transaction Approvals. Upon the terms and subject to the conditions hereof, each of the Parties will use Commercially Reasonable Efforts to (a) take, or cause to be taken, all actions necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (c) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required to be made under applicable Laws. The Parties will cooperate with each other in connection with the making of all such filings. Each Party will furnish all information in its possession and control (or in its control and accessible by it consistent with its regular business practices) required for any filing to be made pursuant to the rules and regulations of any applicable Laws in connection with the transactions contemplated by this Agreement; [**********].
2.4    Compliance with Third Party Agreements. Each Party agrees to comply with the obligations set forth in (a) the Licenses to which it is a party and to notify the other Party of any terms or conditions in any such License with which such other Party is required to comply as a licensee or sublicensee, as the case may be, and (b) any other material agreement, including any sublicense under a License referenced in subsection (a) above, to which it is a party and that is related to the Collaboration, including any obligations to pay royalties, fees or other amounts due thereunder. Without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, neither Party may terminate or amend any License or any other material agreement entered into pursuant to a Plan or an Additional Trial Plan if such termination or amendment would impose any material liability or restriction on either Party with respect to the Development or Commercialization of the Product in the Field in the Territory. With respect to each License entered into by a Party or its Affiliate hereunder [**********].
2.5    Commercially Reasonable Efforts; Plans. Subject to the terms of this Agreement, each Party (and its Affiliates) shall use Commercially Reasonable Efforts to fulfill all responsibilities assigned to it under this Agreement and any then-applicable Plans. The Parties shall undertake all Development and Commercialization activities under this Agreement solely in accordance with the approved Plans, which may be amended from time to time as circumstances may require, each in accordance with this Agreement.
2.6    Limitation on Exercise of Rights Outside of Collaboration.
(a)    Non-Compete. Except as otherwise set forth in this Agreement:
(i)    During the Term, subject to Section 2.6(b) or Section 2.6(c), as applicable, neither Regeneron nor any of its Affiliates or its or their Distributor/Commercial Partners, either alone, or with or through any Third Party (including by way of any assignment, license, covenant or other transaction regarding intellectual property rights, or by any manufacture or supply of any materials), shall [**********]. For the avoidance of doubt, [**********], the foregoing restriction shall not limit Regeneron’s rights outside of the Territory, including its rights to Develop and Manufacture the Product inside the Territory for commercialization or other exploitation outside the Territory. [**********].
(ii)    Subject to Section 2.6(b), during the Term and, unless this Agreement is terminated by Teva pursuant to Section 19.2 or Section 19.3, continuing thereafter for a period of [**********], neither Teva nor any of its Affiliates or its or their Distributor/Commercial Partners, either alone, or with or through any Third Party (including by way of any assignment, license, covenant or other transaction regarding intellectual property rights, or by any manufacture or supply of any materials), shall [**********].
(b)    Third Party Acquisitions.
(i)    Notwithstanding Section 2.6(a), if as the result of an acquisition (including a Change of Control), (A) by a Third Party of, or (B) of a Third Party or a business or division of a Third Party by (each such acquisition ((A) or (B)), a “Third Party Acquisition”), a Party or one or more of its Affiliates (the “Acquiring Party”), the Acquiring Party acquires rights to a product that is an Acquired Competing Product, the Acquiring Party shall at its option (but is not required to), within [**********] after the closing of such Third Party Acquisition, present a proposal (an “ACP Proposal”) to the other Party (the “Non-Acquiring Party”) to include such Acquired Competing Product in the Collaboration based on the terms of this Agreement. As part of any such ACP Proposal, the Acquiring Party shall provide the Non-Acquiring Party with all information with respect to such Acquired Competing Product reasonably available to the Acquiring Party and material to a decision by the Non-Acquiring Party as to whether to approve the inclusion of such Acquired Competing Product in the Collaboration, and to the extent in the Acquiring Party’s possession and control (or in the Acquiring Party’s control and accessible by the Acquiring Party consistent with the Acquiring Party’s regular business practices), any such information reasonably requested by the Non-Acquiring Party.
(ii)     The Non-Acquiring Party may, on or before the date that is [**********] after the receipt of such ACP Proposal (such [**********] period, the “Acquired Competing Product Election Period”), notify the Acquiring Party in writing (such notice, the “Acquired Competing Product Notice”) that the Non-Acquiring Party elects to negotiate in good faith with the Acquiring Party the terms and conditions pursuant to which such Acquired Competing Product would be included in the Collaboration, including, any intellectual property thereto.
(iii)    If the Non-Acquiring Party delivers an Acquired Competing Product Notice prior to the end of the Acquired Competing Product Election Period, then the Parties shall, for a period of [**********] or such longer period as the Parties may agree after the Non-Acquiring Party delivers the Acquired Competing Product Notice (such period, the “Acquired Competing Product Negotiation Period”), negotiate in good faith the terms and conditions pursuant to which such Acquired Competing Product would be included in the Collaboration. If the Parties agree on such terms and conditions prior to the end of the Acquired Competing Product Negotiation Period, then upon such agreement, the Acquired Competing Product shall be included in the Collaboration pursuant to such agreed terms and conditions.
(iv)    If (A) the Acquiring Party does not deliver an ACP Proposal to the Non-Acquiring Party within [**********] after the closing of the applicable Third Party Acquisition, (B) the Non-Acquiring Party does not deliver an Acquired Competing Product Notice prior to the end of the Acquired Competing Product Election Period or (C) if the Non-Acquiring Party delivers an Acquired Competing Product Notice prior to the end of the Acquired Competing Product Election Period but the Parties are unable to reach agreement on the applicable terms and conditions prior to the end of the Acquired Competing Product Negotiation Period, then the Acquiring Party shall either [**********].
(v)    The Acquiring Party shall conduct any research, development or commercialization of any Acquired Competing Product permitted under this Section 2.6(b) subject to appropriate firewall procedures to segregate such activities (and the personnel conducting such activities) from the activities performed by or on behalf of the Acquiring Party pursuant to this Agreement to ensure that no Product Information, Party Information of the Non-Acquiring Party and no other information generated under or in connection with this Agreement is used in connection with such Acquired Competing Product activities.
(c)    [**********].
2.7    Combination Products. The Parties acknowledge and agree that if the Parties desire to include a Combination Product in the Collaboration, then the Parties shall use good faith efforts to negotiate appropriate amendments to this Agreement to include such Combination Product as a Product hereunder, and if the Parties are unable to agree to such amendments, then such Combination Product shall not be included in this Agreement, and for clarity, shall be subject to Section 2.6.
2.8    Other Negative Covenants. During the Term and, unless this Agreement is terminated by Teva pursuant to Section 19.2 or Section 19.3, continuing thereafter for a period of [**********], neither Teva nor any of its Affiliates or its or their Distributor/Commercial Partners, either alone, or with or through any Third Party (including by way of any assignment, license, covenant or other transaction regarding intellectual property rights, or by any manufacture or supply of any materials), shall, anywhere in the world, [**********], without Regeneron’s prior written consent.
ARTICLE III
INFORMATION EXCHANGE AND UPDATES; MANAGEMENT
3.1    Committees and Management.
(a)    The Parties agree to establish, as provided and for the purposes specified herein, each of the following committees: a Joint Steering Committee (the “JSC”), a Joint Development Committee (“JDC”), a Joint Commercialization Committee (the “JCC”), CRCCs to the extent provided in Section 3.5, a Joint Finance Committee (the “JFC”), a Joint Product Supply Committee (the “JPSC”), and such other sub-committees as the JSC shall deem to be appropriate. The JSC, JDC, JFC, JPSC and the JCC shall be established within [**********] after the Effective Date and the JCC shall establish the CRCCs as provided in Section 3.5. The roles and responsibilities of each Committee are set forth in this Agreement (or as may be determined by the JSC for Committees established in the future and not described herein) and may be further designated by the JSC. From time to time, each Committee may establish working groups (each, a “Working Group”) to oversee particular projects or activities, and each such Working Group shall be constituted and shall operate as the Committee that establishes the Working Group determines. Subject to the terms of this ARTICLE III, (i) any one or more Committees established pursuant to this Agreement may have the same members appointed by each Party, and such members may meet to simultaneously discuss matters within the jurisdiction of such Committees, and (ii) a Party may appoint a member of one Committee to one or more other Committees notwithstanding whether the other Party appoints the same members to any such Committees.
(b)    Each of the Committees and the Executive Officers shall exercise its decision-making authority hereunder in good faith and in a commercially reasonable manner for the purpose of optimizing the commercial potential the Product in the Field in the Territory consistent with Commercially Reasonable Efforts (the “Collaboration Purpose”). The Parties acknowledge and agree that none of the Committees or the Executive Officers shall have the power to amend any of the terms or conditions of this Agreement, other than by mutual agreement of the Parties as set forth in Section 20.5.
3.2    Joint Steering Committee.
(a)    Formation, Composition and Membership. The JSC shall have overall responsibility for the oversight of the Collaboration. The purpose of the JSC shall be (i) to review and approve the overall strategy for an integrated Development program for the Product in the Territory; (ii) to review the efforts of the Parties in performing their responsibilities under the Plans and (iii) to oversee the Committees and resolve matters pursuant to the provisions of Section 3.11 on which such Committees are unable to reach consensus. The JSC shall be composed of three (3) senior representatives of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
(b)    Specific Responsibilities. In addition to its overall responsibility for overseeing the Collaboration, the JSC shall in particular (i) annually review and approve the Development Plans and Commercialization Plans; (ii) at least semi-annually review the efforts of the Parties in performing their respective Development and Commercialization activities under the then-effective Plans; (iii) reconcile any inconsistencies between or among any of the U.S. Commercialization Plan, the Ex-U.S. Territory Commercialization Plan, and the Country/Region Commercialization Plan(s) for the Product; (iv) attempt in good faith to resolve any disputes referred to it by any of the Committees and provide a single-point of communication for seeking consensus regarding key global strategy, Plan and budget issues; (v) review and discuss the results and data from any Additional Trial; (vi) approve Licenses or other agreements to acquire rights from a Third Party that are necessary or reasonably useful for the Development, Manufacture or Commercialization of the Product in the Field under this Agreement; (vii) subject to Section 3.1

(b), review and discuss the roles and responsibilities of the Committees and Working Groups and any proposals of the Parties or any such Committees or Working Groups related thereto, and establish Committees, Working Groups and sub-committees of the JSC, as the JSC deems appropriate; (viii) approve the Anticipated First Commercial Sale in the U.S.; (ix) review and approve any Ex-U.S. Territory Product Changes; (x) discuss and approve the general pricing strategy (including discounts, rebates and other price reductions) for the Product in each country in the Territory (“Pricing Guidelines”) and the Detailing Percentage; (xi) discuss manufacturing and supply plans for the Product and delivery schedules; (xii) undertake the specific responsibilities set forth in ARTICLE IX; (xiii) resolve disputes concerning publication of Product Information (other than Legal Disputes [**********] (xiv) determine whether to designate any additional countries as Major Market Countries; (xv) allocate the supply of Finished Product in the Territory as provided in Section 8.8(c); (xvi) review and approve any increases to the Global Development Cap pursuant to Section 5.3(d)(i); (xvii) approve the methodology for determining whether a sales representative Details the Product in the primary, secondary or tertiary position; and (xviii) consider and act upon such other matters as are specifically assigned to the JSC under this Agreement or otherwise agreed by the Parties.
3.3    Joint Development Committee.
(a)    Composition and Purpose. The purpose of the JDC shall be (i) to advise the JSC on the strategy for the Development of the Product in the Field in the Territory; (ii) to review and implement the Initial Global Development Plan, and to develop (or oversee the development of), review and annually amend and present to the JSC for approval amendments to the Initial Global Development Plan, any Ex-U.S. Territory Development Plan and any amendments thereto (and related Development Budgets) for the Product; and (iii) to oversee the implementation of the Development Plans and the Development operational aspects of the Collaboration. The JDC shall be composed of three (3) senior executives of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives). The JDC will have two (2) co-chairpersons, one designated by each of Regeneron and Teva.
(b)    Specific Responsibilities. In particular, the JDC shall be responsible for the following activities with respect to the Product:
(i)    advising the JSC on the overall Development strategy for the Product in the Field in the Territory;
(ii)    developing (or overseeing the development of), and updating at least annually, the Development Plans (and related Development Budgets) for the Product in the Field in the Territory, for final approval by the JSC;

(iii)    reviewing and overseeing the implementation of, and compliance with, the Development Plans (including the Development Budgets) for the Product in the Field in the Territory;
(iv)    evaluating whether the Parties should Develop the Product for additional Indications in the Field in the Territory;
(v)    overseeing clinical and regulatory matters pertaining to the Product in the Field arising from the Plans, and reviewing and approving protocols (including amendments thereto), statistical analysis plans, clinical trial plans (in terms of designs, endpoints, scales, sample sizes, study arms, doses, and duration), clinical methodology and monitoring requirements for clinical trials of the Product in the Field as contemplated under the Development Plans and for Non-Approval Trials;
(vi)    reviewing results and data from ongoing clinical trials under a Development Plan, including ongoing enrollment and budgetary issues and ongoing safety, both protocol-specific and across the Development Plans;
(vii)    reviewing (in coordination with the JCC) and approving the Company Core Data Sheet for the Product, and any changes thereto, and reviewing (in coordination with the JCC) and approving product labeling with respect to the Product in the Field in the Territory that deviates from the Company Core Data Sheet in accordance with Section 7.9;
(viii)    facilitating an exchange between the Parties of data, information, material and results relating to the Development of the Product in the Field in the Territory [**********];
(ix)    formulating a life-cycle management strategy for the Product in the Field in the Territory;
(x)    establishing a regulatory Working Group responsible for overseeing, monitoring and coordinating the submission of Registration Filings in countries in the Territory, including coordinating material communications, filings and correspondence with Regulatory Authorities in the Territory in connection with the Product in the Field [**********];
(xi)    developing forecasts for Development Supply Requirements for the Territory;

(xii)    reviewing (in coordination with the JCC) and approving the Common Technical Document, and any changes thereto, and any proposed submission of any Registration Filing in the Territory that does not conform to the Common Technical Document;
(xiii)    reviewing and discussing strategies with respect to medical affairs for the Product to the extent not prohibited by applicable Law, including Non-Approval Trials, post-approval studies, educational materials and medical inquiries; and
(xiv)    considering and acting upon such other matters as specifically assigned to the JDC under this Agreement or by the JSC.
3.4    Joint Commercialization Committee.
(a)    Composition and Purpose. The purpose of the JCC shall be to develop and oversee the strategy for the Commercialization of the Product in the Field in the Territory, and to oversee the implementation of the Commercialization Plans and the Commercialization operational aspects of the Collaboration on a country-by-country basis in the Territory. The JCC shall be composed of at least two (2) senior executives of each Party having expertise and authority with respect to commercialization of products; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
(b)    JCC Responsibilities. In particular, the JCC shall be responsible for the following activities, which shall in each case be consistent with the applicable Commercialization Plans:
(i)    developing and proposing to the JSC the strategy for the Commercialization of the Product in the Field in the Territory;
(ii)    establishing the Regions and Reporting Country/Regions and establishing a Country/Region Commercialization Committee for each such Reporting Country/Region pursuant to Section 3.5;
(iii)    developing (or overseeing the development of) and updating no less frequently than once per Calendar Year, the U.S. Commercialization Plan and related U.S. Commercialization Budget for final approval by the JSC;
(iv)    commencing no later than [**********] prior to the Anticipated First Commercial Sale anywhere in the Ex-U.S. Territory (or commencing as soon as reasonably practicable following the JSC’s determination of the Anticipated First Commercial Sale in the event such determination is made within [**********] of the Anticipated First Commercial Sale), (A) developing (or overseeing the development of) and updating no less frequently than once per Calendar Year, the Ex-U.S. Territory Commercialization Plan and related Ex-U.S. Territory Commercialization Budget for final approval by the JSC; and (B) establishing, to the extent provided in Section 3.5, Country/Region Commercialization Committees to review and revise, and provide to the JSC for approval, Country/Region Commercialization Plans (and related Country/Region Commercialization Budgets) and any amendments thereto and carry out the other activities described in Section 3.5;
(v)     defining target groups to be covered by overall marketing efforts in the applicable country, including key opinion leaders, physician groups, hospitals and regional buying groups, managed care organizations and governmental and government-affiliate buyers;
(vi)    establishing the trade dress for the Product, consistent with the guidelines established by the JCC, in the applicable Major Market Country;
(vii)    developing forecasts for Commercial Supply Requirements for the United States, and if applicable under the Commercial Supply Agreement, the Ex-U.S. Territory;
(viii)    for the Product in the U.S., developing and updating, as necessary, the promotional guidelines for branding, positioning, core messages and Promotional Material messages and guidelines for determining the percentage of sales force compensation linked to sales of the Product in the U.S. (collectively, the items referred to in this paragraph (viii) shall be referred to as the “U.S. Marketing Guidelines”) as part of the U.S. Commercialization Plan;
(ix)    for the Product, on a country-by-country basis for the Major Market Countries in the Ex-U.S. Territory, developing and updating, as necessary, the Ex-U.S. Territory promotional guidelines for branding, positioning, core messages and Promotional Material messages and guidelines for determining the percentage of sales force compensation linked to sales of the Product in such country in the Ex-U.S. Territory (collectively, the items referred to in this paragraph (ix) shall be referred to as the “Ex-U.S. Territory Marketing Guidelines”) as part of the Ex-U.S. Territory Commercialization Plan;

(x)    for the Product in the Territory, developing and updating, as necessary, Territory-wide promotional guidelines for branding, positioning, core messages and Promotional Material messages (collectively, the items referred to in this paragraph (x) shall be referred to as the “Territory Marketing Guidelines”); provided that any inconsistency between the Ex-U.S. Territory Marketing Guidelines and the U.S. Marketing Guidelines shall be resolved in favor of the U.S. Marketing Guidelines and any inconsistency between the Ex-U.S. Territory Marketing Guidelines and the Territory Marketing Guidelines shall be resolved in favor of the Ex-U.S. Territory Marketing Guidelines;
(xi)    reviewing and overseeing compliance with the U.S. Commercialization Plan (including the related U.S. Commercialization Budget), Ex-U.S. Territory Commercialization Plan (including the related Ex-U.S. Territory Commercialization Budget), and each Country/Region Commercialization Plans for the Product, including ensuring that the country specific launch plans are consistent with the applicable Marketing Guidelines, and reviewing and validating latest annual estimates for the current Calendar Year compared to the U.S. Commercialization Budget, Ex-U.S. Territory Commercialization Budget, and Country/Region Commercialization Budgets;
(xii)    establishing the number and position of Details required to meet market and sales forecasts and their conversion into the equivalent number of FTEs for performance of such Details according to applicable weighting factors, based upon sales force and market practices on a country-by-country basis;
(xiii)     establishing the methodology for determining whether a sales representative Details the Product in the primary, secondary or tertiary position for approval by the JSC;
(xiv)    selecting the Product Trademark in accordance with Section 11.2 and giving guidance on trade dress for the Product;
(xv)    determining the launch date for the Product on a country-by-country basis in the Territory;
(xvi)    reviewing and recommending prices, discounts, rebate, reduction, chargeback and similar policies for the Product in the Major Market Countries and the European Union, which shall be consistent with the applicable Marketing Guidelines and Pricing Guidelines;

(xvii)    preparing short-term and long-term sales forecasts for the Product on a country-by-country basis for Major Market Countries and reviewing such forecasts for the remaining countries;
(xviii)    on a country-by-country basis in the Territory, (A) preparing a strategy for Non-Approval Trials, (B) overseeing the design of such trials, and (C) determining which such trials should be conducted, rejected or redesigned and whether any such trials should be referred to the JDC for consideration for inclusion in the applicable Development Plan;
(xix)    validating the contents, design and layout of packaging for the Product in the Field in the Territory;
(xx)    validating plans and policies regarding journal and other publications with respect to the Product in the Field in the Territory in concert with the JDC;
(xxi)    formulating a life-cycle management strategy for the Product in the Field in the Territory and evaluating new opportunities for new Indications;
(xxii)    discussing matters relating to the Parties’ respective Co-Promote Commitment Level with respect to the Product in the U.S.;
(xxiii)    reviewing (in coordination with the JDC) the Common Technical Document and Company Core Data Sheet for the Product, and any changes thereto, and reviewing (in coordination with the JDC) any product labeling with respect to the Product in the Field in the Territory that deviates from the Company Core Data Sheet in accordance with Section 7.9; and
(xxiv)    considering and acting upon such other matters as specifically assigned to the JCC under this Agreement or by the JSC or JDC.
3.5    Reporting Country/Regions; Country/Region Commercialization Committees. The JCC will establish the Regions and Reporting Country/Regions in the Ex-U.S. Territory, and for each Reporting Country/Region, as determined by the JCC, the JCC will establish one or more Country/Region Commercialization committees (each, a “Country/Region Commercialization Committee” or “CRCC”) as and when determined by the JCC. The Country/Region Commercialization Committees will be responsible for reviewing and revising the Country/Region Commercialization Plans (and related Country/Region Commercialization Budgets) prepared and submitted by Teva (with Regeneron’s meaningful participation and input) and any amendments thereto with respect to the applicable Reporting Countries/Region(s) and submitting the foregoing to the JCC. The Country/Region Commercialization Committees will also serve as a forum to consider and discuss and, if so empowered by the JCC, decide, in a more detailed and focused manner with respect to the applicable Reporting Countries/Region(s), and make suggestions or recommendations to the JCC with respect to, the matters referred to in Section 3.4, as applicable, including the implementation of decisions with respect thereto made by the JCC as contemplated by this Section 3.5.
3.6    Joint Finance Committee. The JFC shall be responsible for accounting, financial (including planning, reporting and controls) and funds flow matters related to the Collaboration and this Agreement, including (a) reviewing the Global Development Budget, Ex-U.S. Territory Development Budget, U.S. Commercialization Budget, Ex-U.S. Territory Commercialization Budget, each Country/Region Commercialization Budget and any budget contained within the Development Proposal under Section 5.3 and advising and consulting with the JDC, JPSC, JCC or JSC with respect to all such budgets as well as Development Overruns and Commercialization Overruns; provided, that the JFC shall not have any input regarding conduct or inclusion of any activities in any of the foregoing Plans, (b) discussing the reports delivered pursuant to Section 5.3(e), (c) determining whether to have an FTE rate that is different than the Development FTE Rate for contractors performing Development activities under this Agreement, in lieu of charging the activities of such contractors as Out-of-Pocket Costs; (d) determining whether to have a different Field Force FTE Rate for sales representatives that Detail different Healthcare Prescribers; (e) determining an appropriate separate indexed adjustment mechanism for adjusting any FTE Rate for personnel located outside the United States; (f) determining the applicable Field Force FTE Rate for each category of Field Force Personnel; (g) such specific responsibilities set forth in ARTICLE IX; (h) [**********]; and (i) considering and acting upon such other matters as specifically assigned to the JFC under this Agreement or by the JSC. The JFC also shall respond to inquiries from the JSC, the JDC, the JPSC and the JCC, as needed. The JFC shall be initially composed of two (2) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
3.7    Joint Product Supply Committee. Working with the JSC, JDC, JCC and JFC, as appropriate, the JPSC shall be responsible for overseeing certain matters relating to the supply of the Product for the United States and to Teva, its Affiliates or its or their Distributor/Commercial Partners in the Ex-U.S. Territory, including (a) Product supply forecasts, (b) safety stock requirements, (c) adoption of Manufacturing Process Improvements for the Product in the Territory, (d) the need for and implementation of recalls, market withdrawals or any other corrective actions related to the Product in the Territory, (e) reviewing contract manufacturing agreements for the Product [**********], (f) discussing any Ex-U.S. Territory Product Changes and (g) considering and acting upon any other matters specifically assigned to the JPSC by the JSC; [**********]. The JPSC shall be initially composed of two (2) senior executives, directors or general managers of each Party; provided that the total number of representatives may be changed upon mutual agreement of the Parties (so long as each Party has an equal number of representatives).
3.8    Membership. Each of the Committees shall be composed of an equal number of representatives appointed by each of Regeneron and Teva, with each representative having the requisite experience and seniority to enable such person to make decisions on behalf of such Party with respect to the issues falling within the jurisdiction of such Committee. Each Party may replace its Committee members upon written notice to the other Party; provided that such replacement has the foregoing requisite experience and seniority; and provided, further, that the Committee composition meets the requirements of this ARTICLE III. Each Committee will have two (2) co-chairpersons, one designated by each of Regeneron and Teva, and each co-chairperson shall be entitled to call meetings. The co-chairpersons shall coordinate activities, including with respect to the JSC, with their respective Alliance Manager (as contemplated by Section 3.12), to prepare and circulate an agenda in advance of each meeting and prepare and issue final minutes within [**********] thereafter.
3.9    Meetings. Each Committee shall hold meetings at such times as the Parties shall determine, but in no event less frequently than [**********] during the Term, commencing from and after the time such Committee is established as provided herein unless the co-chairpersons agree otherwise. All Committee meetings may be conducted by telephone, video-conference or in person as determined by mutual agreement of the co-chairpersons; provided that each Committee shall meet in person at least once each Calendar Year, unless the Parties mutually agree to meet by alternative means; provided further that, unless otherwise agreed by the Parties, the JDC shall meet at least [**********]. Unless otherwise agreed by the Parties, all in-person meetings of a Committee shall be held on an alternating basis between Regeneron’s facilities and Teva’s facilities. Further, in addition to the regularly scheduled quarterly meetings, a Committee shall meet upon the reasonable request of the co-chairpersons or either Party’s co-chairperson, as applicable. A reasonable number of other employees of a Party (including Alliance Managers) may attend any Committee meeting as non-voting observers, including in the case of the JDC, employees of each Party with expertise in the fields of clinical development; pharmacovigilance; biostatics; general clinical operations; regulatory operations; and medical affairs; provided that such additional employees are under obligations of confidentiality and non-use applicable to the confidential information of the other Party that are at least as stringent as those set forth in ARTICLE XVI. In addition, other representatives of each Party or of Third Parties involved in the Development or Commercialization of the Product in the Field may be invited by the mutual agreement of the Committee co-chairpersons to attend meetings of the Committees as nonvoting participants; provided that such other representatives are under obligations of confidentiality and non-use applicable to the confidential information of the other Party that are at least as stringent as those set forth in ARTICLE XVI. Each Party shall be responsible for all of its own expenses of participating in the Committees. Either Party’s representatives on a Committee may call a special meeting of the applicable Committee upon at least [**********] prior written notice, except that emergency meetings may be called with at least [**********] prior written notice. Any alternative agreement of the Parties or the applicable co-chairpersons with respect to Committee meetings under this Section 3.9 shall be in writing.
3.10    Decision-Making; Authority. The Committees shall operate by consensus. The representatives of each Party shall have collectively one (1) vote on behalf of such Party; provided that no such vote taken at a meeting shall be valid unless a representative of each Party is present and participating in the vote. The Committees shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on such Committee are given due consideration.
3.11    Resolution of Committee Matters.
(a)    Generally. The Parties shall cause their respective representatives on the Committees to use their Commercially Reasonable Efforts to resolve all matters presented to them as expeditiously as possible; provided that, in the case of any matter that cannot be resolved by the JDC, the JCC, the JFC, any CRCC, or other relevant Committee established hereunder, at the written request of either Party, such matter shall promptly, and in any event within [**********] (or [**********] in the event of an urgent matter) after such request, be referred to the JSC with a written request for resolution.
(b)    Unresolved Matters. The JSC shall review and discuss the matters before it in good faith such that the perspectives of each Party’s representatives on the JSC are given due consideration. In the event that the JSC is, after a period of [**********] from the date a matter is submitted in writing to it for resolution pursuant to Section 3.11(a), unable to make a decision due to a lack of consensus between the representatives of Regeneron on such Committee, on the one hand, and of Teva, on the other hand (any such matter, an “Unresolved Matter”), then either Party may require that the matter be submitted to the Executive Officers for a joint decision. In such event, either Party may, in a written notice to the other Party, formally request that the dispute be resolved by the Executive Officers, specifying the nature of the dispute with sufficient specificity to permit adequate consideration by such Executive Officers. If the Executive Officers are not able to resolve any Unresolved Matter pertaining to [**********], such dispute shall be a “Legal Dispute” and resolved in accordance with Section 10.3. The Executive Officers shall diligently and in good faith, attempt to resolve the referred dispute within [**********] (or, in the case of a Legal Dispute, [**********] of receiving such written notification, failing which, unless such matter is a Financial Dispute (in which case it shall be resolved in accordance with Section

3.11(c) and Section 10.4) or a Termination Dispute (in which case it shall be resolved in accordance with Section 19.2(b)) or a Legal Dispute (in which case it shall be resolved in accordance with Section 10.3), either Regeneron’s Executive Officer or Teva’s Executive Officer shall, except as otherwise expressly set forth in this Agreement, have final decision-making authority with respect to such Unresolved Matter as follows:
(i)    The Executive Officer of Regeneron shall have final decision-making authority with respect to Unresolved Matters pertaining to [**********]
(ii)    Except as otherwise provided in Section 19.5, the Executive Officer of Teva shall have final decision-making authority with respect to Unresolved Matters pertaining to[**********];
provided that:
(A)    in no event may Teva exercise its final decision-making authority in a manner that [**********];
(B)    in no event may Regeneron exercise its final decision-making authority to [**********] (such portion in excess of such Global Development Cap, the “Budget Cap Overage”);
(C)    Regeneron may not exercise its final decision-making authority to [**********], and Regeneron may not exercise its final decision-making authority to [**********];
(D)    in no event may a Party exercise its final decision-making authority [**********];
(E)    in no event may a Party exercise its final decision-making authority in a manner that the other Party reasonably believes raises material concerns that such second Party could be in violation of applicable Law; in no event shall either Party have final decision-making authority with respect to any Unresolved Matter that constitutes a Legal Dispute or a Financial Dispute or a Termination Dispute. Any Unresolved Matter constituting a Financial Dispute shall [**********] pursuant to Section 3.11(c) and Section 10.4, any Unresolved Matter constituting a Legal Dispute shall be resolved as provided in Section 10.3, and any Unresolved Matter constituting a Termination Dispute shall be resolved as provided in Section 19.2(b); and

(F)    in no event shall either Party have final decision-making authority with respect to[**********].
(c)    Financial Disputes. In the event that the Executive Officers are, after a period of[**********] from the date a matter is referred to them for resolution pursuant to Section 3.11(b), unable to resolve a dispute with respect to any matter initially before the JFC regarding accounting, financial (including reporting and controls), or funds flow matters under this Agreement, including any dispute relating to a Quarterly True-Up Report for a Quarter or any payment due thereunder, but, for clarity, not including any dispute regarding any budget for any Plan or matter relating to the conduct or inclusion of any activities in a Plan, even if such dispute may affect the budget for any such Plan, or any Legal Dispute (a “Financial Dispute”), then such matter shall be referred to the Financial Disputes resolution procedures set forth in Section 10.4; provided that any such dispute resolved by an independent audit pursuant to Section 14.2 shall not be considered a “Financial Dispute” hereunder for purposes of ARTICLE X.
3.12    Alliance Management. Each of Teva and Regeneron shall appoint a senior representative who possesses a general understanding of this Agreement and pharmaceutical research, clinical, regulatory, manufacturing and commercialization issues to act as its Alliance Manager (“Alliance Manager”). Each Alliance Manager shall be charged with creating and maintaining a collaborative work environment between the Parties to assure a successful Collaboration and to facilitate resolution of deadlocks or disputes that may arise. Each Alliance Manager will also be responsible for being the primary point of communication for seeking consensus both internally within the respective Party’s organization and with the other Party’s organization and for the sharing of information and responding to information requests between Committee meetings. Each Alliance Manager will manage the governance process for its respective Party, including attendance at, and facilitating, the JSC meetings as a non-voting member and the Alliance Managers together shall be responsible for any JSC meeting agendas and materials and provide such agendas and materials at least [**********] in advance of such meeting and prepare and circulate to the JSC members and the JSC minutes of each JSC meeting within [**********] thereof. Each Alliance Manager shall be included as an invitee for each Committee and Working Group meeting required thereunder (with such Alliance Manager’s attendance determined on an agenda driven basis). A Party may change its Alliance Manager by providing written notice to the other Party thereof.
3.13    Obligations of the Parties. The Parties shall cause their respective designees on the Committees and their respective Executive Officers to take the actions and make the decisions provided herein to be taken and made by such respective designees and Executive Officers in the manner and within the applicable time periods provided herein. To the extent a Party performs any of its obligations hereunder through any Affiliate of such Party, such Party shall be fully responsible and liable hereunder and thereunder for any failure of such performance, and each Party agrees that it will cause each of its Affiliates to comply with any provision of this Agreement that restricts or prohibits a Party from taking any specified action.
3.14    Exchange of Information. Each of Regeneron and Teva will provide regular and fulsome updates to the other Party, through the JSC or the applicable Committee, with respect to all activities undertaken by or on behalf of such Party under the Collaboration. Without limiting the foregoing, during the Term, each of Regeneron and Teva will promptly notify the other Party of any material information regarding the Development or Commercialization of the Product, including any material correspondence with a Governmental Authority, and each Party shall provide the other Party with such information regarding the Collaboration that the other Party may reasonably request. **********].
ARTICLE IV
APPOINTMENT OF DISTRIBUTORS AND SUBCONTRACTORS
4.1     Distributor/Commercial Partners. If Teva desires to appoint a Distributor/Commercial Partner to market or distribute the Product (including to co-market or co-distribute the Product with Teva ) in one (1) or more countries the Ex-U.S. Territory, then Teva shall notify Regeneron, and upon such notice the Parties shall discuss in good faith the qualifications of such proposed Distributor/Commercial Partner and whether and under what conditions Regeneron would grant to Teva the right to use such Distributor/Commercial Partner(s) to market or distribute the Product in such country(ies). Without limitation of the foregoing, any Distributor/Commercial Partner agreement will include an obligation of such Distributor/Commercial Partner to account for and report its sales of the Product to the Party appointing such Distributor/Commercial Partner on the same basis as required of such appointing Party. Teva shall not appoint a Distributor/Commercial Partner [**********]. Subject to Section 6.7, any appointment of any Distributor/Commercial Partner by Regeneron to market or distribute the Product (including to co-market or co-distribute with Product with Teva) in the United States shall require [**********] and this Section 4.1 shall apply mutatis mutandis with respect thereto. If either Party appoints a Distributor/Commercial Partner to market or distribute the Product (including to co-market or co-distribute the Product with the other Party ) such Party shall remain responsible and liable for the acts and omissions of such Distributor/Commercial Partner.
4.2    Subcontractors. Subject to Section 4.1, each Party shall have the right to contract with one or more Third Parties to perform certain of its obligations under the Plans and any Additional Trial Plans if specifically contemplated therein; provided that (a) the subcontracting Party shall remain responsible and liable for the acts and omissions of such Third Party service providers, (b) such Third Parties undertake in writing obligations of confidentiality and non-use of Product Information and Party Information that are substantially the same (no less stringent than) as those undertaken by the Parties under this Agreement and (c) such Third Parties undertake in writing obligations to assign to such Party any intellectual property (including Know-How, Patents and copyrights) (other than such Third Party’s background intellectual property that is not specifically related to (x) any Competing Product (including the Product) (including any component or intermediate thereof) or (y) the exploitation (including any method of Manufacture [**********], or method of treatment or other use) of any Competing Product (including the Product)) discovered, invented, authored or otherwise created under or in connection with any performance of such Party’s obligations under the applicable Plan or Additional Trial Plan.
4.3    Additional Terms Applicable to Distributor/Commercial Partners and Subcontractors.
(a)    In the event of a breach by a Distributor/Commercial Partner or subcontractor of any agreement entered into between a Party or any of its Affiliates and such subcontractor or Distributor/Commercial Partner as contemplated by this Agreement, that has, or is reasonably likely to have, an adverse effect on the other Party or any of its Affiliates, then such other Party may cause the contracting Party or its Affiliate to exercise, and such other Party or its Affiliate will promptly exercise, any termination or other rights it may have under the agreement with the Distributor/Commercial Partner or subcontractor with respect to such breach. Without limitation of Section 4.1 or Section 4.2, any agreement entered into after the Effective Date between Teva or any of its Affiliates with a Distributor/Commercial Partner or subcontractor in performance of this Agreement will provide for the termination of the agreement or the conversion of the agreement to an agreement directly between the Distributor/Commercial Partner or subcontractor and Regeneron, at the option of Regeneron, upon termination of this Agreement. Furthermore, any subdistribution agreement or subcontract to which a Party or any of its Affiliates is a party with respect to the Product or the Development, Manufacture or Commercialization thereof in the Territory shall prohibit any further subdistribution, subcontracting or assignment.
(b)    For the avoidance of doubt, [**********].
ARTICLE V
DEVELOPMENT ACTIVITIES
5.1    Development of the Product. Subject to the terms of this Agreement, the Parties shall undertake Development activities with respect to the Product in the Field for use in the Territory pursuant to and in conformance with the applicable Development Plans under the general direction and oversight of the JSC.
(a)    Each Party shall (i) use Commercially Reasonable Efforts to Develop the Product for use in the Field pursuant to the terms of this Agreement and carry out the Development activities assigned to it in Development Plans in a timely manner and (ii) conduct all such Development activities hereunder in compliance with applicable Laws, including, Good Practices.
(b)    Without limitation of Section 5.1(a), [**********]: (i) Teva shall, through the JDC and in consultation with Regeneron, develop and present to the JSC for review and approval a [**********] plan for Development that is required to support Approval of the Product in [**********], which plan must be presented to the JSC by the date that is [**********] from the Effective Date (which plan upon approval by the JSC shall constitute part of the Ex-U.S. Territory Development Plan); and (ii) [**********], Teva shall commence performance of the activities in accordance with the Ex-U.S. Territory Development Plan that are solely required to support Approval of the Product in [**********] by the [**********] anniversary of the Effective Date.
5.2    Development Principal Party. Unless and to the extent otherwise agreed by the Parties with respect to the Product, subject to the proviso in the third sentence of Section 5.4(a) and Section 7.1, Regeneron shall be the Development Principal Party for all Development of the Product (including with respect to developing and implementing trial protocols, sponsoring clinical trials, collecting data, and providing MSL support for clinical trials in the U.S.), except that, subject to the proviso in the third sentence of Section 5.4(a) and Section 7.1, Teva shall be the Development Principal Party with respect to any Development [**********] (a) in the Ex-U.S. Territory that is required solely to support Approval of the Product in the Field in the Ex-U.S. Territory and (b) with respect to any Teva Additional Trials. Notwithstanding the foregoing, after the Marketing Approval of the Product in a country or region, as applicable, in the Ex-U.S. Territory, Regeneron may cease any open label extension in such country or region of any clinical trial conducted under the Global Development Plan; [**********]. Teva shall not conduct any non-clinical Development of the Product except to the extent set forth in the Ex-U.S. Territory Development Plan and unless Regeneron elects not to conduct such non-clinical Development. Regeneron may perform Development activities outside the Territory to support Development of the Product for the Territory under the Global Development Plan or a Regeneron Additional Trial Plan.
5.3    Development Plans and Development Budgets. The JDC shall develop (or oversee the development of) and update Development Plans for the Product in the Field in the Territory under this Agreement for approval by the JSC.

(a)    Global Development Plan. Consistent with the Collaboration Purpose, the Global Development Plan shall include those Development activities necessary to be undertaken for the Product to achieve [**********]. Except for the Initial Global Development Plan, an updated Global Development Plan will be presented at least [**********] prior to the end of each Calendar Year (starting in 2017) by the JDC to the JSC for review and approval at least [**********] prior to the end of each Calendar Year. Each Global Development Plan will set forth, in a reasonable level of detail, the plan for Development of the Product in the Field in the Territory over at least [**********] and will include strategies and timelines for Developing and obtaining and maintaining Approvals for the Product in the Field in the United States and in the Territory except with respect to Development under the Ex-U.S. Territory Development Plan. Each Global Development Plan shall be consistent with the Collaboration Purpose. If Teva wishes for Regeneron to conduct under the Global Development Plan any Development activities that are required to receive Marketing Approval or Pricing Approval for a Product for a Set Indication in a Major Market Country other than the United States that would otherwise be Ex-U.S. Development Activities, then Teva shall so notify Regeneron and Regeneron shall include such Development activities under the Global Development Plan [**********] unless Regeneron reasonably believes in good faith that the conduct of such Development activities by Regeneron under the Global Development Plan (A) would have a material negative effect on (1) the overall Development strategy or Development timeline for, or the Commercialization of, the Product (including if the foregoing would result from a material impact on the supply of the Product contemplated by clause (C) below), or (2) the overall commercial viability of the Product, including the magnitude of sales for the Product, (B) would materially delay or have a material negative effect on any Registration Filing or the receipt of any Approval for the Product, or (C) would create an unreasonable burden on Regeneron’s ability to supply the Development Supply Requirements or the Commercial Supply Requirements.
(b)    Ex-U.S. Territory Development Plan. No later than [**********] after the Effective Date, the JDC shall develop and present an initial Ex-U.S. Territory Development Plan to the JSC for review and approval. Each Ex-U.S. Territory Development Plan will set forth, in a reasonable level of detail, the plan for any Development of the Product that is required solely to obtain and maintain Approvals for the Product in the Field in the Ex-U.S. Territory over at least [**********] and will include strategies and timelines for Developing and obtaining and maintaining such Approvals. Each Ex-U.S. Territory Development Plan shall be consistent with the Global Development Plan and Collaboration Purpose. Regeneron shall not be responsible for any activities under the Ex-U.S. Territory Development Plan or any Teva Additional Trial Plan unless otherwise agreed in writing by the Parties, except that Regeneron shall perform non-clinical activities under the Ex-U.S. Territory Development Plan or any Teva Additional Trial Plan that are required by a Regulatory Authority in the Territory, and further, Regeneron may not unreasonably withhold, condition or delay its agreement to perform any non-clinical Development activities under the Ex-

U.S. Territory Development Plan or Teva Additional Trial Plan (even if not so required by a Regulatory Authority); provided that in lieu of Regeneron performing any such non-clinical Development activities, Regeneron may, at Regeneron’s election, enable Teva to do so upon Teva’s request.
(c)    Amendments to the Development Plans. Either Party may propose at any meeting of the JDC updates or amendments to a Development Plan and corresponding Development Budget; provided that if any updates or amendments proposed by a Party or the JDC under this Agreement involve or otherwise relate to a Proposed New Indication or Proposed Combination Therapy or to an [**********], the inclusion thereof shall be subject to and in accordance with Section 5.4 and corresponding Sections referenced therein. Each such Development Plan will be reviewed by the JDC not less frequently than once every [**********] for the ensuing [**********] period, and an amended Global Development Plan and an amended Ex-U.S. Territory Development Plan will be presented by the JDC to the JSC for review and approval following any material updates thereto (including with respect to any Development Proposal approved by the JSC for inclusion under a Development Plan as contemplated by Section 5.4), and in any event, will be presented at least [**********] prior to the end of each Calendar Year (starting in 2017) by the JDC to the JSC for review and approval at least [**********] prior to the end of each Calendar Year.
(d)    Development Budgets.
(i)    Notwithstanding anything to the contrary herein (including Section 3.10 and Section 3.11), any and all amendments or modifications to the Global Development Cap shall require the mutual written agreement of both Parties; provided, however, that the Global Development Cap shall automatically be amended[**********].
(ii)    Each Global Development Plan for the Product shall include a related Global Development Budget, which, for the clinical trials for the Set Indications and any Selected Combination Therapy, shall be consistent with the Global Development Cap, and each Ex-U.S. Territory Development Plan shall include a related Ex-U.S. Territory Development Budget and be submitted to the JSC for review and approval simultaneously with submission of the applicable Development Plan. Each Development Budget shall provide for [**********] funding for the Development of the Product in accordance with this Agreement. The JDC shall have the right to submit amendments for such Development Budgets to the JSC for review and approval in accordance with this Agreement. No Development Budget or any amendment thereto shall be effective without the approval of the JSC; provided that no amendment shall be made to the Global

Development Budget for a Calendar Year during such Calendar Year [**********] unless and to the extent such amendment is the result of changes to the Global Development Plan or is the result of circumstances outside the control of Regeneron and necessary for Approval of the Product in the United States or both inside and outside the United States for any Set Indication or Selected Combination Therapy under the Global Development Plan.
(e)    Development Reports. Within [**********] after the end of each Quarter, Regeneron and Teva shall each provide to the other Party a written report (in electronic form) summarizing the material activities undertaken by such Party during such Quarter in connection with (i) in the case of Regeneron, the Global Development Plan and (ii) in the case of Teva, the Ex-U.S. Territory Development Plan, in each case ((i) and (ii)), together with a statement of Development Costs incurred by such Party during such Quarter, which statement shall be in such form, format and of such level of detail as approved by the JFC, and any Additional Trials (with a statement of Additional Trial Costs incurred by such Party during such Quarter) conducted by or on behalf of such Party.
5.4    Additional Trials.
(a)    Proposal and Election of Additional Trials. If a Party desires that the Parties undertake in the Territory any additional clinical trial and supporting Development of the Product in the same formulation(s), [**********], as the Product is being Developed under the Global Development Plan or a Regeneron Additional Trial Plan [**********] that is not contemplated in the current applicable Development Plan, then such Party shall present a proposal to the JSC outlining the proposed protocol, clinical trial design and additional Development activities to be conducted thereunder along with a proposed budget for such additional activities (such new Indication a “Proposed New Indication”, such combination therapy a “Proposed Combination Therapy” and such proposal, a “Development Proposal”). Unless otherwise agreed by the Parties, no clinical trials or supporting Development of the Product that are within the scope of the definition of “Ex-U.S. Territory Development Activities” shall be included in any Development Proposal of, or Additional Trial conducted by, Teva. If (1) the applicable Party presents such Development Proposal to the JSC in accordance herewith, and (2) the JSC fails [**********] to approve such Development Proposal for inclusion under the applicable Development Plan within [**********] of the date such Development Proposal is presented to the JSC, then such Party, may, at its option and at its sole cost and expense, subject to this Section 5.4(a), conduct and control such additional clinical trial(s) and supporting Development of the Product for such Proposed New Indication or Proposed Combination Therapy in the Territory outside the scope of the applicable Development Plan upon written notice to the other Party (such conducting Party, the “Conducting Party,” any such clinical trial and corresponding Development so elected, an “Additional Trial,” and any such Proposed New Indication or Proposed Combination Therapy that is the subject of such Additional Trial an “AT Indication” or “AT Combination Therapy,” respectively) subject to the terms and conditions of this Section 5.4; [**********]. If the JSC elects (x) [**********] to include such Development Proposal under a Development Plan as contemplated above, or (y) [**********], then in each case, the JDC shall promptly amend and update (and submit to the JSC for review and approval) the applicable Development Plan and corresponding Development Budget to include such Selected Global Indication or Selected Combination Therapy or Development Proposal, as applicable thereunder; provided that any such amendments to the Global Development Budget shall be subject to Section 5.3(d); provided, further, if such inclusion under the Global Development Plan results in [**********]. For clarity, notwithstanding [**********], if the then-current Global Development Cap has not been exceeded, [**********].
(b)    Additional Trial Plan. Following its election to conduct an Additional Trial pursuant to Section 5.4(a), the Conducting Party must first present an Additional Trial Plan, and any further material amendments thereto, to the other Party’s representatives on the JSC for approval, [**********]. The Non-Conducting Party may disapprove the conduct of an Additional Trial outside the relevant Development Plan, or any such protocols or clinical trial designs, or any amendments thereto, solely (i) for bona fide serious health or safety concerns or (ii) if the Non-Conducting Party reasonably believes in good faith that the conduct of such Additional Trial [**********]. If the Non-Conducting Party disapproves the conduct of the proposed Additional Trial outside of the applicable Development Plan (or any amendment to the plan therefor) in accordance with this Section 5.4(b), the Conducting Party may not proceed with the proposed Additional Trial (or amend the Additional Trial Plan therefor); provided that if the Conducting Party disputes such disapproval, such dispute shall be referred to the Executive Officers for resolution. If the Executive Officers are not able to resolve such dispute, then such dispute shall be a “Legal Dispute” and resolved in accordance with Section 10.3.
(c)    Results. In the event that either Party conducts an Additional Trial, (i) the Conducting Party shall promptly disclose to the Non-Conducting Party a summary of the results and data generated in or arising from any such Additional Trial upon completion of such Additional Trial, (ii) ownership of Know-How (including results and data) and Patents generated in or arising from any such Additional Trial shall be subject to the ownership provisions of ARTICLE XII and (iii) such data and results shall be subject to publication in accordance with ARTICLE XVI. The Conducting Party shall also provide to the Non-Conducting Party any drug safety data from such Additional Trials in accordance with Section 7.4 or the Safety Data Exchange Agreement and any other information specifically requested by a Regulatory Authority to enable the Non-Conducting Party to fulfill its regulatory obligations with respect to the Product.

(d)    Funding. If the Non-Conducting Party approves an Additional Trial in accordance with Section 5.4(b), such Additional Trial shall be funded at the Conducting Party’s sole cost and expense, which cost and expense shall not be shared by the Parties except as provided in Section 9.2(c). The Conducting Party shall keep records associated with Additional Trial Costs incurred through performance of the Additional Trial separate from records associated with Development Costs incurred through performance under a Development Plan.
ARTICLE VI
COMMERCIALIZATION
6.1    Commercialization of the Product in the Field in the Territory.
(a)    Generally. Subject to the terms of this Agreement, the Parties shall undertake Commercialization activities with respect to the Product in the Field in the Territory under the direction and oversight of the JCC. With respect to the Product in the United States, Regeneron shall be the Lead Commercialization Party, and with respect to the Product in the Ex-U.S. Territory, Teva shall be the Lead Commercialization Party. Each Party shall ensure that its Commercialization activities conform to the applicable approved Commercialization Plans. The following provisions shall apply with respect to such Commercialization activities.
(b)    Commercialization of the Product in the U.S. Regeneron and Teva shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in the U.S. and shall do so in compliance with applicable Laws and the applicable Marketing Guidelines and Pricing Guidelines. Each Party shall initially bear all costs and expenses in connection with its Co-Commercialization of the Product in the Field in the United States; provided that to the extent such costs and expenses constitute Shared Commercial Expenses they will be shared by the Parties through the Shared Commercial Expenses True-Up mechanism set forth in Schedule 3.
(c)    Commercialization of the Product in the Ex-U.S. Territory. Teva shall use Commercially Reasonable Efforts to Commercialize the Product in the Ex-U.S. Territory and shall do so in compliance with applicable Laws and the applicable Marketing Guidelines and Pricing Guidelines. Except as otherwise provided in this Agreement, Teva shall bear all costs and expenses in connection with the Commercialization of the Product in the Field in the Ex-U.S. Territory.
6.2    Commercialization Plans.
(a)    U.S. Commercialization Plan. The JCC shall develop the U.S. Commercialization Plan, including the U.S. Commercialization Budget therefor. The U.S. Commercialization Plan and all amendments thereto will be consistent with the Collaboration Purpose. The U.S. Commercialization Plan shall be presented to the JSC for review and approval within [**********] of the Effective Date. An amended U.S. Commercialization Plan shall be presented at least [**********] prior to the end of each Calendar Year (starting in 2017) by the JCC to the JSC for review and approval at least [**********] prior to the end of the Calendar Year. The U.S. Commercialization Plan shall be consistent with the Global Development Plan and the Collaboration Purpose. The U.S. Commercialization Plan shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale in the U.S., to enable the JCC and the JSC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including:
(i)    the overall strategy for Commercializing the Product in the Field in the U.S., including the size of the sales forces, target product profiles, branding, positioning, promotional materials and core messages for the Product;
(ii)    the allocation of Commercialization activities between each of Regeneron and Teva;
(iii)    the targets for Details by each Party, including the Target Healthcare Prescribers for each Party;
(iv)    the Pricing Guidelines for the Product in the Field in the U.S.;
(v)    the related U.S. Commercialization Budget;
(vi)    anticipated launch date for the Product in the U.S. and anticipated and expected dates for subsequent Indication Approvals;
(vii)    market and sales forecasts for the Product in the Field in the U.S. in a form to be agreed between the Parties;
(viii)    strategies for the detailing and promotion of the Product in the Field in the U.S.;
(ix)    anticipated major advertising, public relations and patient advocacy programs for the Product in the Field in the U.S.;
(x)    forecasts for Commercial Supply Requirements in the U.S.;
(xi)    Non-Approval Trials in the U.S.;
(xii)    all other U.S. Marketing Guidelines;

(xiii)    the Co-Promote Commitment Level of each Party and additional detailed information on the coordination of detailing and promotional efforts and the specific allocation of Co-Promotion efforts between the Parties; and
(xiv)    Commercialization activities managed on a Territory-wide basis that are intended to benefit Commercialization of the Product in the United States and the Ex-U.S. Territory (the “Global Commercialization Activities”).
(b)    Ex-U.S. Territory Commercialization Plan. Teva, with Regeneron’s meaningful participation and input, shall prepare and submit the Ex-U.S. Territory Commercialization Plan to the JCC for review and approval by the JSC, including the Ex-U.S. Territory Commercialization Budget therefor. The Ex-U.S. Territory Commercialization Plan and all amendments thereto will be consistent with the U.S. Commercialization Plan, the Global Development Plan, the Ex-U.S. Territory Development Plan, and the Collaboration Purpose. The Ex-U.S. Territory Commercialization Plan shall be presented to the JSC for review and approval at least [**********] before the Anticipated First Commercial Sale in the Ex-U.S. Territory of the Product. An amended Ex-U.S. Territory Commercialization Plan shall be presented at least [**********] prior to the end of each Calendar Year by the JCC to the JSC for review and approval at least [**********] prior to the end of the then-current Calendar Year. The Ex-U.S. Territory Commercialization Plan shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale in the Ex-U.S. Territory, to enable the JCC and the JSC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including:
(i)    the overall strategy for Commercializing the Product in the Field in the Ex-U.S. Territory, including target product profiles, branding, positioning, promotional materials and core messages for the Product;
(ii)    Pricing Guidelines for the Product in the Field in the Ex-U.S. Territory;
(iii)    the related Ex-U.S. Territory Commercialization Budget;
(iv)    anticipated launch date for the Product in each Major Market Country and Reporting Country/Region in the Ex-U.S. Territory and anticipated and expected dates for subsequent Indication Approvals;
(v)    market and sales forecasts for the Product in the Field in the Ex-U.S. Territory in a form to be agreed between the Parties;

(vi)    forecasts for Commercial Supply Requirements in the Ex-U.S. Territory;
(vii)    strategies for the detailing and promotion of the Product in the Field in the Ex-U.S. Territory;
(viii)    anticipated major advertising, public relations and patient advocacy programs for the Product in the Field in the Ex-U.S. Territory;
(ix)    Non-Approval Trials in the Ex-U.S. Territory; and
(x)    all other Ex-U.S. Territory Marketing Guidelines.
(c)    Country/Region Commercialization Plans. Each Country/Region Commercialization Plan for the Product, and all amendments thereto, will be consistent with the Ex-U.S. Territory Commercialization Plan, the U.S. Commercialization Plan, the Global Development Plan, the Ex-U.S. Territory Development Plan, and the Collaboration Purpose. It is anticipated that each Country/Region Commercialization Plan and the Country/Region Commercialization Budget for the Product for each Reporting Country/Region in the Ex-U.S. Territory will be prepared by Teva, with Regeneron’s meaningful participation and input, and submitted to the applicable Country/Region Commercialization Committee at least [**********] before the Anticipated First Commercial Sale anywhere in the applicable Reporting Country/Region. The Parties shall ensure that the applicable Country/Region Commercialization Committee promptly submits such Country/Region Commercialization Plan and corresponding Country/Region Commercialization Budget to the JCC for review and revision and that the JCC promptly submits such Country/Region Commercialization Plan and corresponding Country/Region Commercialization Budget to the JSC for review and approval, in each case, so that they are approved by the JSC no later than [**********] prior to Anticipated First Commercial Sale anywhere in the applicable Reporting Country/Region. Such Country/Region Commercialization Plan for each subsequent Calendar Year shall be amended by Teva, with Regeneron’s meaningful participation and input, and submitted to the applicable Country/Region Commercialization Committee. The Parties shall ensure that the applicable Country/Region Commercialization Committee promptly submits such amended Country/Region Commercialization Plan and corresponding Country/Region Commercialization Budget to the JCC for review and revision and that such amended Country/Region Commercialization Plan and corresponding Country/Region Commercialization Budget is presented at least [**********] prior to the end of each Calendar Year by the JCC to the JSC for review and approval at least [**********] prior to the end of the then-current Calendar Year. Each Country/Region Commercialization Plan shall include (with sufficient detail, relative to time remaining to Anticipated First Commercial Sale, to enable the JCC to conduct a meaningful review of such Plan) information and formatting as will be agreed upon by the JCC, including, subject to the Ex-U.S. Territory Commercialization Plan, the overall strategy for Commercializing the Product, pricing strategies, and market and sales forecasts.
6.3    Commercialization Efforts; Sharing of Commercial Information.
(a)    Without limitation of Section 6.1, the Parties (through their respective Affiliates where appropriate) shall use Commercially Reasonable Efforts to carry out the activities assigned to it in the applicable Commercialization Plan(s) in a timely manner. Without limiting the generality of the foregoing, (i) Teva, with respect to the Product in the Ex-U.S. Territory, and (ii) Regeneron and Teva, with respect to the Product in the U.S. will, as necessary, (A) build, train and apply Field Force Personnel necessary to Commercialize the Product in the Field in accordance with the applicable Commercialization Plans and all applicable Laws, and (B) cause its respective Field Force Personnel in such countries to provide the FTE effort and to Commercialize the Product in the Field in accordance with the approved Commercialization Plans and all applicable Laws.
(b)    Each Party will make available, upon reasonable request of the other Party and to the extent reasonably available, material information directly relating to the Commercialization of the Product in the Field in the Territory, including, information relating to anticipated launch dates, key market metrics, market research, and sales; [**********].
(c)    Each Party shall, on a periodic and reasonably current basis, keep the other Party informed regarding major market developments, acceptance of the Product in the Field in the Territory, Product quality complaints and similar information.
(d)    No Party may initiate or support any Non-Approval Trial for the Product in the Field in the Territory without the prior approval of the JSC.
6.4    Co-Commercialization of the Product.
(a)    Field Force Coordination. The JCC or the applicable Committee shall coordinate the Co-Promotion of the Product in the U.S. by (i) Regeneron and its local Affiliates and their respective field forces, on the one hand, and (ii) Teva and its local Affiliates and their respective field forces, on the other hand. The Parties will cooperate in the conduct of such activities with respect to scheduling, geographical allocation, and professional or other customer targeting in accordance with the approved U.S. Commercialization Plan. Without limiting the generality of the foregoing, the Parties will share and, to the extent appropriate, cooperate to implement consistent policies and procedures with respect to the manner in which details and other sales visits are conducted to the extent necessary. Regeneron shall have the sole right to field NAMs and MSLs in the U.S.; provided that Regeneron shall permit and enable Teva’s meaningful participation with respect to the strategy therefor through the JCC.

(b)    FTE Efforts. The U.S. Commercialization Plan will set forth the number of FTEs that each Party commits to Co-Promoting the Product in the U.S. with respect to its respective Target Healthcare Prescribers (the “Co-Promote Commitment Level”), which shall be based upon and consistent with the forecasted number and position of Details required to meet the market and sales forecasts for the Product in the United States as set forth in the applicable U.S. Commercialization Plan.
(c)    Training. The Parties will coordinate their training efforts with respect to their Field Force Personnel in the U.S. and will share training materials (and conduct joint training, where appropriate) to facilitate joint Field Force Personnel training efforts. Each Party shall be responsible, at its own cost and expense, for training any other individual actively involved in the Commercialization of the Product in the Territory by or on behalf of a Party or its Affiliate.
(d)    Samples. With respect to the Product in the U.S., Regeneron shall provide Teva with Product samples for use in the U.S. as and to the extent provided in the U.S. Commercialization Plan. Both Parties (and their respective Affiliates) shall use samples strictly in accordance with the then-applicable approved U.S. Commercialization Plan and shall store and distribute samples in compliance with applicable Laws and Regeneron specifications. Each Party (and its local Affiliates) will maintain those records required by all applicable Laws and shall allow representatives of the other Party to inspect such records and storage facilities for the Product samples on request.
(e)    Request for Expanded Promotional Activities in the U.S. In the event that Teva desires to expand the U.S. Commercialization Plan or the corresponding U.S. Commercialization Budget with respect to a Party’s and its Affiliates’ activities thereunder from the activities and budgeted amounts proposed by Regeneron, then Teva shall propose such expansion to the JCC for consideration in good faith. In the event that the increase is presented by the JCC to the JSC and the JSC does not approve such increase by consensus thereby resulting in an Unresolved Matter, then prior to the Executive Officers meeting to resolve such Unresolved Matter and in any event prior to [**********].
(f)    Request for Expanded Promotional Activities in the Ex-U.S. Territory. In the event that Regeneron desires to expand the Ex-U.S. Territory Commercialization Plan or the corresponding Ex-U.S. Territory Commercialization Budget with respect to Teva’s and its Affiliates’ or its or their Distributor/Commercial Partners’ activities thereunder from the activities and budgeted amounts proposed by Teva, then Regeneron shall propose such expansion to the JCC for consideration in good faith. In the event that the increase is presented by the JCC to the JSC and the JSC does not approve such increase by consensus thereby resulting in an Unresolved Matter, then prior to the Executive Officers meeting to resolve such Unresolved Matter and in any event prior to [**********].
6.5    Product Pricing and Pricing Approvals in the Territory. Regeneron shall determine and establish the price and terms of sale (including any contracting, rebates or discounts) of the Product in the Field for the United States and Teva shall determine and establish the price and terms of sale (including any contracting, rebates or discounts) of the Product in the Field for countries in the Ex-U.S. Territory; provided that all such pricing decisions (including rebates or discounts) shall be made in a manner (a) intended to optimize the economic value of the Product in the applicable part of the Territory, (b) consistent with the Collaboration Purpose and (c) taking into consideration the applicable Marketing Guidelines and Pricing Guidelines. Regeneron shall have the right to participate in any material meetings with or the preparation of any material submissions for Governmental Authorities and other Third Party payers relating to any Pricing Approvals in the Ex-U.S. Territory and Teva shall have the right to participate in any material meetings with or the preparation of any material submissions for Governmental Authorities and other Third Party payers relating to any Pricing Approvals in the United States.
6.6    Sales and Product Distribution in the Territory; Other Responsibilities.
(a)    Regeneron (or its Affiliate) shall invoice, book, and record all sales of the Product in the U.S. and be responsible for (i) the distribution of the Product in the U.S. and for paying all governmental rebates that are due and owing with respect to the Product in the U.S. (which, for clarity, shall be a deduction from Net Sales), (ii) handling all returns of the Product sold under this Agreement in the U.S. and (iii) handling all aspects of ordering, processing, invoicing, collection, distribution, receivables, reimbursement and patient support programs with respect to the Product in the U.S. Teva (or its Affiliate) shall invoice, book, and record all sales of the Product in each country in the Ex-U.S. Territory and be responsible for (A) the distribution of the Product in such countries and for paying all governmental rebates that are due and owing with respect to the Product in such countries, (B) handling all returns of the Product sold under this Agreement in such countries and (C) handling all aspects of ordering, processing, invoicing, collection, distribution, receivables, reimbursement and patient support programs with respect to the Product in such countries.
(b)    Each Party shall maintain records relating to their respective FTEs for the Product in the Field in the United States in a manner sufficient to permit the determination of Field Force Costs and the incentive compensation requirements set forth in the applicable Marketing Guidelines.

6.7    Contract Sales Force. Each Party shall be entitled to engage a Contract Sales Force for up to [**********] of such Party’s sales force utilized for the Product to discharge its annual FTE effort with respect to Commercialization of the Product in the United States and Teva shall be entitled to engage a Contract Sales Force for up to [**********] of its sales force utilized for the Product to discharge its annual FTE effort with respect to Commercialization of the Product in the Ex-U.S. Territory taken as a whole; provided that in no event shall Teva’s Contract Sales Force in any Major Market Country constitute more than [**********] of its sales force utilized for the Product to discharge its annual FTE effort with respect to Commercialization of the Product in such Major Market Country. In the event that Teva or Regeneron does not, or is not reasonably expected to, allocate the number of FTE’s required to satisfy at least [**********] of its Co-Promote Commitment Level with respect to the Product in the U.S. under the applicable U.S. Commercialization Plan for a period of at least [**********] (a “Co-Promote FTE Shortfall”), the other Party shall be entitled to conduct such promotion using its own Field Force Personnel or a Contract Sales Force, and in connection therewith, increase its Contract Sales Force on a one-for-one and Target Healthcare Prescriber practice area basis for the number of FTEs that constitute such Co-Promote FTE Shortfall (each, an “Additional CSF Member”) to the extent needed (as reasonably determined by the JCC) to account for such shortfall with respect to such Target Healthcare Prescriber practice area. If a Party (or its local Affiliate) retains a Contract Sales Force, that Party (or its local Affiliate) will be responsible for (i) all costs and expenses associated with retaining such Contract Sales Force above approved Field Force Costs included in the applicable U.S. Commercialization Budget or Country/Region Commercialization Budget for its sales force (except with respect to those Additional CSF Members within such Contract Sales Force that are maintained by a Party with respect to the Product in the U.S. because the other Party fails to satisfy its commitment levels in the U.S. as set forth in and in accordance with the second sentence of this Section 6.7, in which event such costs and expenses with respect to such Additional CSF Members shall be borne [**********] by the Party that did not satisfy its Co-Promote Commitment Level (the “Shortfall Party”) and shall not constitute Shared Commercial Expenses), (ii) the Contract Sales Force’s compliance with this Agreement, including the training and monitoring of such Contract Sales Force and ensuring compliance with all applicable Laws, and (iii) ensuring that sales representatives in such Contract Sales Force have appropriate skill levels customary for sales representatives in major pharmaceutical companies in such country in the relevant therapeutic area. If a Party elects to cover the Shortfall Party’s promotional shortfall in accordance with this Section 6.7, (x) the Shortfall Party shall cooperate and coordinate with such Party to enable such Party to perform the promotional shortfall and the Parties will coordinate activities to avoid redundant efforts, and (y) such Party shall be responsible under clauses (ii) and (iii) above applied mutatis mutandis with respect to such Additional CSF Members, including that such Additional CSF Members utilize appropriate Promotional Materials consistent with Section 6.8.

6.8    Promotional Materials.
(a)    Except as provided in and subject to Section 6.8(b), (i) Regeneron, with respect to the Product in the U.S., will be responsible, consistent with the U.S. Marketing Guidelines and the U.S. Commercialization Plan, and the decisions of the JCC with respect to Promotional Materials as contemplated by Section 3.4(b), and (ii) Teva, with respect to the Product in the Ex-U.S. Territory, will be responsible, consistent with the Ex-U.S. Territory Marketing Guidelines, and the applicable Ex-U.S. Territory Commercialization Plan, and Country/Region Commercialization Plan, and the decisions of the JCC with respect to Promotional Materials as contemplated by Section 3.4(b), in each case (i) and (ii), for the creation, preparation, production and reproduction of all Promotional Materials and for filing, as appropriate, all Promotional Materials with all Regulatory Authorities in the U.S. or the Ex-U.S. Territory, as applicable. Each Party will have the right to review and comment on all Promotional Materials for use in any country in the Territory prior to their distribution by the other Party for use in the Territory.
(b)    The Parties and their Affiliates shall only use the Promotional Materials and only conduct marketing and promotional activities for the Product which, in each case, are approved by the JCC or the applicable Country/Region Commercialization Committee if so delegated by the JCC for the applicable Major Market Country. Notwithstanding the foregoing, neither Party shall be required to use any proposed Promotional Materials in a country (or have its name included in any Promotional Materials in a country) that it reasonably determines would violate applicable Laws in such country provided that it so notifies the other Party promptly upon its first receipt of such proposed Promotional Materials.
(c)    With respect to Promotional Materials generated for the U.S. for Co-Promotion of the Product by the Parties:
(i)    Regeneron shall ensure that Teva’s appropriate Field Force Personnel are provided with reasonable quantities of Promotional Materials for the Product for use in the U.S. consistent with Teva’s Co-Promote Commitment Level in accordance with the approved U.S. Commercialization Plan.
(ii)    Teva shall not change the Promotional Materials in any way, including by: (A) underlining or otherwise highlighting any text or graphics; (B) adding any notes thereto; or (C) using any electronic materials (e.g., PDFs) on any electronic devices other than the specific electronic devices on which, and in the specific format as, Regeneron indicates such electronic material are intended for use.
(iii)    All Promotional Materials shall be maintained in confidence and shall not be disclosed or distributed to Third Parties, until such time as they have been reviewed and approved as set forth in this Agreement.

(iv)     Teva shall promptly cease the use of any Promotional Materials when instructed by Regeneron in writing to do so, including in connection with Regeneron’s determination, or upon Regeneron’s receipt of notice from the FDA’s Office of Prescription Drug Promotion (or any successor division having substantially the same functions) that it has made a final determination that any Promotional Materials are not in compliance with applicable Laws.
(d)    The Lead Commercialization Party in a country in the Territory shall own all rights to all Promotional Materials with respect to the Product in such country, including all copyrights thereto.
(e)    Upon expiration of this Agreement, at Regeneron’s election, Teva either shall (i) return to Regeneron or (ii) destroy and certify to Regeneron such destruction, all Promotional Materials not distributed to Healthcare Prescribers and in the possession of, or under the control of, Teva.
6.9    Promotional Claims/Compliance. Neither a Party nor any of its Affiliates or Distributor/Commercial Partners shall make any medical or promotional claims for the Product in the Field in the Territory other than as permitted by applicable Laws. When distributing information related to the Product or its use in the Field in the Territory (including information contained in scientific articles, reference publications and publicly available healthcare economic information), each Party and its Affiliates (and Distributor/Commercial Partners) shall comply with all applicable Laws and any guidelines established by the pharmaceutical industry in the applicable country, including the American Medical Association Guidelines on Gifts to Physicians from Industry and the PhRMA Code on Interactions with Healthcare Professions, if applicable.
6.10    Restriction on Bundling in the Territory. If a Party or its Affiliates or Distributor/Commercial Partners sell the Product in the Field in the Territory under this Agreement to a customer who also purchases other products or services from any such entity, such Party agrees not to, and to require its Affiliates and Distributor/Commercial Partners not to, (a) discount or price the Product in a manner that (i) is reasonably likely to disadvantage the Product in order to benefit sales or prices of other products offered for sale by such Party or its Affiliates or Distributor/Commercial Partners to such customer, (ii) is inconsistent with the Collaboration Purpose or (iii) would result in pricing and discounting inconsistent with the applicable Pricing Guidelines or (b) bundle or include the Product as part of any multiple product offering.
6.11    Inventory Management. The Lead Commercialization Party in a country or region in the Territory shall use Commercially Reasonable Efforts to manage inventory of the Product on hand at such Party, its Affiliates and wholesalers and distributors (including Distributor/Commercial Partners) in such country or region so as to maintain levels of inventory appropriate for expected demand and to avoid taking action that would result in unusual levels of inventory fluctuation.
6.12    Medical and Consumer Inquiries. The JCC shall establish guidelines to handle medical questions or inquiries from consumers relative to the Product in the Field in the Territory. Without limitation of the foregoing, [**********].
6.13    Post Marketing Clinical Trials. Subject to the provisions of this Agreement, the Parties shall comply with any clinical trial, registry, observation study or other similar obligation with respect to a Marketing Approval with respect to the Product for use in the Field in any country in the Territory, imposed by applicable Law, pursuant to the Approvals or required by a Regulatory Authority, which clinical trial shall be included in the Global Development Plan or the Ex-U.S. Territory Development Plan, as applicable, and the costs expenses associated with such obligations shall be Global Development Costs or Ex-U.S. Territory Development Costs, as applicable.
6.14    Territorial Restrictions.
(a)    Teva, except to the extent prohibited by applicable Law, (i) shall, and shall cause its Affiliates and its and their Distributor/Commercial Partners to, distribute, offer for sale and sell the Product only in the Ex-U.S. Territory and (ii) shall not, and shall not permit its Affiliates and its and their Distributor/Commercial Partners to, distribute, offer for sale or sell the Product (A) to any Person outside of the Ex-U.S. Territory or (B) to any Person inside the Ex-U.S. Territory that (x) is reasonably likely to directly or indirectly distribute, offer for sale or sell the Product outside of the Ex-U.S. Territory or assist another Person to do so or (y) has directly or indirectly distributed, offered for sale or sold the Product outside the Ex-U.S. Territory or assisted another Person to do so. If Teva, or any of its Affiliates or its or their Distributor/Commercial Partners receives any orders for the Product outside of the Ex-U.S. Territory, subject to applicable Law, such Person shall refer such orders to Regeneron.
(b)    Regeneron, except to the extent prohibited by applicable Law, (i) shall, and shall cause its Affiliates and its and their Distributor/Commercial Partners to, distribute, offer for sale or sell the Product only outside of the Ex-U.S. Territory, and (ii) shall not, and shall not permit its Affiliates to, distribute, offer for sale or sell the Product (A) to any Person in the Ex-U.S. Territory or (B) to any Person in the U.S. that (x) is reasonably likely to directly or indirectly distribute, offer for sale or sell the Product in the Ex-U.S. Territory or assist another Person to do so or (y) has directly or indirectly distributed, offered for sale or sold the Product inside the Ex-U.S. Territory or assisted another Person to do so. If Regeneron, or any of its Affiliates or its or their Distributor/Commercial Partners receives any orders for the Product in the Ex-U.S. Territory, subject to applicable Law, such Person shall refer such orders to Teva. Nothing in this Section 6.14(b) shall limit Regeneron from supplying the Product to Teva pursuant to this Agreement and the

Ancillary Agreements or, solely with respect to the Excluded Territory, to any Person under the Mitsubishi Agreement.
ARTICLE VII
CLINICAL AND REGULATORY AFFAIRS
7.1    Ownership of Approvals and Registration Filings. Unless otherwise agreed to by the Parties, subject to Section 7.9:
(a)    Regeneron shall be the Lead Regulatory Party, and shall own all Approvals and Registration Filings with respect to (i) the Development of the Product in the Field in the Territory other than with respect to Development under the Ex-U.S. Territory Development Plan [**********], (ii) the Commercialization of the Product in the Field in the United States, and [**********] and (ii) prepare and file all Registration Filings with respect to, and hold, the Marketing Approvals for the Product in the United States.
(b)    Subject to Section 7.7 and Section 8.7, Teva shall be the Lead Regulatory Party, and shall own all Approvals and Registration Filings with respect to (i) the Development of the Product in the Field in the Ex-U.S. Territory under the Ex-U.S. Territory Development Plan, [**********], the Commercialization of the Product in the Field in the Ex-U.S. Territory, [**********]. For clarity, except as otherwise provided in this Agreement, Teva shall have the right to [**********].
(c)    Subject to Section 7.7, the Lead Regulatory Party shall, as reasonably necessary to permit the other Party to perform its obligations or exercise its rights under this Agreement, license, transfer, provide a letter of reference with respect to, or take such other action necessary to make available the relevant Registration Filings and Approvals to and for the benefit of the other Party.
(d)    Subject to Section 7.7, the non‑Lead Regulatory Party shall provide such assistance with respect to regulatory matters as is reasonably requested by the Lead Regulatory Party and consistent with the terms of this Agreement, the cost and expense of such assistance to be [**********] with respect to regulatory matters in the U.S. and shall be borne solely by the Lead Regulatory Party with respect to such regulatory matters in the Ex-U.S. Territory.
7.2    Regulatory Coordination.
(a)    The Lead Regulatory Party shall oversee, monitor and coordinate applicable regulatory actions, communications and filings with and submissions (including supplements and amendments thereto) to each applicable Regulatory Authority with respect to the matters for which it is the Lead Regulatory Party; provided that it shall adhere to the obligations in this ARTICLE VII. Without limiting the foregoing, the Lead Regulatory Party will be responsible for, and will use Commercially Reasonable Efforts in applying for, obtaining and maintaining the applicable Approval or other Registration Filing for which it has responsibility as the Lead Regulatory Party. To the extent applicable, the Lead Regulatory Party shall perform all such activities in accordance with the Plans and any Additional Trial Plans, and all applicable Laws.
(b)    The Parties shall establish procedures, through the JDC or the JCC, to ensure that the Parties exchange on a timely basis all necessary information to enable the other Party and its licensees, as applicable, (i) to comply with its regulatory obligations in connection with the Development or Commercialization of the Product in the Field in the Territory, including, filing updates or supplements with Regulatory Authorities, pharmacovigilance filings, manufacturing supplements and investigator notifications to Regulatory Authorities and (ii) to comply with applicable Laws in connection with the Development or Commercialization of the Product in the Field anywhere in the Territory. The Parties shall provide to each other prompt written notice of any Approval of the Product in the Field anywhere in the Territory. Except with respect to [**********], strategies and with respect to all material regulatory actions, communications and regulatory filings for the Product in the Field in the Territory.
(c)    [**********], the Lead Regulatory Party shall use Commercially Reasonable Efforts to provide the other Party as promptly as practicable with written notice and copies of any material (i) draft filings with, (ii) submissions to and (iii) correspondence (including Approvals) with, Regulatory Authorities pertaining to the Development or Commercialization of the Product in the Field in the Territory under the Plans or any Additional Trial Plans, and shall use reasonable efforts to afford the other Party’s representatives an opportunity to actively participate in the drafting and review of such material filings and submissions (including, all annual and periodic safety reports for the Product in the Field), and consistent with applicable Laws, to have up to [**********] representatives from the other Party attend and actively participate in all material, pre-scheduled meetings, telephone conferences or discussions with Regulatory Authorities to the extent such material meetings, telephone conferences or discussions pertain to the Development or Commercialization of the Product in the Field in the Territory. Without limiting the foregoing, the Lead Regulatory Party shall use Commercially Reasonable Efforts to provide the other Party on a timely basis (or at such times as determined by the JDC) with all material information, data and materials reasonably necessary for the other Party to participate in the preparation of the material filings and submissions referred to in this paragraph (c), said items to be provided to the other Party in a timely manner. The Parties will discuss in good faith any disputes on the contents of filings or submissions referred to in this paragraph (c) to the Regulatory Authorities and disputes shall be submitted to the JDC for timely resolution.

(d)    Without limiting the foregoing, any Registration Filing that deviates from the Company Core Data Sheet or that includes changes from the Common Technical Document must be approved by the JDC prior to submission to the applicable Regulatory Authority.
7.3    Regulatory Events. Each Party shall keep the other Party informed, as early as practicable and in no event after [**********] after notification (or other time period specified below), of any action by, or notification or other information that it receives (directly or indirectly) from, any Regulatory Authority, Third Party or other Governmental Authority, that:
(a)    raises any material concerns regarding the safety or efficacy of the Product in the Field;
(b)    indicates or suggests a potential investigation or formal inquiry by any Regulatory Authority in connection with the Development, Manufacture or Commercialization of the Product in the Field under the Plans or any Additional Trial Plan; provided that each Party shall inform the other Party of the foregoing no later than [**********] after receipt of a notification referred to in this clause (b); or
(c)    is reasonably likely to lead to a recall or market withdrawal of the Product in the Field anywhere in the Territory.
Information that shall be disclosed pursuant to this Section 7.3 shall include, but not be limited to the following matters with respect to the Product in the Territory:
(i)    Governmental Authority inspections of Manufacturing, Development, distribution or other facilities;
(ii)    inquiries by Regulatory Authorities or other Governmental Authorities concerning clinical investigation activities (including inquiries of investigators, clinical research organizations and other related parties) or pharmacovigilance activities, in each case, to the extent involving matters described in clauses (a), (b) or (c) of this Section 7.3;
(iii)    receipt of a warning letter issued by a Regulatory Authority;
(iv)    an initiation of any Regulatory Authority or other Governmental Authority investigation, detention, seizure or injunction; and
(v)    receipt of product complaints concerning actual or suspected Product tampering, contamination, or mix-up (e.g., wrong ingredients).

7.4    Pharmacovigilance and Product Complaints. While the Lead Regulatory Party shall, in accordance with the Safety Data Exchange Agreement, be responsible for managing pharmacovigilance and product complaints and for formulating and implementing any related strategies with respect to the matters for which it is the Lead Regulatory Party, both Parties will cooperate with each other in order to fulfill all regulatory requirements concerning pharmacovigilance and risk management plans and product complaint reporting in all countries in the Territory in which the Product is being Developed, Manufactured, or Commercialized. Without limitation to the foregoing, the Parties shall negotiate in good faith and execute a safety data exchange agreement setting forth the specific procedures to be used by the Parties to coordinate the investigation and exchange of reports of adverse events/adverse drug reactions and Product complaints to ensure timely communication to Regulatory Authorities and compliance with applicable Laws (the “Safety Data Exchange Agreement”), and will use good faith efforts to execute such Safety Data Exchange Agreement within [**********] after the Effective Date. The Parties shall update the Safety Data Exchange Agreement prior to the First Commercial Sale in the Territory. Regeneron shall be responsible for the establishment, holding and maintenance of the global safety database with respect to the Product and establishing the direction for global safety and risk management strategies for the Product; provided that Regeneron shall meaningfully consult in good faith with Teva regarding the foregoing. The costs and expenses with respect to such global safety database shall be [**********].
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7.5    Regulatory Inspection or Audit. If a Regulatory Authority desires to conduct an inspection or audit of a Party with regard to the Product in the Field, each Party agrees to cooperate with the other and the Regulatory Authority during such inspection or audit, including by allowing, to the extent practicable, a representative of the other Party to be present during the applicable portions of such inspection or audit to the extent it relates to the Development or Commercialization [**********] of the Product for use in the Field under this Agreement. Following receipt of the inspection or audit observations of the Regulatory Authority, the receiving Party will promptly provide a copy to the other Party [**********], and the Party in receipt of the observations will prepare any appropriate responses; [**********]. In the event the Parties disagree concerning the form or content of a response, the Party that received the observations will decide the appropriate form and content of the response.

7.6    Recalls and Other Corrective Actions. Decisions with respect to any recall, market withdrawal or other corrective action related to the Product in the Field in the Territory shall be made only upon [**********], which agreement shall not be unreasonably withheld, conditioned or delayed; provided that nothing herein shall prohibit either Party from initiating or conducting any recall or other corrective action mandated by a Governmental Authority or applicable Law. The Party that determines that a recall or market withdrawal of the Product in the Field in the Territory may be required shall, within [**********], notify the other Party and, without limitation of and subject to the proviso in the immediately preceding sentence, the Parties shall decide whether such a recall or market withdrawal is required. The Parties shall cooperate with respect to any actions taken or public statements made in connection with any such recall or market withdrawal. Costs and expenses associated with such recalls in the U.S. will be [**********].
7.7    Manufacturing Information.      [**********].
7.8    Rights of References.
(a)    Subject to the terms and conditions of this Agreement and any License to which Regeneron or any of its Affiliates is a party, Regeneron hereby grants to Teva, solely with respect to the Product under this Agreement, a co-exclusive right of reference, with the right to grant further rights of reference to any Distributor/Commercial Partner without requirement for Regeneron’s consent or to any subcontractor (subject to Regeneron’s consent not to be unreasonably withheld, conditioned or delayed), under any Registration Filings or Approvals Controlled by Regeneron or any of its Affiliates or Distributor/Commercial Partners as and to the extent relating to the Product as necessary or reasonably useful to Develop the Product in the Field in the Territory under the Ex-U.S. Territory Development Plan or any Teva Additional Trial Plan or to Commercialize the Product in the Field solely in the Ex-U.S. Territory pursuant to the Ex-U.S. Territory Commercialization Plan; [**********].
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(b)    Subject to the terms and conditions of this Agreement and any License to which Teva or any of its Affiliates is a party, Teva hereby grants to Regeneron (i) a co-exclusive right of reference, with the right to grant further rights of reference to any Person, under any Registration Filings or Approvals Controlled by Teva or any of its Affiliates as and to the extent relating to the Product as necessary or reasonably useful to Develop the Product in the Field in the Territory under the Global Development Plan or any Regeneron Additional Trial Plan or Commercialize the Product in the Field solely in the United States pursuant to the U.S. Commercialization Plan and (ii) an exclusive (including with respect to Teva and its Affiliates) right of reference, with the right to grant further rights of reference to any Person, under any Registration Filings or Approvals Controlled by Teva or any of its Affiliates to the extent relating to the Product as necessary or reasonably useful to Manufacture the Product worldwide or to Develop or commercialize or otherwise exploit the Product outside the Territory.
7.9    Regulatory Filings for Marketing Approvals. Regeneron shall prepare, with meaningful participation and input from Teva (except with respect to Manufacturing), the Common Technical Document and the Company Core Data Sheet for the Product in the Territory (the cost and expense of which shall be Global Development Costs); provided that Teva shall prepare with meaningful participation and input from Regeneron, any changes to the Common Technical Document or the Company Core Data Sheet solely for the Ex-U.S. Territory that result from Development conducted under the Ex-U.S. Territory Development Plan or any Teva Additional Trial Plan (the cost and expense of which shall be Ex-U.S. Territory Development Costs). The Common Technical Document, the Company Core Data Sheet and any changes to these documents shall be submitted to the JDC and the JSC for review and approval as provided for in this Agreement. When seeking Marketing Approval in a country in the Territory, the Lead Regulatory Party for a country in the Territory shall use the Common Technical Document, with any changes or supplements as may be required for Registration Filings for Marketing Approval under applicable Law, or by the applicable Regulatory Authorities, in such country and shall not agree to (a) any changes to the Common Technical Document or (b) product labeling that deviates from the Company Core Data Sheet, without the approval of the JSC. Disputes with respect to deviations from the Common Technical Document or the Company Core Data Sheet that are required by applicable Law or the applicable Regulatory Authorities in a country shall be a Legal Dispute. All other disputes with respect to deviations from the Common Technical Document or the Company Core Data Sheet shall be resolved by [**********].
ARTICLE VIII
MANUFACTURING AND SUPPLY
8.1    Regeneron Supply of Product. Regeneron shall have the exclusive right and responsibility to Manufacture or have Manufactured and supply or have supplied the Product for all Development and Commercialization purposes in the Field in the Territory. As of the Effective Date, Regeneron or one of its Affiliates (a) Manufactures the Formulated Bulk Product in its own facilities and (b) uses a Third Party to perform the finishing, filling, device manufacture and assembly, packaging and testing of the Finished Product. In its discretion, subject to this Section 8.1, Regeneron may [**********].
8.2    Global Territory Development. Regeneron [**********] Manufacture (or have Manufactured) and supply (or have supplied) all Product and placebo necessary to conduct

Development in accordance with the Global Development Plan. For clarity, the Development Supply Costs with respect to the Product shall be included in the Global Development Costs that shall be shared by the Parties in accordance with Section 9.2(a).
8.3    Development Supply Agreement. Within [**********] following the Effective Date (or such other timeframe as may be mutually agreed by the Parties), the Parties shall negotiate and execute a definitive supply agreement (“Development Supply Agreement”) for the supply of Teva’s Development Supply Requirements solely for use in conducting Ex-U.S. Territory Development under the Ex-U.S. Territory Development Plan and Development for an [**********] in the Territory under any [**********], accordingly. The Development Supply Agreement shall provide for customary terms and conditions, including forecasting, ordering, delivery, payment and supply, consistent with the terms set forth in Schedule 8.3 and the terms of this Agreement. Regeneron may designate an Affiliate to enter into the Development Supply Agreement. The price for Development Supply Requirements supplied by Regeneron to Teva under the Development Supply Agreement shall be the Development Supply Cost therefor, [**********].
8.4    U.S. Commercial Supply. Regeneron shall [**********] to Manufacture (or have Manufactured) and supply (or have supplied) the Commercial Supply Requirements for U.S. Commercialization in accordance with the approved U.S. Commercialization Plan. For clarity, the COGS for the Product included in the Commercial Supply Requirements for U.S. Commercialization shall be taken into account in determining U.S. Gross Profits, excluding any Product for which the Commercial Supply Cost is included in Development Costs.
8.5    Ex-U.S. Territory Commercial Supply Agreement.     At least [**********] prior to the date the first Marketing Approval in the Ex-U.S. Territory is anticipated to be obtained by Teva, the Parties shall negotiate and execute a definitive commercial supply agreement (“Commercial Supply Agreement”) for the supply of Teva’s Commercial Supply Requirements to Teva solely for Commercialization in the Ex-U.S. Territory in accordance with the approved Ex-U.S. Territory Commercialization Plan. The Commercial Supply Agreement shall provide for customary terms, including forecasting, ordering, delivery, payment and supply, consistent with the terms of this Agreement. Regeneron may designate an Affiliate to enter into the Commercial Supply Agreement. Except as otherwise mutually agreed by the Parties and set forth in the Commercial Supply Agreement, the Product supplied under the Commercial Supply Agreement shall be in filled, packaged and labeled form. The price for the Product supplied by Regeneron to Teva under the Commercial Supply Agreement shall be the Purchase Price as provided in Section 9.6, [**********].

8.6    Quality Agreements. Within [**********] following the Effective Date (or such other timeframe as may be mutually agreed by the Parties), but in any event prior to [**********], the Parties shall negotiate and execute a reasonable and customary quality agreement with respect to the Product to be Manufactured by or for Regeneron and supplied to Teva under the Development Supply Agreement (the “Development Quality Agreement”). At least [**********] prior to the expected date the first Marketing Approval in the Ex-U.S. Territory is anticipated to be obtained by Teva, the Parties shall negotiate and execute a reasonable and customary quality agreement with respect to the Product to be Manufactured by or for Regeneron and supplied to Teva under the Commercial Supply Agreement (the “Commercial Quality Agreement”).
8.7    Manufacturing Process Improvements. Notwithstanding anything to the contrary in this Agreement, the Commercial Supply Agreement, the Development Supply Agreement or either Quality Agreement, Regeneron shall have the right, in its discretion, to make improvements to or otherwise modify the Manufacture of the Product from time to time (“Manufacturing Process Improvements”) in accordance with the Global Development Plan; [**********].
8.8    Manufacturing Shortfall.
(a)    [**********].
(b)    Regeneron shall provide prompt written notice to Teva if (i) it reasonably determines that it will not be able to supply the Product in accordance with the Global Development Plan, U.S. Commercialization Plan, Development Supply Agreement, Commercial Supply Agreement, or Additional Trial Plan or (ii) it becomes aware of any problems or delays of any nature in performing its contractual obligations that have the potential to adversely affect the Manufacturing of the Product, as the case may be, and in each of (i) and (ii) along with the reason for such inability or delay and of the expected duration thereof, as the case may be, and will keep Teva informed on a timely basis of any developments during any such period of time. Upon such notification, subject to and without limiting any applicable terms and conditions regarding supply failure in the Development Supply Agreement and the Commercial Supply Agreement, the matter will be referred to the JSC to determine whether an alternative Third Party supply source of the Product should be utilized; [**********].
(c)    Unless otherwise agreed by the Parties, the JSC shall allocate Regeneron’s capacity for the Manufacture of Finished Product for the Territory in accordance with the Collaboration Purpose in descending order of priority, as follows: [**********]. Any dispute regarding any such allocation shall be treated as a “Legal Dispute” hereunder.

8.9    Safety Stock.
(a)    Ex-U.S. Territory. Regeneron shall [**********] maintain, [**********] safety stock [**********].
(b)    United States. Regeneron shall [**********] maintain [**********] safety stock [**********].
8.10    Ex-U.S. Territory Product Changes. Subject to Teva’s payment obligations under Section 9.7, Regeneron shall [**********] to perform (or have performed) any Ex-U.S. Territory Product Changes approved by the JSC.
8.11    Manufacturing Compliance. Regeneron shall [**********] Manufacture the supplied Product under this ARTICLE VIII or, as applicable, to ensure that the same is Manufactured by Third Parties in conformity with Good Practices, the Quality Agreement and applicable Laws.
8.12    Comparator Supply. If any comparator agent required for activities contemplated under a Development Plan is a product that a Party or any of its Affiliates manufactures, has manufactured or otherwise distributes, such Party shall [**********] provide such comparator agent for use under such Development Plan at such Party’s (or its Affiliate’s) cost and pursuant to reasonable and customary supply terms and conditions agreed to by the Parties.
ARTICLE IX
PERIODIC REPORTS; PAYMENTS
9.1    Upfront Payment. Within [**********] after the Effective Date, Teva shall pay to Regeneron a non-refundable, non-creditable amount of two hundred and fifty million Dollars ($250,000,000) as compensation for Regeneron’s share of Global Development Costs and costs and expenses incurred by Regeneron as of the Effective Date with respect to Manufacturing activities for the Product.
9.2    Development Costs.
(a)    Global Development. Except as set forth in Section 5.3(a), the Parties shall share equally (50%/50%) in (i) the total Development Costs for the Product under the Global Development Plan (including the preparation of the Common Technical Document and the Company Core Data Sheet and any change to either of the foregoing) and (ii) any other amounts that are specified as “Global Development Costs” under this Agreement, in each case ((i) and (ii)), [**********] and whether incurred by or on behalf of Teva, Regeneron or their respective Affiliates (the “Global Development Costs”), and such Global Development Costs shall be counted toward the Global Development Cost True-Up as set forth in Schedule 3. For clarity, no such Global Development Costs incurred by either Party or its respective Affiliates shall be shared as Other Shared Expenses.
(b)    Ex-U.S. Territory Development. Teva shall be responsible for paying [**********] of (i) the total Development Costs for the Product under the Ex-U.S. Territory Development Plan (or the Global Development Plan pursuant to Section 5.3(a)) and (ii) any other amounts that are specified as “Ex-U.S. Territory Development Costs” under this Agreement, in each case ((i) and (ii)), [**********] whether incurred by or on behalf of Teva, Regeneron or their respective Affiliates (the “Ex-U.S. Territory Development Costs”). Any Ex-U.S. Territory Development Costs incurred by or on behalf of Regeneron shall be reimbursed by Teva [**********]. For clarity, no Ex-U.S. Territory Development Costs incurred by either Party shall be shared as Other Shared Expenses.
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(c)    Additional Trial Costs. With respect to a given Additional Trial conducted hereunder for [**********] that is not a Set Indication or a Selected Combination Therapy, Additional Trial Costs shall be shared as provided in this Section 9.2(c). Except as expressly provided in this Section 9.2(c) or as may otherwise be agreed to by the Parties in writing, [**********].
(i)    [**********].
(ii)    [**********].
(iii)    [**********].
(iv)    [**********].
(v)    For clarity, [**********].
9.3    Development Milestone Payments.
(a)    Subject to this Section 9.3, Teva shall make a one-time (except as provided below in clause (b)(ii)), non-refundable, non-creditable milestone payment to Regeneron within [**********] after the first achievement of each of the following milestone events for the Product (each, a “Development Milestone Event” and the corresponding payment, a “Development

Milestone Payment”) to support Regeneron’s share of Global Development Costs and Regeneron’s Manufacturing activities:

Development Milestone Event	Development Milestone Payment ($)
(A) First dosing of the first patient in the [**********] of the Product to assess efficacy under [**********] for the Indication of [**********]	$[**********]
(B) First dosing of the first patient in the [**********] of the Product under [**********] for [**********]	$[**********]
(C) [**********] for the [**********] of the Product under [**********] for the Indication of [**********]	$[**********]
(D) [**********] for the [**********] of the Product under [**********] for [**********]	$[**********]
(E) Receipt of the [**********] of the Product in [**********]for the Indication of [**********]	$[**********]
(F) Receipt of the [**********] of the Product in [**********] for [**********]	$[**********]
(G) Receipt of the [**********]of the Product for the Indication of [**********] in [**********]	$[**********]
(H) Receipt of the [**********] of the Product for [**********] in [**********]	$[**********]
If any given Development Milestone Payment is due and one or more previous Development Milestone Payments for Development Milestone Events that would reasonably have been anticipated to precede such Development Milestone Payment have not been paid for any reason, then payment of all such preceding unpaid Development Milestone Payments will be due at such time as well. For example, if [**********].
The milestone events above reference either of two conditions, the Indication of [**********]. The Parties acknowledge that the milestone events referencing these conditions may occur separately; may occur together as part of the same [**********] or commercially sold Product; or may occur together or separately within another Indication or within an Indication that is specific to [**********].
(b)    [**********]:
(i)    [**********]
(ii)     [**********]:
(1)     [**********].
(2)    [**********].

9.4    U.S. Net Sales Milestones. Teva shall pay to Regeneron the following one-time, non-refundable, non-creditable sales milestone payments within [**********] from receipt of invoice following the end of the Quarter within the [**********] in which the sales amounts described in the table below is first achieved:

Sales Amounts	Payment
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the United States	$[**********]
For purposes of the foregoing table, references to “annual Net Sales” shall mean Net Sales in any [**********].
9.5    U.S. Gross Profit Split: Shared Commercial Expenses; Other Shared Expenses; Ex-U.S. Territory Global Commercialization Costs.
(a)    Commencing on the Effective Date and continuing during the Term, the Parties shall share the U.S. Gross Profit Split, the Shared Commercial Expenses and Other Shared Expenses, each as described in Schedule 3.
(b)    Teva shall be responsible for paying [**********] of the Ex-U.S. Territory Global Commercialization Costs. [**********] through the [**********] as set forth in Schedule 3.
9.6    Ex-U.S. Territory Purchase Price. The purchase price for the Product supplied under the Commercial Supply Agreement (“Purchase Price”) shall be paid in the manner and in the amount set forth in this Section 9.6:

(a)    Teva shall pay the Commercial Supply Cost of the Product, by multiplying (i) the number of units of Product delivered by Regeneron, by (ii) the Commercial Supply Cost per unit, calculated in accordance with Section 9.6(g) (“Initial Purchase Price”) within [**********].
(b)    With respect to each Quarter after the First Commercial Sale in the Ex-U.S. Territory, Teva shall pay to Regeneron the following payment adjustment (“Purchase Price Adjustment A”) for Product supplied under the Commercial Supply Agreement, [**********]:

Annual Net Sales in the Ex-U.S. Territory	Purchase Price Adjustment A (% of Net Sales)
On the portion of aggregate annual Net Sales of the Product in the Ex-U.S. Territory up to and including $[**********] in a given Calendar Year	[**********]%
On the portion of aggregate annual Net Sales of the Product in the Ex-U.S. Territory over $[**********] and up to and including $[**********] in such Calendar Year	[**********]%
On the portion of annual Net Sales of the Product in the Ex-U.S. Territory over $[**********] and up to and including $[**********] in such Calendar Year	[**********]%
On the portion of annual Net Sales of the Product in the Ex-U.S. Territory over $[**********] and up to and including $[**********] in such Calendar Year	[**********]%
On the portion of annual Net Sales of the Product in the Ex-U.S. Territory over $[**********] in such Calendar Year	[**********]%
(c)    Third, Teva shall pay to Regeneron the following one-time, non-refundable, non-creditable payments (“Purchase Price Adjustment B,” together with any Purchase Price Adjustment A, the “Purchase Price Adjustments”) through the Quarterly True-Up as set forth in Schedule 3 after the end of the Quarter in which the sales amounts described in the table below is first achieved:

Aggregate Annual Net Sales Amounts	Purchase Price Adjustment B Payment
First achievement of $[**********] of aggregate annual Net Sales of the Product in the Ex-U.S. Territory	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the Ex-U.S. Territory	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the Ex-U.S. Territory	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the Ex-U.S. Territory	$[**********]
First achievement of $[**********] of aggregate annual Net Sales of the Product in the Ex-U.S. Territory	$[**********]

For purposes of the foregoing table, references to “annual Net Sales” shall mean Net Sales in any [**********]. Each Purchase Price Adjustment B shall only be payable once, regardless of the number of times the sales amounts described in the table above is achieved by the Product in subsequent Quarters.
(d)    [**********].
(e)    [**********].
(f)    [**********].
(g)    [**********].
(h)    [**********].
9.7    Ex-U.S. Territory Product Changes. Any Development Costs incurred by Regeneron for the Manufacture of the Product that result from any Ex-U.S. Territory Product Change pursuant to Section 8.10 shall constitute [**********].
9.8    Budget Overruns.
(a)    Neither Party shall be required to pay its share of any Development Costs for a Calendar Year with respect to activities to be performed by the other Party under a Development Plan that are in excess of [**********] of the total amounts that are in the applicable Development Budget for activities to be performed by such other Party for such Calendar Year

(“Development Overrun”), unless such Development Overrun [**********] (each, a “Permitted Development Overrun”). Otherwise, the Party responsible for the Development activities that caused the overrun [**********].
(b)    Neither Party shall be required to pay any Shared Commercial Expenses with respect to activities performed by the other Party pursuant to the U.S. Commercialization Plan that are in excess of [**********] of the total amounts that are in the U.S. Commercialization Budget for activities to be performed by such other Party for such Calendar Year (“Commercialization Overrun”) unless such Commercialization Overrun[**********] (each, a “Permitted Commercialization Overrun”). Each Commercialization Overrun [**********].
(c)    In the event that, during any Calendar Year, any Development Cost or Shared Commercial Expenses expressly provided for in the applicable Development Budget or U.S. Commercialization Budget, as applicable, to be incurred during such Calendar Year are not incurred during such Calendar Year, then such budgeted[**********].
(d)    In the event that, during any Calendar Year, any Development Cost incurred during such Calendar Year in excess of the amount expressly provided for in the applicable Development Budget were anticipated to be incurred in the following Calendar Year based on the then-current non-binding [**********] budget forecast in the applicable Development Plan, then [**********].
(e)    Any Development Overruns or Commercialization Overruns that, pursuant to Section 9.8(a) or Section 9.8(b), as applicable, a Party is not required to pay shall not be included in the calculation of the Quarterly True-Up. [**********].
9.9    Periodic Reports. Teva and Regeneron shall each prepare and deliver to the other Party the periodic reports specified below:
(a)    Each Party shall deliver electronically the reports required to be delivered by it pursuant to Section 5.3(e).
(b)    Within [**********] after the end of each month, (i) commencing with the month in which the First Commercial Sale in the United States occurs, Regeneron shall deliver electronically to Teva a monthly estimate of detailed Net Sales report with monthly and year-to-date estimated sales for the Product in the United States in Dollars and (ii) commencing with the month in which the First Commercial Sale in the Ex-U.S. Territory occurs, Teva shall deliver electronically to Regeneron a monthly estimate of detailed Net Sales report with monthly and year-to-date estimated sales for the Product in the Ex-U.S. Territory (on a country-by-country basis) in Dollars.

(c)    Within [**********] after the end of each Quarter, commencing with the Quarter in which First Commercial Sale in the United States occurs, Regeneron shall deliver electronically to Teva a written report setting forth for such Quarter (i) the Net Sales of the Product in the United States, (ii) Product quantities sold in the United States by dosage form and unit size, (iii) gross Product sales in the United States and an accounting of the deductions from gross sales permitted by the definition of Net Sales and (iv) the COGS incurred by Regeneron or its Affiliates with respect to Product sold in such Quarter in the United States.
(d)    (i) Within [**********] after the end of each Quarter, commencing with the Quarter in which the First Commercial Sale in the Ex-U.S. Territory occurs, Teva shall deliver electronically to Regeneron a written inventory report (the “Quarterly Inventory Report”) setting forth [**********].  An example of the Quarterly Inventory Report is set forth on Exhibit A.
(ii) Within [**********] after the end of each Calendar Year, commencing with the Calendar Year in which the First Commercial Sale in the Ex-U.S. Territory occurs, Teva shall deliver electronically to Regeneron a written inventory report (the “Annual Inventory Report”) reconciling beginning and ending inventory as set forth on Exhibit A and including [**********].  An example of the Annual Inventory Report is set forth on Exhibit A.
(e)    Within[**********] after the end of each Quarter, commencing with the Quarter in which First Commercial Sale in the Ex-U.S. Territory occurs, Teva shall deliver electronically to Regeneron a written report setting forth for such Quarter (i) on a country-by-country basis in the Ex-U.S. Territory for such Quarter (A) the estimated Net Sales of the Product in the Ex-U.S. Territory in local currency and in Dollars, (B) estimated gross Product sales in the Field in the Ex-U.S. Territory and an accounting of the deductions from gross sales permitted by the definition of Net Sales and (C) estimated Product quantities sold in the Ex-U.S. Territory by dosage form and unit size; (ii) the estimated applicable Purchase Price Adjustment A percentage rate(s) under this Agreement for Product sold in the Ex-U.S. Territory during such Quarter, calculated as set forth above; (iii) the estimated Purchase Price Adjustments (including any Purchase Price Adjustment B) payable in the country’s currency where such Net Sales occurred; (iv) the applicable exchange rate to convert from each country’s currency to United States dollars under Section 9.13; and (v) the estimated net Purchase Price Adjustment payable in Dollars. An example of the Purchase Price Adjustment calculation is set forth on Exhibit B. [**********].
(f)    Within [**********] following the end of each Quarter, each Party that has incurred any Other Shared Expenses or Shared Commercial Expenses in that Quarter shall deliver electronically to the other Party a written report setting forth in reasonable detail the estimated Other Shared Expenses or Shared Commercial Expenses incurred by such Party in such Quarter on a country-by-country basis, including whether any such expenses are also included in the reports delivered pursuant to clause (g) below. Each Party shall deliver electronically to the other Party a final report with respect to the content of this Section 9.9(f) within [**********] days after the end of each Quarter in which such Party has incurred any Other Shared Expenses or Shared Commercial Expenses.
(g)    Within [**********] days after the end of each Quarter, (i) commencing with the Quarter in which the First Commercial Sale in the United States occurs (or such earlier agreed upon Quarter, if appropriate), each Party shall provide to the other Party and (ii) commencing with the Quarter in which the First Commercial Sale in a Reporting Country/Region in the Ex-U.S. Territory occurs, with respect to the Product in each Reporting Country/Region in the Ex-U.S. Territory, Teva shall provide to Regeneron, in either case ((i) or (ii)), in electronic form, a report summarizing in reasonable detail the marketing, Detailing (including the Healthcare Prescriber, number of products detailed and the position of the Detail for the Product), selling and promotional activities undertaken by such Party (or its Affiliates), including its Field Force Personnel, during the previous Quarter in such Reporting Country/Region, which report shall include reasonable data from reports created by such Party for its internal management purposes.
(h)    With respect to each Quarter, no later than the later of (i) [**********] following the end of such Quarter and (ii) [**********] following Regeneron’s receipt of each report Teva is required to deliver to Regeneron pursuant to each of Section 5.3(e), Section 9.9(d), Section 9.9(e) and Section 9.9(f), as applicable, Regeneron shall calculate each True-Up (as defined in Schedule 3) for such Quarter in accordance with Schedule 3 and provide Teva an electronic report showing the calculation of each True-Up (a “Quarterly True-Up Report”). In the event there is any dispute relating to a Quarterly True-Up Report for a Quarter, such matter shall be submitted to the JFC for resolution. In the event that no resolution is reached by the JFC, the matter shall be escalated to the JSC in accordance with Section 3.11(a) and, if necessary, to the Executive Officers in accordance with Section 3.11(c) and [**********].
(i)    All reports referred to in this Section 9.9 and Section 5.3(e) shall be in such form and level of detail as may be approved by the JFC. Unless otherwise agreed by the JFC, the financial data in the reports will include calculations in local currency and Dollars.
9.10    Funds Flow. The Parties shall make Quarterly True-Up payments in accordance with the mechanism set forth in Schedule 3. If Teva owes any True-Up payment based on the calculations for such True-Up in the applicable Quarterly True-Up Report for a Quarter, it shall, subject to Section 9.17, make such payment to Regeneron within [**********] after receipt of an invoice from Regeneron for such amount. If Regeneron owes any True-Up payment based on the calculations in the applicable Quarterly True-Up Report for a Quarter, it shall, subject to Section 9.17, make such payment to Teva within [**********] after receipt of an invoice from Teva for such amount.

9.11    Invoices and Documentation. The JFC shall approve the form of any necessary documentation relating to any payments hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder. All payments otherwise due and owing under this Agreement shall be supported by, and, if any such payment is due hereunder within a specified time period, such specified time period shall not start running until receipt by the owing Party of, an invoice delivered (whether electronically or physically) to the Party owing such amount, except as provided in Section 9.1, in such form approved by the JFC.
9.12    Budgets and Forecasts. With respect to each Plan delivered hereunder, such Plan shall include a binding budget as part of such Plan and an associated non-binding [**********] budget forecast (i.e., the Global Development Budget, Ex-U.S. Territory Development Budget, Ex-U.S. Territory Commercialization Budget, U.S. Commercialization Budget, or Country/Region Commercialization Budget, as applicable), which shall include a break-out of the expenditures by Quarter for the initial Calendar Year of such annual budget and on an annual basis for the next [**********]. By no later than [**********] of each Calendar Year, each Party will provide the other Party with a good faith estimate of a re-forecast of the projected expenditures, by Quarter, for the remaining portion of the initial Calendar Year for each such budget. Notwithstanding the foregoing, such reforecast shall not in any way alter or amend the budgeting process required under this Agreement, including Section 5.3(d).
9.13    Payment Method and Currency. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All sums due under this Agreement shall be payable in Dollars. In those cases where the amount due in Dollars is calculated based upon one or more currencies other than Dollars, such amounts shall be converted to Dollars at the average rate of exchange for the Quarter to which such payment relates using the arithmetic mean of the daily rate of exchange, as reported in Thomson Reuters Eikon as the “Mid Price Close”, or using any other source as agreed to by the Parties.
9.14    Late Payments. The Parties agree that, unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, amounts due by one Party to the other shall be payable to a bank account, details of which are to be communicated by the receiving Party. Unless otherwise mutually agreed by the Parties or otherwise provided in this Agreement, all payments under this Agreement shall earn interest, to the extent permitted by applicable Law, from the date due until paid at a rate equal to one month London Inter-Bank Offering Rate (LIBOR) Dollars, as quoted on Thomson Reuters Eikon (or any other source agreed to by the Parties) effective for the date on which the payment was due, plus [**********] (such sum being referred to as the “Default Interest Rate”).

9.15    Taxes.
(a)    Any and all payments by or on account of any obligation of a Party under this Agreement shall be made without deduction or withholding for any taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Party) requires the deduction or withholding of any tax from any such payment by a Party, then the applicable Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law; provided that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall cooperate with the other and furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law (or exemption from such withholding tax payments, as applicable); [**********]. Without limiting the foregoing, each Party agrees to make all lawful and reasonable efforts to minimize any such taxes, assessments and fees and will claim on the other Party’s behalf the benefit of any available treaty on the avoidance of double taxation that applies to any payments hereunder to such other Party.
(b)    If either Party assigns this Agreement to an Affiliate or Third Party and, as a result of such assignment, any amounts payable hereunder are subject to additional withholding tax, such assigning Party shall be responsible for the resulting additional withholding taxes such that the applicable payment shall be made to the non-assigning Party without deduction for any such withholding; provided, however, that if the non-assigning Party derives a tax benefit (including through the use of foreign tax credit) that is finally determined and adjudicated on a with and without basis as a result of such additional withholding, then the non-assigning Party shall promptly reimburse the assigning Party for the amount of such benefit; provided, further, that the non-assigning Party shall take all commercially reasonable actions necessary to obtain any tax benefit (including through the use of foreign tax credit) with respect to such additional withholding taxes and to defend such benefit in a tax audit.
9.16    Adjustments to FTE Rates. Upon the request of either Party [**********], the Parties shall meet to review the accuracy of an applicable FTE Rate in any country (e.g., Field Force FTE Rate, the Development FTE Rate, etc.). The Parties agree to share reasonable supporting documents and materials in connection with an assessment of the applicable FTE Rate and to determine in good faith whether to adjust the rate(s) in any country. In the event there is any dispute relating to an adjustment to an FTE Rate, such matter shall be submitted to the JFC for resolution. In the event that no resolution is reached by the JFC, the matter shall be escalated to the JSC in accordance with Section 3.11(a) and, if necessary, will be treated as a Financial Dispute and escalated to the Executive Officers in accordance with Section 3.11(c) and [**********].

9.17    Right to Offset Payments. Subject to Section 9.15 and except as otherwise provided in Section 9.3, Section 9.4 or Section 9.6, [**********].
9.18    Resolution of Payment Disputes. In the event there is a dispute relating to any of the payment obligations or reports under this ARTICLE IX, the Party with the dispute shall have its representative on the JFC provide the other Party’s representative on the JFC with written notice setting forth in reasonable detail the nature and factual basis for such good faith dispute and the Parties, through the JFC, will seek to resolve the dispute as promptly as possible, but no later than [**********] after such written notice is received. In the event that no resolution is reached by the JFC, the matter shall be escalated to the JSC in accordance with Section 3.11(a) and, if necessary, to the Executive Officers in accordance with Section 3.11(b) and [**********]. Notwithstanding any other provision of this Agreement to the contrary, the obligation to pay any reasonably disputed amount shall not be deemed to have been triggered until such dispute is resolved hereunder; provided that all amounts that are not in dispute shall be paid in accordance with the provisions of this Agreement.
9.19    [**********].
ARTICLE X
DISPUTE RESOLUTION
10.1    Resolution of Disputes. The Parties recognize that disputes as to certain matters may from time to time arise that relate to either Party’s rights and obligations hereunder. It is the objective of the Parties to comply with the procedures set forth in this Agreement and to use all reasonable efforts to facilitate the resolution of such disputes in an expedient manner by mutual agreement.
10.2    Resolution of Governance Disputes. Disputes, controversies and claims related to matters intended to be decided within the governance provisions of this Agreement set forth in ARTICLE III (“Governance Disputes”) shall be resolved pursuant to ARTICLE III and, to the extent such matters constitute a Financial Dispute, Section 10.4, except to the extent any such dispute, controversy or claim constitutes a Legal Dispute, in which event the provisions of Section 10.3 shall apply.
10.3    Resolution of Legal Disputes. The Parties agree that, subject to Sections 10.5 and 16.2, they shall use all reasonable efforts to resolve any Legal Dispute arising under this Agreement by good faith negotiation and discussion. In the event that the JSC is unable to resolve any such Legal Dispute within [**********] period set forth in Section 3.11(b), either Party may submit in writing the Legal Dispute to the Executive Officers for resolution, specifying the nature of the Legal Dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith attempt to resolve the referred Legal Dispute within the [**********] period set forth in Section 3.11(b). Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. In the event the Executive Officers are unable to resolve any such Legal Dispute, the Parties shall be free to pursue any rights and remedies available to them at law, in equity or otherwise, subject, however, to Section 20.1 and Section 20.14.
10.4    Resolution of Financial Disputes.
(a)    The Parties shall use all reasonable efforts to resolve any Financial Dispute arising under this Agreement by good faith negotiation and discussion. In the event that the Parties are unable to resolve any such Financial Dispute within the[**********] period set forth in Section 3.11(b), either Party may submit such Financial Dispute in writing to the Executive Officers for resolution, specifying the nature of such Financial Dispute with sufficient specificity to permit adequate consideration by such Executive Officers. The Executive Officers shall diligently and in good faith attempt to resolve the referred Financial Dispute within a [**********] period. Any final decision mutually agreed to by the Executive Officers in writing shall be conclusive and binding on the Parties. In the event the Executive Officers are unable to resolve any such Financial Dispute within such [**********] period, the Parties shall [**********].
(b)    [**********].
(i)    [**********].
(ii)    [**********].
(iii)    [**********].
(iv)    [**********].
(v)    [**********].
10.5    No Waiver. Nothing in this ARTICLE X or elsewhere in this Agreement shall prohibit either Party from seeking and obtaining immediate injunctive or other equitable relief if such Party reasonably believes that it will suffer irreparable harm from the actions or inaction of the other.
ARTICLE XI
TRADEMARKS AND CORPORATE LOGOS

11.1    Corporate Names. Each Party and its Affiliates shall retain all right, title and interest in and to their respective corporate names and logos.
11.2    Selection of Product Trademarks. For the Product, the JCC shall select one Product Trademark for use in the Field throughout the Territory, unless such Product Trademark is prohibited by applicable Law in any country in the Territory or the JCC determines that, consistent with the Collaboration Purpose, a different Product Trademark should be used in one or more particular countries or Regions to maximize the commercial potential of the Product; provided that the Parties and the JCC shall endeavor in good faith to reach agreement on a single Product Trademark for use in the entire Territory. The Product in the Field shall be promoted and sold in the Territory under the applicable Product Trademark(s), trade dress and packaging approved by the JCC.
11.3    Ownership of Product Trademarks. Teva hereby acknowledges and agrees, that, subject to the last sentence of this Section 11.3, [**********]. If (i) applicable Law in any country or region in the Ex-U.S. Territory requires that the holder of the Marketing Approval for the Product in such country or region also own the Product Trademark in such country or region, or (ii) the JCC selects a distinct Product Trademark for use in one (1) or more particular countries or Regions in the Ex-U.S. Territory, then, in each such case, [**********].
11.4    Prosecution and Maintenance of Product Trademark(s). Subject to the last sentence of Section 11.3, [**********] prosecute and maintain the Product Trademark(s) for the Product in the countries of the Territory where the Product is being Commercialized, subject to consultation and cooperation with [**********]. Notwithstanding the foregoing, in the event [**********] elects not to prosecute or maintain any such Product Trademark(s) in any such country in the Territory, [**********] shall provide reasonable prior written notice to [**********] of its intention not to prosecute or maintain any such Product Trademark in such country in the Territory, and [**********] shall have the right to do so on behalf of [**********] for use with the Product, subject to consultation and cooperation with Regeneron. Each Party shall consult with such other Party in good faith, with respect to any material, substantive issue or any opposition, cancellation, invalidity or other proceeding that may be raised or asserted against any application or registration for any Product Trademark in the Territory prior to taking any material action in response thereto. [**********].
11.5    License to the Product Trademark(s).
(a)    [**********] hereby grants to [**********] a co-exclusive license in the Territory to use the Product Trademark(s), with the right to grant further sublicenses to any Distributor/Commercial Partner, solely for the purposes of Teva’s Development and

Commercialization activities under this Agreement with respect to the Product in the Field in the Territory in accordance with the terms of this Agreement.
(b)    During any period of time in which [**********] owns a Product Trademark pursuant to this Agreement, [**********] hereby grants to [**********] (i) a co-exclusive license, with the right to grant further sublicenses to any Person, in the Territory to use such Product Trademark to Develop the Product in the Field in the Territory under the Global Development Plan or any [**********] or Commercialize the Product in the Field solely in the [**********]pursuant to the [**********] and (ii) an exclusive (including with respect to [**********] and its Affiliates) license, with the right to grant further sublicenses to any Person, [**********].
(c)    Neither Party shall license (or, as applicable, sublicense) rights to use, or otherwise transfer ownership of the Product Trademark(s) without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Each Party shall only utilize the Product Trademark(s) on approved Promotional Materials, on the Product as needed, or as part of an internet domain name (including for the U.S. or the Ex-U.S. Territory) as agreed upon by the Parties, and on other approved Product-related materials for the Product in the Field in the Territory for the purposes contemplated herein, and all use by a Party or its Affiliates or Distributor/Commercial Partners or, with respect to Regeneron, its sublicensees under Section 11.5(b) of the Product Trademark(s) shall be in accordance with (i) rules established by the JCC and (ii) quality standards established by the JCC that are reasonably necessary in order to preserve the validity and enforceability of the Product Trademark(s). Each Party agrees that at no time during the Term will it or any of its Affiliates attempt to use or register in the Territory any trademarks, trade dress, service marks, trade names or domain names confusingly similar to the Product Trademark(s) in relation to a product that is not the Product, or take any other action that damages or dilutes the rights to, or goodwill associated with, the Product Trademark(s). Upon request by either Party, the other Party shall (or shall cause its Affiliates, as appropriate, to) execute such documents as may reasonably be required for the purpose of recording with any Governmental Authority the license, or a recordable version thereof, referred to above in this Section 11.5. Once a Product Trademark has been selected by the JCC, the Parties shall enter into a trademark license agreement in order to address the Parties’ respective rights and obligations with respect to such license to such Product Trademark in a manner consistent with the provisions set forth herein.
11.6    Use of Corporate Names. The Lead Commercialization Party in a country in the Territory (through its Affiliates, as appropriate) shall use Commercially Reasonable Efforts to include the non-Lead Commercialization Party’s name with equal prominence on materials related to the Product in the Field in such country (including package inserts, packaging, trade packaging, internet pages, social media, samples and all Promotional Materials used or distributed in connection with the Product), unless to do so would be prohibited under applicable Laws; provided that, in the case of multi-product materials that refer to the Product in the Field as well as other (bio)pharmaceutical products, the prominence of the non-Lead Commercialization Party’s name shall be commensurate with the relative prominence of the Product in such materials. Each Party grants to the other Party (and its Affiliates) the right, free of charge, to use its name and logo on package inserts, packaging, trade packaging, internet pages, social media, samples and all Promotional Materials used or distributed in connection with the Product in the Field in the Territory during the Term and thereafter with respect to Promotional Materials, package inserts, packaging, labeling, trade packaging, internet pages, social media and samples, only for the time period and solely to the extent necessary to exhaust the existing inventory of Product (including packaging materials for the Product) and Promotional Materials containing such name or logo. During the Term, each Party shall submit samples of each such package inserts, packaging, trade packaging, etc. to such other Party for its prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, at least [**********] before dissemination of such materials. Failure of the receiving Party to object within such [**********] period shall constitute approval of the submitting Party’s package inserts, packaging, trade packaging, etc.
CTR 143
ARTICLE XII
NEWLY CREATED INVENTIONS AND KNOW-HOW AND LICENSE GRANTS
12.1    Ownership of Newly Created Intellectual Property.
(a)    Subject to Section 12.4 and except with respect to Product Inventions and Product Trademarks as provided in ARTICLE XI, each Party (and each Party’s respective Affiliates) shall exclusively own all right, title and interest in and to any and all intellectual property (including Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement solely by such Party, or its Affiliates or its or their Distributors/Commercial Partners or subcontractors (other than by the other Party or its Affiliates) (“Sole Inventions”). Sole Inventions made solely by or on behalf of Teva or its Affiliates, or its or their Distributors/Commercial Partners or subcontractors (other than by Regeneron or its Affiliates or its or their Distributor/Commercial Partners or subcontractors) are referred to herein as “Teva Sole Inventions”, and “Teva Sole Patent Rights” shall mean Patents that solely claim any Teva Sole Inventions. Sole Inventions made solely by or on behalf of Regeneron, its Affiliates or its or their Distributor/Commercial Partners or subcontractors are referred to herein as “Regeneron Sole Inventions”.
(b)    Subject to Section 12.4 and except with respect to Product Inventions and Product Trademarks as provided in ARTICLE XI, the Parties shall each own an equal, undivided interest in any and all intellectual property (including Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement jointly by or on behalf of Teva, its Affiliates or its or their Distributor/Commercial Partners or subcontractors, on the one hand, and Regeneron, its Affiliates or its or their Distributor/Commercial Partners or subcontractors, on the other hand (“Joint Inventions”).
(c)    Each Party shall promptly disclose to the other Party in writing and shall cause its Affiliates, and its and their Distributor/Commercial Partners and subcontractors to so disclose, the conception, discovery, invention, reduction to practice, making, creation or generation of any Joint Inventions.
(d)    Notwithstanding Section 12.1(a) and Section 12.1(b), Regeneron (and its Affiliates) shall exclusively own all right, title and interest in and to any and all intellectual property (including Know-How, Patents and copyrights) [**********] (“Product Inventions” and any Patents that claim any Product Inventions, “Product Patent Rights”). Teva shall promptly disclose to Regeneron in writing and shall cause its Affiliates and its and their Distributor/Commercial Partners and subcontractors to so disclose, the conception, discovery, invention, reduction to practice, making, creation or generation of any Product Invention. Teva shall cause all Affiliates and any other Persons who perform activities for it under or in connection with this Agreement or who discover, invent, author or otherwise create intellectual property (including Know-How, Patents and copyrights) on behalf of Teva or its Affiliates under or in connection with this Agreement to assign their rights in any intellectual property resulting therefrom to Teva, except where applicable Law requires otherwise, in which case a suitable license shall be obtained).
(e)    Notwithstanding the foregoing in this Section 12.1, (i) for purposes of determining whether an invention (whether or not patentable) is a Teva Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of inventorship shall be resolved in accordance with United States patent laws (or with respect to inventions that are not patentable, the same principles set forth in United States patent laws for patentable inventions) and (ii) for purposes of determining whether a work of authorship (whether or not copyrightable) is a Teva Sole Invention, a Regeneron Sole Invention or a Joint Invention, questions of authorship shall be resolved in accordance with United States copyright laws. The Parties shall further ensure that any original work of authorship or artistic work created in connection with this Agreement on behalf of the Parties, their Affiliates or their (or their Affiliates’) Distributor/Commercial Partners or subcontractors shall be deemed a “work made for hire,” to be included among the Parties’ respective intellectual property rights as set forth in Section 12.1(a), Section 12.1(b) or Section 12.1(d), as applicable, and all rights thereto, including all copyrights and moral rights, shall upon their conception or creation exclusively, forever, irrevocably vest in or transfer to Teva or Regeneron as set forth in Section 12.1(a), Section 12.1(b) or Section 12.1(d), as applicable.

(f)    To the extent that any right, title or interest in or to any intellectual property (including Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement vests in a Party, by operation of applicable Law or otherwise, in a manner contrary to the agreed upon ownership as set forth in this Agreement, such Party shall, and hereby does, irrevocably assign, and shall cause its Affiliates and any other Person with an obligation to assign any intellectual property (including Know-How, Patents and copyrights) discovered, invented, authored or otherwise created under or in connection with this Agreement to such Party, to assign, to the other Party any and all such right, title and interest in and to such intellectual property to the other Party without the need for any further action by any Party to effectuate the ownership set forth in this Agreement. The assigning Party shall perform all acts or refrain from taking action, as required, and shall execute and deliver to the other Party any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be deemed necessary or desirable by such other Party to evidence, obtain, perfect, and transfer such intellectual property throughout the world and to render all lawful assistance in connection with the same to effectuate the ownership set forth in this Agreement.
(g)    The Parties hereby agree that each Party’s use of the Joint Inventions is governed by the terms and conditions of this Agreement, including the terms of this ARTICLE XII, and further shall be governed as follows: [**********].
(h)    The Parties agree that nothing in this Agreement, and no use by a Party of the other Party’s intellectual property pursuant to this Agreement, shall vest in a Party any right, title or interest in or to the other Party’s intellectual property, other than the rights expressly granted hereunder. Any remuneration payable under applicable Law to an inventor and costs and expenses associated with determining such remuneration in the U.S. shall be shared as [**********] and in the Ex-U.S. Territory shall be borne solely by Teva.
(i)    [**********].
12.2    Prosecution and Maintenance of Patent Rights.
(a)    Regeneron shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Regeneron Product Patent Rights in the countries and regions in the Territory as determined in accordance with the following sentence. Regeneron shall [**********]. Regeneron shall [**********]. Regeneron shall keep Teva reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of the Regeneron Product Patent Rights. Regeneron shall provide Teva with copies of, and an opportunity to review and comment on, any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patents. The Parties shall discuss in good faith the incorporation of Teva’s proposed comments on such material filings. If Regeneron desires to abandon or cease prosecution or maintenance of any Regeneron Product Patent Rights in a country in the Territory (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or not validating any Patent in any country in the Territory), or not to seek Patent protection for any Product Inventions, Regeneron shall promptly notify Teva of such intention. In such case, no later than [**********] after such notice from Regeneron intending to abandon or cease prosecution or maintenance, upon Teva’s written election, Teva shall have the right to assume prosecution and maintenance of such Patent in Regeneron’s name; provided, however, that (i) Teva shall have no right to assume prosecution and maintenance of such Patent if, [**********]. In such case, Teva shall keep Regeneron reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of such Patent, including content, timing and jurisdiction of the filing of such Patent. Teva shall provide Regeneron with copies of, and an opportunity to review and comment on, any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patent. The Parties shall discuss in good faith the incorporation of Regeneron’s proposed comments to avoid any inconsistency with Regeneron’s global Patent strategy. If Teva does not provide such election within [**********] after such notice from Regeneron, Regeneron may, at its sole and absolute discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or not validating any Patent in any country); provided that Regeneron will notify Teva as described above if Regeneron elects to so continue prosecution and maintenance and thereafter desires to abandon or cease prosecution or maintenance of such Patent.
(b)    Teva shall use Commercially Reasonable Efforts to prepare, file, prosecute and maintain the Teva Sole Patent Rights in the countries and regions in the Territory determined in accordance with the following sentence. Teva shall [**********]. Teva shall [**********]. Teva shall keep Regeneron reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of the Teva Sole Patent Rights. Teva shall provide Regeneron with copies of, and an opportunity to review and comment on, any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patents. The Parties shall discuss in good faith the incorporation of Regeneron’s proposed comments on such material filings. If Teva desires to abandon or cease prosecution or maintenance of any Teva Sole Patent Rights (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or not filing for or validating any Patent in any country in the Territory), Teva shall promptly notify Regeneron of such intention. In such case, no later than [**********] after such notice from Teva intending to abandon or cease prosecution or maintenance, upon Regeneron’s written election, Regeneron shall have the right to assume prosecution and maintenance of such Patent in Teva’s name; provided, however, that Regeneron shall have no right to assume prosecution and maintenance of such Patent if, [**********]. In such case, Regeneron shall keep Teva reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of such Patent, including content, timing and jurisdiction of the filing. Regeneron shall provide Teva with copies of, and an opportunity to review and comment on, any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patent. The Parties shall discuss in good faith the incorporation of Regeneron’s proposed comments to avoid any inconsistency with Teva’s global Patent strategy. If Regeneron does not provide such election within [**********] after such notice from Teva, Teva may, at its sole and absolute discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or not validating any Patent in any country); provided that Teva will notify Regeneron as described above if Teva elects to so continue prosecution and maintenance and thereafter desires to abandon or cease prosecution or maintenance of such Patent.
(c)    Regeneron shall have the first right, but not the obligation, to prepare, file, prosecute and maintain any [**********] anywhere in the world. Regeneron shall consult with and keep Teva reasonably informed regarding the status of such activities, including by providing Teva a reasonable opportunity to review and comment on any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patents. Teva and Regeneron shall agree in advance on a general patent prosecution strategy for [**********] addressing, among other things, the scope of claims to be pursued and the countries in which [**********] will be filed and prosecuted. [**********]. If Regeneron desires to abandon or cease prosecution or maintenance of any [**********] (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or not validating any Patent in any country or not seeking Patent protection for any [**********], Regeneron shall promptly notify Teva of such intention. In such case, no later than [**********] after such notice from Regeneron intending to abandon or cease prosecution or maintenance, upon Teva’s written election, Teva shall have the right to assume prosecution and maintenance of such [**********] in the name of both Parties. In such case, Teva shall keep Regeneron reasonably informed of progress with regard to the preparation, filing, prosecution and maintenance of such Patent, including content, timing and jurisdiction of the filing of such Patent. Teva shall provide Regeneron with copies of, and an opportunity to review and comment on, any material filings (before the filing thereof) and correspondence with applicable patent offices for such Patent. The Parties shall discuss in good faith the incorporation of Regeneron’s proposed comments to avoid any inconsistency with Regeneron’s global Patent strategy. If Teva does not provide such election within [**********] after such notice from Regeneron, Regeneron may, at its sole and absolute discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent (including by declining to file a continuation or divisional application prior to issuance of a parent Patent or validating any Patent in any country); provided that Teva will notify Regeneron as described above if Teva elects to so continue prosecution and maintenance and thereafter desires to abandon or cease prosecution or maintenance of such Patent.
(d)    Each Party agrees to cooperate with the other with respect to the preparation, filing, prosecution and maintenance of Teva Sole Patent Rights, Regeneron Product Patent Rights and [**********] pursuant to this Section 12.2, including, the execution of all such documents and instruments and the performance of such acts (and causing its relevant employees to execute such documents and instruments and to perform such acts) as may be reasonably necessary in order to permit the other Party to continue any preparation, filing, prosecution or maintenance of Patents that such Party has elected not to pursue.
(e)    (1) Regeneron shall have the sole right, in its discretion to prepare, file, prosecute, and maintain Regeneron Background Patent Rights and Regeneron Manufacturing Patents in the Territory [**********], and all costs and expenses incurred in connection therewith (including any Out-of-Pocket Costs incurred by Regeneron) shall be Regeneron’s sole responsibility and not included in any cost sharing between the Parties under this Agreement or any Ancillary Agreement (including as Other Shared Expenses) and (2) Teva shall have the sole right, in its discretion to prepare, file, prosecute, and maintain Teva Background Patent Rights worldwide and Regeneron shall have no rights in connection therewith, and all costs and expenses incurred in connection therewith (including any Out-of-Pocket Costs incurred by Teva) shall be Teva’s sole responsibility and not included in any cost sharing between the Parties under this Agreement or any Ancillary Agreement (including as Other Shared Expenses).
(f)    Except as provided in Section 12.2(e), all Out-of-Pocket Costs incurred in the preparation, filing, prosecution and maintenance of any Teva Sole Patent Rights, Regeneron Product Patent Rights, and [**********] in the Territory shall be [**********].
12.3    Interference, Opposition, and Other Administrative Patent Proceedings.
(a)    Each Party will notify the other within [**********] of receipt by such Party of information concerning the request for, or filing or declaration of, any interference, opposition, post-grant review, inter-partes review, derivation proceeding, supplemental examination, reissue, reexamination, or other similar administrative Patent proceedings relating to Regeneron Product Patent Rights, Teva Sole Patent Rights or Joint Patent Rights in the Territory. The Parties will thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. The Parties will reasonably consult with one another in an effort to agree with respect to decisions on whether to initiate or how to respond to such a proceeding, as applicable, and the course of action in such proceeding, including settlement negotiations and terms; [**********].

(b)    (1) Regeneron shall have the sole right in its discretion to make all determinations with respect to the Regeneron Background Patent Rights and Regeneron Manufacturing Patents and Teva shall have no rights in connection therewith, and all costs and expenses incurred in connection therewith (including any Out-of-Pocket Costs incurred by Regeneron) shall be Regeneron’s sole responsibility and not included in any cost sharing between the Parties under this Agreement or any Ancillary Agreement (including as Other Shared Expenses), and (2) Teva shall have the sole right in its discretion to make all determinations with respect to the Teva Background Patent Rights and Regeneron shall have no rights in connection therewith, and all costs and expenses incurred in connection therewith (including any Out-of-Pocket Costs incurred by Teva) shall be Teva’s sole responsibility and not included in any cost sharing between the Parties under this Agreement or any Ancillary Agreement (including as Other Shared Expenses).
(c)    Except as provided in Section 12.3(b), all Out-of-Pocket Costs incurred in connection with any interference, opposition, reissue, post-grant review, reissue, reexamination or other similar administrative Patent proceedings relating to the Regeneron Product Patent Rights, Teva Sole Patent Rights or Joint Patent Rights in the Territory shall be [**********].
12.4    License Grants; Sublicenses.
(a)     Subject to the terms and conditions of this Agreement and any License to which Teva or any of its Affiliates is a party, Teva hereby grants to Regeneron the nontransferable (except as permitted by Section 20.8), royalty-free, fully paid up, co-exclusive (with Teva and its Affiliates) right and license under (i) Teva Sole Inventions, Teva Sole Patent Rights, and Teva’s interest in the Joint Inventions and Joint Patent Rights, to make, have made, use, import, develop, sell and offer to sell the Product and other Competing Products for use in the Field worldwide and (ii) Teva Background Patent Rights to make, have made, use, import, develop, sell and offer to sell the Product for use in the Field worldwide (but with respect to outside of the Territory, only for the benefit of the Product within the Territory). Subject to Section 12.4(c), Regeneron will have the right to sublicense any of its rights under this Section 12.4(a) without the prior written consent of Teva.
(b)    Rights Granted to Teva. Subject to the terms and conditions of this Agreement and any License to which Regeneron or any of its Affiliates is a party, during the Term, Regeneron on behalf of itself and its Affiliates, hereby grants to Teva, the nontransferable (except as permitted by Section 20.8), right and license, under the Regeneron Intellectual Property and Regeneron’s interest in the Joint Inventions and Joint Patent Rights:
(i)    to Commercialize (but not Manufacture) the Product for use in the Field solely in the Ex-U.S. Territory (including under the Ex-U.S. Territory Commercialization Plan and any Country/Region Commercialization Plan), which license shall be exclusive (even as to Regeneron and its Affiliates) and payment-bearing (pursuant to Section 9.6);
(ii)    to Commercialize (but not Manufacture) the Product for use in the Field in the United States (including under the U.S. Commercialization Plan), which license shall be co-exclusive (with Regeneron and its Affiliates) and payment-bearing (pursuant to Section 9.5);
(iii)    to Develop (but not Manufacture) the Product for use in the Field solely in the Ex-U.S. Territory under the Ex-U.S. Territory Development Plan, which license shall be non-exclusive;
(iv)    to perform the Development activities allocated to Teva under the Global Development Plan or any Regeneron Additional Trial Plan, as applicable, solely in the Territory, which license shall be non-exclusive; and
(v)    to conduct Teva Additional Trials for the Product solely in the Territory under any Teva Additional Trial Plan, which license is non-exclusive.
Teva will have the right to (x) sublicense (through multiple tiers) any of its rights under this Section 12.4(b), (1) with respect to the Ex-U.S. Territory other than the Major Market Countries [**********] and [**********], with Regeneron’s consent, [**********], and (2) with respect to the Major Market Countries [**********], with the prior written consent of Regeneron, [**********], in each case subject to Section 12.4(c) and (y) subcontract and utilize one or more Distributor/Commercial Partners as contemplated by Sections 4.1, 4.2 and 4.3, as applicable.
(c)    Sublicenses. Each sublicense granted to a Third Party by Regeneron pursuant to Section 12.4(a) or Teva pursuant to Section 12.4(b), (the Party granting such sublicense, the “Granting Party”) will be set forth in a binding written agreement with such Third Party (each, a “Sublicense Agreement,” and such Third Party to which such sublicense is granted, the “Sublicensee”) will be subject and subordinate to this Agreement and will contain provisions consistent with the terms and conditions of this Agreement. Each such Sublicense Agreement will contain the following provisions: [**********]. The Granting Party shall remain responsible and liable for the acts and omissions of its Sublicensees and the compliance by its Sublicensees with applicable terms and conditions set forth in this Agreement and any applicable License. The Granting Party will forward to the other Party a complete copy of each applicable fully executed Sublicense Agreement (and any amendment(s) thereto) within ten (10) days of the execution of such Sublicense Agreement. For clarity, in the case of any Distributor/Commercial Partner or subcontractor that does not receive a sublicense of rights as contemplated by Section 12.4(a) or Section 12.4(b), as applicable, this Section 12.4(c) shall not apply (and the use of such Distributor/Commercial Partner or subcontractor will not be deemed a “sublicense” hereunder) but Regeneron or Teva, as applicable, shall comply with Section 4.1, Section 4.2 and Section 4.3, as applicable.
12.5    No Implied License; Retention of Rights. Except as expressly provided in Section 11.5 or Section 12.4, neither Party will be deemed by this Agreement to have been granted any license or other rights to the other Party’s Patents, Know-How, or Party Information, either expressly or by implication, estoppel or otherwise. [**********]. For clarity, Regeneron expressly retains the right to grant licenses or other rights to any of its Affiliates or to any Third Parties under any of Regeneron’s retained rights. Notwithstanding anything to the contrary in this Agreement and without limitation of any rights granted or reserved to Teva pursuant to any other term or condition of this Agreement, Teva hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensors, (sub)licensees and subcontractors and Distributor/Commercial Partners) all right, title and interest in and to the Teva Background Patent Rights, the Teva Background Know-How, and Teva’s interests in and to Joint Patent Rights and Joint Inventions, in each case, for purposes of: (i) performing its and their obligations under and in compliance with this Agreement, including to conduct the Development activities for which it is responsible under the Ex-U.S. Territory Development Plan and any Teva Additional Trial Plan; (ii) (subject to Section 2.6) developing, obtaining and maintaining Approvals for and manufacturing, commercializing and otherwise exploiting any product, other than the Product, in any field (including the Field) anywhere in the world; and (iii) exercising its and their rights under this Agreement, including to (A) Develop, obtain and maintain Approvals for, and Commercialize the Product in the Ex-U.S. Territory in compliance with the terms of this Agreement and (B) settle any enforcement action or proceeding (including any counterclaim in any such action or proceeding), declaratory judgment action or similar action or claim, or any other litigation or proceeding involving an allegation of infringement or other violation of intellectual property rights, including by granting licenses or other rights under Patents to Third Parties in connection therewith, in each case in compliance with ARTICLE XIII. For clarity, Teva expressly retains the right to grant licenses or other rights to any of its Affiliates or to any Third Parties under any of Teva’s retained rights.
12.6    Common Ownership Under Joint Research Agreements.     Notwithstanding anything to the contrary in this ARTICLE XII, neither Party shall have the right to make an election under 35 U.S.C. 102(c) when exercising its rights under this ARTICLE XII without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. 100(h).

12.7    Patent Term Extension and Supplementary Protection Certificate. As between the Parties, (a) [**********] to apply for patent term extensions in the U.S. and any other jurisdictions in which a limited number of Patents may be extended for a product, including with respect to extensions pursuant to 35 U.S.C. §156 et. seq., [**********] and (b) with respect to any jurisdiction in the Ex-U.S. Territory in which there is no limit on the number of Patents that may be extended for a product, (i) each Party shall have final decision-making rights regarding any such extensions or certificates with respect to Patents (other than [**********]) that it owns or Controls (other than pursuant to the licenses granted in Section 12.4) in the Ex-U.S. Territory that are within the Regeneron Product Patent Rights or Teva Sole Patent Rights; [**********]. Each Party shall provide the other Party prompt and reasonable assistance, as requested by such other Party, including by taking such action as is required of the Approval holder under any applicable Law to obtain such extension or supplementary protection certificate. All Out-of-Pocket Costs incurred by the Parties or their Affiliates in connection with any such extensions or certificates in the Territory shall be [**********].
12.8    Marketing Exclusivity Extensions. Each Party shall use Commercially Reasonable Efforts to maintain, and, to the extent available, legally extend, the period of time during which, in any Major Market Country, (a) a Party(ies) has the exclusive legal right, by means of rights granted by a Governmental Authority in such country (other than with respect to any Patents), to Commercialize the Product in the Field in such Major Market Country and (b) no generic equivalent of the Product in the Field may be marketed in such Major Market Country.
12.9    Existing Patents. Teva acknowledges that Regeneron Patent Rights existing as of the Effective Date are already in the process of being prosecuted and maintained, and [**********].
12.10    Internal Costs. For clarity, each Party shall be responsible for any internal costs incurred by such Party or its Affiliates under this ARTICLE XII.
ARTICLE XIII
INTELLECTUAL PROPERTY LITIGATION AND LICENSES
13.1    Third Party Infringement Suits.
(a)    In the event that either Party or any of its Affiliates becomes aware of an actual, potential or suspected infringement of a [**********] in the Territory (“Infringement”), including by virtue of a biosimilar competitor’s activities in the Territory with respect to the Product, including any regulatory filing based on Section 351(k) of the Public Health Service Act (42 U.S.C. 262) or Article 10(4) of the Directive 2001/83/EC or any other similar regulation promulgated by the FDA, EMA or by other applicable similar governmental regulatory authorities or other actual or potential infringement by a biosimilar or potential biosimilar competitor anywhere in the Territory (“Biosimilar Infringement”), the Party that became aware of such Infringement shall promptly notify the other Party in writing of the same and shall provide such other Party with all available evidence under such Party’s Control supporting such Infringement.
(b)    With respect to any Infringement, [**********].
(c)    [**********].
(d)    If either Party commences an enforcement action in the Territory pursuant to Section 13.1(b) or Section 13.1(c), as applicable (such Party “Enforcing Party”), the other Party (the “Non-Enforcing Party”) [**********].
(e)    [**********].
(f)    [**********].
(g)    [**********].
(h)    All Out-of-Pocket Costs incurred in connection with any litigation or other proceeding under Section 13.1 related to activities in the Territory shall be [**********]. The amount of any recovery from any litigation or other proceeding under this Section 13.1 (by court award, settlement or other resolution) shall first be used to pay reasonable costs and expenses, including attorneys’ fees, relating to such litigation or other proceedings (including, for clarity, any Out-Of-Pocket Costs incurred by the Non-Enforcing Party pursuant to the proviso in the immediately preceding sentence), and any remainder after such reimbursement is made shall be [**********].
(i)    As between the Parties, other than with respect to any Infringement, each Party shall retain all enforcement rights with respect to any Patents solely owned by such Party or any of its Affiliates (or with one or more Third Parties, but not the other Party or any of its Affiliates) worldwide and the other Party shall have no rights in connection with any such enforcement.
(j)    [**********].
(k)    Notwithstanding the foregoing, [**********].
13.2    Patent Marking. Unless otherwise mutually agreed to by the Parties in writing, each Party shall comply with the Patent marking statutes in each country in which the Product in the Field is made, offered for sale, sold or imported by such Party, its Affiliates or its or their Distributor/Commercial Partners.

13.3    Third Party Infringement Claims; New Licenses.
(a)    If either Party or its Affiliates shall learn of an allegation that the Development, Manufacture or Commercialization of the Product in the Field in the Territory under this Agreement infringes or otherwise violates the intellectual property rights of any Third Party in the Territory (“Third Party Infringement Claim”), then such Party shall promptly notify the other Party in writing of this allegation. [**********].
(b)
(i)    [**********].
(ii)    [**********].
(c)
(i)    Each Party will notify the other if such Party becomes aware of any Patent of a Third Party [**********] that (x) is not Controlled by either Party and (y) could arguably be infringed by the Development, Manufacture or Commercialization of the Product in the Territory under this Agreement (“Third Party Patent”). [**********].
(ii)    [**********].
(d)    In addition to and not in lieu of any obligations of the Parties in Sections 13.3(a) through (c), if a Party shall become engaged in or participate in any suit or other proceeding described in this Section 13.3, the other Party shall cooperate, and shall cause its and its Affiliates’ employees to cooperate, with such Party in all reasonable respects in connection therewith, including giving testimony and producing documents lawfully requested, and using its reasonable efforts to make available to the other, at no cost to the other (other than reimbursement of actually incurred, reasonable out-of-pocket travel and lodging expenses), such employees who may be helpful with respect to such suit, investigation, claim, interference or other proceeding.
(e)    Except as otherwise set forth in this Agreement, all Out-of-Pocket Costs incurred for any suit or proceeding in the Territory in connection with any suit or proceeding referred to in this Section 13.3 (including existing proceedings) shall be [**********].
(f)    Subject to Section 13.3(g), such license fees, milestones, royalties and other payments under Licenses to the extent attributable to, and based on, the Development, Manufacture or Commercialization of the Product in the Territory shall be [**********] in the Quarter in which such license fees, milestones, royalties or other payments were incurred by a Party, [**********].

(g)    Royalties under any Existing Agreement attributable to, and based on, the Development of the Product for, Manufacture of the Product for sale in, or Commercialization of the Product in, the Field in the United States shall be [**********]. Regeneron shall be solely responsible for any royalties or other similar contingent payments (e.g., milestones) under any Existing Agreement attributable to, and based on, the Development of the Product for, Manufacture of the Product for sale in, or Commercialization of the Product in, the Field in the Ex-U.S. Territory, [**********].
(h)    If a Party or its Affiliate seeks to enter into any potential License (other than a Platform License) after the Effective Date, such Party will [**********].
(i)    [**********].
(j)    Notwithstanding the foregoing, [**********].
13.4    Internal Costs.     For clarity, each Party shall be responsible for any internal costs incurred by such Party or its Affiliates under this ARTICLE XIII.
ARTICLE XIV BOOKS, RECORDS AND INSPECTIONS;
AUDITS AND ADJUSTMENTS

14.1    Books and Records. Each Party shall, and shall cause each of its respective Affiliates to, keep proper books of record and account in which full, true and correct entries (in conformity with such Party’s Accounting Standards) shall be made for the purpose of determining the amounts payable or owed pursuant to this Agreement (including the utilization of FTEs, the determination of the Commercial Overhead Charge, and the allocation of personnel under this Agreement). To the extent additional information is reasonably required to comply with Regeneron’s obligations under the Existing Agreements or any License or with Teva’s obligations under any License, the Parties shall work together in good faith to timely compile and produce such additional information. Each Party shall keep its books of record and account to the extent related to this Agreement in a readily available and organized form to allow an independent auditor to verify the accuracy of all financial, accounting and numerical information provided in an efficient manner. To the extent an audited Party is not in compliance with the previous sentence, the audited Party shall be responsible for any additional fees charged by the independent auditor to the auditing Party as a result of additional time spent by the independent auditor assembling or organizing such information. Each Party shall, and shall cause each of its respective Affiliates to, permit auditors, as provided in Section 14.2, to visit and inspect, during regular business hours and under the guidance of the employees of the Party whose books are being inspected, and to examine the books of record and account of such Party or such Affiliate to the extent relating to this Agreement and discuss the affairs, finances and accounts of such Party or such Affiliate to the extent relating to this Agreement with, and be advised as to the same by, its and their officers and independent accountants.
14.2    Audits and Adjustments.
(a)    Each Party shall have the right (at its own cost and expense), upon no less than [**********] advance written notice and at such reasonable times and intervals and to such reasonable extent as the investigating Party shall request, not more than once during any Calendar Year, to have the books and records of the other Party and its Affiliates maintained pursuant to Section 14.1 to the extent relating to this Agreement for the preceding [**********] audited by an independent “Big Four” (or equivalent) accounting firm of its choosing under reasonable appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all costs and expenses, financial, accounting and numerical information and calculations provided, including Commercial Supply Costs, Development Costs, Development Supply Costs, Field Force Costs, Manufacture Costs, Non-Field Force Commercial FTE Costs, Other Shared Expenses, Shared Commercial Expenses, Additional Trial Costs, and payments made, under this Agreement; provided that no period may be subjected to audit more than [**********] unless a material discrepancy is found in any such audit of such period, in which case additional audits of such period may be conducted until no material discrepancies are found.
(b)    The results of any such audit shall be delivered in writing to each Party and shall be final and binding upon the Parties, unless disputed by a Party within [**********]

of delivery. If the audited Party or its Affiliates have underpaid or over billed an amount due under this Agreement resulting in a cumulative discrepancy of amounts incurred during any year of more than [**********], the audited Party shall also reimburse the other Party for the costs and expenses of such audit (with the cost and expense of the audit to be paid by the auditing Party in all other cases). The Parties shall cause such accountants to enter into a reasonably acceptable confidentiality agreement with the audited Party and obligating such firm to retain all such financial information in confidence pursuant to terms no less stringent than those set forth in ARTICLE XVI. Such accountants shall only disclose to the Party requesting the audit a summary of its review and findings and shall not disclose to the Party requesting the audit or any Third Party any information reasonably labeled by the audited Party as being confidential or competitively sensitive or proprietary information.
(c)    If any examination or audit of the records described above discloses an overpayment or underpayment of amounts due hereunder, then unless the result of the audit is contested pursuant to Section 14.2(d), (i) the Party that underpaid shall pay any amounts due plus, if such underpayment is the underpaying Party’s fault, interest thereon at the Default Interest Rate accruing from the date of such underpayment, or (ii) the Party that received an overpayment shall refund such overpayment plus, if such overpayment is the fault of the Party refunding such payment, interest thereon at the Default Interest Rate accruing from the date of such overpayment, in each case ((i) and (ii)) within thirty (30) days after receipt of the written results of such audit.
(d)    Subject to the first (1st) sentence of Section 14.2(b), any disputes with respect to the results of any audit conducted under this Section 14.2 shall be subject to dispute resolution in accordance with ARTICLE X.
14.3    GAAP/IFRS. Except as otherwise provided herein, all of a Party’s costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with such Party’s Accounting Standards, as generally and consistently applied.
ARTICLE XV
REPRESENTATIONS, WARRANTIES AND COVENANTS
15.1    Due Organization, Valid Existence and Due Authorization; Financial Capability. Each Party represents and warrants to the other Party, as of the Effective Date, as follows: (a) it is duly organized and validly existing under the applicable Laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and the legal right to own and operate property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement; (c) it has full corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (d) it has taken all corporate action necessary to enter into and perform this Agreement; (e) the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organizational documents or any requirement of applicable Laws or regulations; (f) this Agreement is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium); (g) the individuals executing this Agreement for such Party have been duly authorized to execute and deliver this Agreement on behalf of such Party; (h) to such Party’s knowledge, neither it nor any of its Affiliates have materially violated any applicable Anti-Corruption Laws with respect to the Territory; (i) all necessary consents, approvals and authorizations of all Governmental Authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained; and (j) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee in connection with this Agreement or the transactions contemplated hereby based on arrangements made by it or on its behalf. Each Party hereby represents and warrants to the other Party that such Party has, and will continue to have, sufficient liquid assets to promptly and timely pay and perform all of the payments and obligations required by such Party or its Affiliates to be paid and performed by them hereunder. As used in ARTICLE XV, “knowledge” or “has knowledge” means, [**********].
15.2    Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other Party that, as of the Effective Date, there is no claim, announced investigation, suit, hearing, action or proceeding pending or, to such Party’s knowledge, threatened, against such Party before or by any court, arbitrator or Governmental Authority that, individually or in the aggregate, could reasonably be expected to (a) materially impair the ability of such Party to perform any of its obligations under this Agreement or (b) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby. During the Term, each Party shall promptly notify the other Party in writing upon learning of any of the foregoing.
15.3    No Conflict. Except with respect to matters under [**********], each Party represents and warrants to the other Party that, as of the Effective Date, it has not entered into any agreement with any Third Party that is in material conflict with the licenses and other rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the licenses and other rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or materially adversely affect the license and other rights granted to the other Party under this Agreement, and its performance and execution of this Agreement will not result in a material breach of any other contract to which it is a Party.

15.4    Additional Regeneron Representations and Warranties. Regeneron additionally represents and warrants to Teva that, except as disclosed on Schedule 15.4 hereto, as of the Effective Date:
(a)    Regeneron or its Affiliate(s) owns all right, title and interest in and to all Regeneron Product Patent Rights in existence as of the Effective Date;
(b)    Regeneron has sufficient legal or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind, as necessary to sell and transfer the Product to Teva as contemplated by this Agreement;
(c)    to Regeneron’s knowledge there is no pending litigation alleging, and Regeneron has not received written notice that alleges, that any of Regeneron’s making, using, selling, offering to sell, or importing of the Product has violated, or would violate, a Valid Claim of an issued and unexpired Patent of any Third Party in the Territory;
(d)    [**********];
(e)    to Regeneron’s knowledge, the Development and Manufacture of the Product as of the Effective Date has not constituted or involved the misappropriation of the trade secrets of a Third Party;
(f)    Regeneron and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Regeneron Know-How and Manufacturing Information that Regeneron in its reasonable discretion deems to be necessary for Teva to Develop or Commercialize the Product in the Field in the Territory and in accordance with this Agreement and that constitutes trade secrets under applicable Laws (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring such employees, consultants and independent contractors to maintain the confidentiality of such Regeneron Know-How and Manufacturing Information) and, to Regeneron’s knowledge, such Regeneron Know-How has not been disclosed to any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;
(g)    to Regeneron’s knowledge, the issued and unexpired Regeneron Product Patent Rights as of the Effective Date are not invalid or unenforceable, in whole or part; Schedule 1.142 lists all Patents owned or in-licensed by Regeneron or any of its Affiliates as of the Effective Date that qualify as Regeneron Product Patent Rights based on the definition thereof; no licenses or other rights have been granted to any Third Party under any Regeneron Product Patent Rights to commercialize any Competing Product in the Territory; and no licenses or other rights have been granted to a Third Party as of the Effective Date to Commercialize the Product in the Territory;
(h)    Regeneron has not received any written notice of any threatened litigation seeking to invalidate or otherwise challenge the Regeneron Patent Rights or the Regeneron Manufacturing Patents or Regeneron’s rights therein, and, to Regeneron’s knowledge, none of the Regeneron Product Patent Rights are subject to any pending re-examination, opposition, interference or litigation proceedings;
(i)    to Regeneron’s knowledge, neither Regeneron nor any officer, employee or agent of Regeneron has knowingly made an untrue statement of a material fact to any Regulatory Authority in the Territory with respect to the Product or knowingly failed to disclose a material fact required to be disclosed to any Regulatory Authority in the Territory with respect to the Product, in each case, that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory;
(j)    Except with respect to the agreements (and payments thereunder to the extent) set forth in Schedule 15.4(j), neither Regeneron nor any of its Affiliates is a party to any agreement (including any Existing Agreement) as of the Effective Date that imposes a royalty or other similar contingent payments (e.g. milestones) on the Development or Commercialization of the Product (as it exists as of the Effective Date) in the Territory; and
(k)    Regeneron and its Affiliates have not received any written notice of material breach of any Existing Agreement or other agreement specifically relating to the Manufacture of the Product to which Regeneron or any of its Affiliates is party from the applicable counterparty thereto, and to Regeneron’s knowledge there have been no acts or omissions by Regeneron or its Affiliates that constitute a material breach of an Existing Agreement that would result in the actual termination of such Existing Agreement, that would, in either case, prevent Regeneron from meeting its Development, Commercialization or Manufacturing obligations, or granting to Teva its licenses or other rights, under this Agreement.
(l)    [**********].
15.5    Additional Teva Representations and Warranties. Teva additionally represents and warrants to Regeneron that, as of the Effective Date, (a) Teva has no knowledge of any pending filing, complaint, hearing, matter or action against or involving either Teva or its Affiliates with any Governmental Authority that could be reasonably anticipated to have a material adverse effect on its ability to obtain Approvals for the Product in any country or region of the Ex-U.S. Territory, and (b) there are no Teva Background Patent Rights.
15.6    Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING THE SUCCESS OR POTENTIAL SUCCESS OF THE DEVELOPMENT, COMMERCIALIZATION, MARKETING OR SALE OF ANY PRODUCT IN THE FIELD. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
15.7    Mutual Covenants. Each Party hereby covenants to the other Party as follows: (a) except (in the case of Regeneron) with respect to matters under [**********], it will not during the Term grant any right or license, or make any assignment or other transfer to any Third Party in the Territory that would be inconsistent with or in conflict with or in derogation of the licenses or other rights granted to the other Party under this Agreement or the obligations of such Party under this Agreement; (b) except with respect to the Joint Patent Rights, neither Party will use the Patents or Know-How of the other Party outside the scope of the licenses and other rights granted to it under this Agreement; (c) in the course of the Development, Manufacture (with respect to Regeneron) or Commercialization of the Product in the Field under this Agreement, it will not knowingly use and will not have knowingly used an employee or consultant who is or has been debarred by a Regulatory Authority or, to the best of such Party’s knowledge, is or has been the subject of debarment proceedings by a Regulatory Authority and (d) it will have a written agreement with all of its employees and contractors who may participate in the conduct of the Collaboration or receive confidential information hereunder assigning to such Party ownership of all intellectual property rights created in the course of their employment or provision of services, as applicable.
15.8    Business Ethics.
(a)    Each Party agrees to conduct its activities under this Agreement in a manner that is consistent with law, including the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism (collectively, “Anti-Corruption Laws”), and good business ethics.
(b)    Each Party shall not, directly or indirectly, in connection with its activities under this Agreement pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything of value (collectively, a

“Payment”) to any official or employee of any government, or any department, agency, or instrumentality thereof; political party or political party official; official or employee of any international public organizations; candidates for public office; representatives of other businesses; health care professionals; or persons acting on behalf of any of the foregoing (collectively, “Officials”) where such Payment would constitute a violation of any Anti-Corruption Law. In addition, regardless of legality, each Party shall not make any Payment, directly or indirectly, in connection with its activities under this Agreement, to any Official if such Payment is for the purpose of improperly influencing or rewarding any act or decision of such Official, or (ii) inducing such Official to do or omit to do any act in violation of his or her lawful duty, or (iii) improperly inducing such Official to use its or his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, or (iv) securing any improper advantage for either Party. Each Party acknowledges and agrees that none of it, or any of its Affiliates or its or their respective officers, directors, employees, agents and representatives (collectively, “Representatives”) is authorized to waive compliance with the provisions of this Section 15.8 and that each Party will be solely responsible for its compliance with the provisions of this Section 15.8 and the Anti-Corruption Laws irrespective of any act or omission of the other Party or any of its Affiliates, Distributor/Commercial Partners, or subcontractors or its or their respective Representatives. Each Party’s failure to abide by the provisions of this Section 15.8 shall be deemed a material breach of this Agreement and without prejudice to any other rights or remedies that may be available to the non-breaching Party under this Agreement or in law or equity.
(c)    Each Party shall promptly notify the other Party upon becoming aware of and shall keep such Party reasonably apprised of, (i) any allegation or violation of, or any notice, subpoena, demand, or other communication (oral or written) from any governmental authority regarding such Party’s actual, alleged, or possible failure to comply with, any Anti-Corruption Laws or any other Laws by such Party or any of its Affiliates or those acting on such Party’s behalf, (ii) any confirmed or corroborated violation of Anti-Corruption Laws or any other Laws that are the result of an internal inquiry, in each case of (i) and (ii), in connection with the matters that are the subject of this Agreement and the performance by such Party of its obligations hereunder; and (iii) the occurrence of any fact or event that would render any representation, warranty, covenant, or undertaking in Section 15.8(a) or (b) incorrect or misleading. Following such notification, the notifying Party shall keep the other Party reasonably apprised of the matters described in this Section 15.8(c) throughout the duration of such matters.
(d)    [**********].
15.9     [**********].

ARTICLE XVI
CONFIDENTIALITY
16.1    Confidential Information.
(a)    Each of Teva and Regeneron acknowledges (subject to Section 16.1(b) and the provisions of ARTICLE XIX) that all Party Information provided to it (or its Affiliate) or otherwise made available to it by or on behalf of the other Party or its respective Affiliates or its or their Distributor/Commercial Partners or subcontractors pursuant to this Agreement is confidential and proprietary to such other Party or its Affiliates or its or their Distributor/Commercial Partners or subcontractors. Furthermore, Teva acknowledges and agrees (subject to the further provisions of this ARTICLE XVI) that all Product Information and Regeneron’s or its Affiliates’ Manufacturing Information is confidential and proprietary to Regeneron and its Affiliates (and, irrespective of the Person who first disclosed it, Regeneron shall be deemed to be the disclosing Party and Teva shall be deemed to be the receiving Party with respect thereto). Subject to the further provisions of this ARTICLE XVI, each of Teva and Regeneron agrees to (i) maintain such Party Information of the other Party (or its Affiliates or its or their Distributor/Commercial Partners or subcontractors) and, solely with respect to Teva, all Product Information in confidence during the Term and for a period of ten (10) years thereafter; provided that such obligations with respect to trade secrets shall survive indefinitely (ii) use such Party Information of the other Party (or its Affiliate) and, solely with respect to Teva, Product Information solely for the purpose of exercising its rights and performing its obligations hereunder. [**********]. Each of Teva and Regeneron covenants that neither it nor any of its respective Affiliates shall disclose any such Party Information of the other Party (or its Affiliates or Distributor/Commercial Partners or subcontractors) or, [**********] to any Third Party, except (A) to its employees, agents, consultants or any other Person under its authorization; provided that such employees, agents, consultants or Persons are subject in writing to substantially the same confidentiality obligations as the Parties[**********], (B) as approved by both Parties hereunder or (C) as set forth elsewhere in this Agreement.
(b)    Notwithstanding anything provided in Section 16.1(a), the restrictions provided in this ARTICLE XVI shall not apply to information that was or is (and such information shall not be considered confidential or proprietary under this Agreement) (i) already in the public domain as of the Effective Date or becomes publicly known through no fault of the receiving Party or its Affiliate or any Person to whom the receiving Party or its Affiliate provided such information; (ii) already in the possession of the receiving Party or its Affiliate at the time of disclosure by the disclosing Party, other than under an obligation of confidentiality; provided that this clause (ii) shall not apply with respect to Product Information generated by Teva or any of its Affiliates or Distributor/Commercial Partners; (iii) disclosed to the receiving Party or its Affiliate on an unrestricted basis from a Third Party not under an obligation of confidentiality to the other Party or any Affiliate of such other Party with respect to such information and not with respect to

Product Information disclosed to Teva or any of its Affiliates by a Distributor/Commercial Partner that is generated by the Distributor/Commercial Partner; or (iv) similar in nature to the purported Party Information or Product Information but has been independently created outside of this Agreement, as evidenced by written or electronic documentation, without any aid, application or use of the Party Information or Product Information.
(c)    Notwithstanding anything provided in Section 16.1(a), each Party may use or disclose Party Information of the other Party and Product Information [**********] to the extent that use or disclosure is (i) necessary to file, prosecute or defend Patents or Patent applications for which the Party has the right to assume filing, prosecution, defense or maintenance pursuant to this Agreement; provided that reasonable measures have been taken to assure confidential treatment of such information to the extent practicable and consistent with applicable Law; (ii) required by a Governmental Authority, applicable Law (including the rules and regulations of any stock exchange or trading market on which the receiving Party’s (or its parent entity’s) securities are traded), or court order to be disclosed; provided that the receiving Party uses reasonable efforts to give the disclosing Party advance notice of such required disclosure in sufficient time to enable the disclosing Party to seek confidential treatment for such information or to request that the receiving Party seek confidential treatment for such information, if applicable; and provided, further, that the receiving Party provides all reasonable cooperation to assist the disclosing Party to protect such information and limits the disclosure to that information that is required by Governmental Authority, applicable Law or court order to be disclosed; (iii) to enforce the terms of this Agreement if it gives reasonable advance notice to the other Party to permit the other Party a sufficient opportunity to take any measures to ensure confidential treatment of such information and the disclosing Party shall provide reasonable cooperation to protect the confidentiality of such information; (iv) to the Regulatory Authorities as required in connection with obtaining or maintaining any Approval of the Product in the Field in the Territory pursuant to the terms of this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with applicable Law; or (v) required under a License or, with respect to Regeneron, under an Existing Agreement [**********]; provided that the recipient is subject in writing to substantially the same confidentiality obligations as the Parties.
(d)    Notwithstanding anything provided in this Section 16.1 or elsewhere in this Agreement, each Party and its Affiliates shall have the right to use and disclose any Product Information directly related to the Product (including the Manufacture or use thereof) to Governmental Authorities or Regulatory Authorities as required by applicable Law.
(e)    Without limitation of any of the foregoing [**********].

16.2    Injunctive Relief. The Parties hereby acknowledge and agree that the rights of the Parties under this ARTICLE XVI are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this ARTICLE XVI, such refusal or failure would result in irreparable injury to the other Party, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this ARTICLE XVI, then, in addition to any other remedy that may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.
16.3    Publication of Product or Party Information.
(a)    Subject to Section 16.1 with respect to [**********], Regeneron may publish or present the results of any research or development of [**********]. Regeneron shall provide Teva with an advance copy of any proposed publication or summary of any proposed oral presentation or poster relating to [**********] prior to submission for publication or disclosure for Teva’s review and comment. Teva shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to (i) prevent any specific, material negative effect to it or the Product as a result of the publication or disclosure (such recommendation of changes to include a description of the specific material negative effect), or (ii) to enable Teva to obtain Patent protection if it deems necessary. Regeneron will give good faith consideration to comments made by Teva with respect to such publications. If requested by Teva, Regeneron will delay or prevent such disclosure or publication as reasonably proposed by Teva. In the case of patentable inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a Patent application(s) or application(s) for a certificate of invention on the information involved.
(b)    Subject to Section 16.1 with respect to [**********], Teva may, with the prior written consent of Regeneron, which consent may not be unreasonably withheld, conditioned or delayed, publish or present any clinical data resulting from clinical trials sponsored by Teva pursuant to the Ex-U.S. Territory Development Plan or any [**********] conducted by Teva. Teva shall provide Regeneron with an advance copy of any proposed publication or summary of any proposed oral presentation or poster prior to submission for publication or disclosure for Regeneron’s review and comment. Without limitation of Regeneron’s right to consent, Regeneron shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to (a) prevent any specific, material negative effect to it or the Product as a result of the publication or disclosure (such recommendation of changes to include a description of the specific material negative effect), or (b) to enable Regeneron to obtain Patent protection if it deems it necessary.

Teva shall not unreasonably reject such comments, and, if requested by Regeneron, shall delay or prevent such disclosure or publication as reasonably proposed by Regeneron. In the case of patentable inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a Patent application(s) or application(s) for a certificate of invention on the information involved.
16.4    Disclosures Concerning this Agreement. The Parties agree to issue the joint press release in substantially the form attached hereto as Exhibit D promptly following the Effective Date. Teva and Regeneron agree not to (and to ensure that their respective Affiliates do not) issue any other press releases or public announcements concerning this Agreement or any actions or activities contemplated hereunder without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s securities (or the securities of its parent entity, including, in the case of Regeneron, of Parent)) are traded and further including, for the avoidance of doubt, the rules and regulations of the United States Securities and Exchange Commission to the extent applicable to a Party (or its parent entity, including, in the case of Regeneron, Parent); provided that the Party intending to disclose such information shall (a) use reasonable efforts to (i) provide the other Party advance notice of such required disclosure and an opportunity to review and comment on such proposed disclosure (which comments shall be considered in good faith by the disclosing Party) and (ii) assist the other Party to protect such information and (b) limit the disclosure to the information that is required, in the reasonable judgment of the disclosing Party, to be disclosed. Notwithstanding the foregoing, without prior submission to or approval of the other Party, either Party may issue press releases or public announcements that incorporate information concerning this Agreement or any actions or activities contemplated hereunder or thereunder which information was included in a press release or public disclosure that was previously disclosed under the terms of this Agreement or that contains only non-material factual (non-financial) information regarding the Collaboration. Except as required by a Governmental Authority or applicable Law (including the rules and regulations of any stock exchange or trading market on which a Party’s securities (or the securities of its parent entity, including, in the case of Regeneron, of Parent)) are traded and further including, for the avoidance of doubt, the rules and regulations of the United States Securities and Exchange Commission to the extent applicable to a Party (or its parent entity, including, in the case of Regeneron, Parent ) or in connection with the enforcement of this Agreement or adjudication of any Financial Dispute, neither Party (or their respective Affiliates) shall disclose to any Third Party, under any circumstances, any terms of this Agreement that have not been previously disclosed publicly pursuant to this ARTICLE XVI without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; except for disclosures to Third Parties for a reasonable business purpose that are bound by obligations of confidentiality and nonuse substantially equivalent in scope to those included herein with a term of at least ten (10) years (or indefinitely with respect to trade secrets). The Parties, through the Committees, shall establish mechanisms and procedures to ensure that there are coordinated timely corporate communications relating to the Product in the Field in the Territory. Regeneron acknowledges that Teva (or its parent entity), and Teva acknowledges that Parent, is a publicly traded company and, as such, is legally obligated to make timely disclosures of all material events relating to its business. The Parties acknowledge that either or both Parties (or, its parent entity, including in the case of Regeneron, Parent) may be obligated to file a copy of this Agreement with the United States Securities and Exchange Commission or its equivalent in the Territory. Each Party (or, its parent entity, including in the case of Regeneron, Parent) will be entitled to make such filing, but the Parties shall cooperate with each other and use reasonable efforts to obtain confidential treatment of confidential, including trade secret, information in accordance with applicable Law. The filing Party will provide the non-filing Party with an advance copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and will reasonably consider the non-filing Party’s timely comments thereon and upon the written request of the non-filing Party, will request an appropriate extension of the term of the confidential treatment period (provided that, in the case of Regeneron and Teva, “filing Party” shall mean, for purposes of this sentence, Parent and Teva (or its parent entity), respectively). For the avoidance of doubt, each Party will be responsible for its own legal and other costs in connection with any filing governed by the terms of this Section 16.4.
ARTICLE XVII
INDEMNITY

17.1    Indemnity and Insurance.
(a)    Teva will defend, indemnify and hold harmless Regeneron, its Affiliates and its and their respective officers, directors, employees, Distributor/Commercial Partners, distributors outside of the Territory [**********], and agents (“Regeneron Indemnitees”) from and against all claims, demands, liabilities, damages, penalties, fines, costs and expenses, including reasonable attorneys’ or experts’ fees and costs or amounts paid to settle (collectively, “Damages”), arising from or occurring as a result of a Third Party’s claim, action, suit, judgment or settlement (a “Third Party Claim”) against a Regeneron Indemnitee that is due to or based upon:
(i)    the [**********] by Teva or its Affiliates (or its or their respective agents, contractors, Distributor/Commercial Partners, representatives or other Persons or working on its or their behalf) in the performance of this Agreement, the Development Supply Agreement, the Commercial Supply Agreement or either Quality Agreement, including in connection with its Development or Commercialization of the Product;
(ii)    material breach by Teva (or conduct or omission by any of its Affiliates, or its or their respective agents, contractors, Distributor/Commercial Partners, representatives or other Persons working on its or their behalf, which if performed or failed to be performed by Teva would be a material breach by Teva or any of its Affiliates or its or their Distributor/Commercial Partners) of the terms of, or the representations and warranties made by it in, this Agreement; or
(iii)    any Additional Trials undertaken by Teva under Section 5.4;
except in each case ((i), (ii) and (iii)), to the extent that Damages arise out of [**********] committed by Regeneron or its Affiliates (or their respective agents, contractors, representatives or other Persons working on their behalf) in the performance of this Agreement or the material breach by Regeneron (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Regeneron would be a material breach by Regeneron) of the terms of this Agreement.
(b)    Regeneron will defend, indemnify and hold harmless Teva, its Affiliates and its and their respective officers, directors, employees, Distributor/Commercial Partners and agents (“Teva Indemnitees”) from and against all Damages arising from a Third Party Claim against a Teva Indemnitee that is due to or based upon:
(i)    the [**********] by Regeneron or its Affiliates (or their respective agents, contractors, Distributor/Commercial Partners, representatives or other Persons working on their behalf), in the performance of this Agreement, the Development Supply Agreement, the Commercial Supply Agreement or either Quality Agreement, including, in connection with the Development, Manufacture or Commercialization of the Product;
(ii)    material breach by Regeneron (or conduct or omission by any of its Affiliates, or its or their respective agents, contractors, Distributor/Commercial Partners, representatives or other Persons working on its or their behalf, which if performed or failed to be performed by Regeneron would be a material breach by Regeneron or any of its Affiliates or its or their Distributor/Commercial Partners) of the terms of, or the representations and warranties made by it in, this Agreement, other than a material breach with respect to the Manufacture of the Product unless such material breach resulted from the [**********] by Regeneron or its Affiliates (or their respective agents, contractors, Distributor/Commercial Partners, representatives or other persons or entities working on their behalf);
(iii)    the Commercialization of the Product outside of the Territory or the Development or Manufacture of Product in support thereof outside of this Agreement, in each case, by or on behalf of Regeneron, its Affiliates, or its or their Distributor/Commercial Partners (including Mitsubishi) other than Teva, its Affiliates or its or their Distributor/Commercial Partners; or
(iv)    any Additional Trials undertaken by Regeneron under Section 5.4.
except in each case ((i), (ii), (iii), and (iv)), to the extent that Damages arise out of the [**********] committed by Teva or its Affiliates (or their respective agents, contractors, Distributor/Commercial Partners, representatives or other persons or entities working on their behalf) in the performance of this Agreement or the material breach by Teva (or conduct or omission by any of its Affiliates, which if performed or failed to be performed by Teva would be a material breach by Teva) of the terms of this Agreement.
(c)    Mutual Indemnification.
(i)    In the event of any Third Party Claim alleging that the Development, Manufacture or Commercialization of the Product under this Agreement infringes a Patent of a Third Party for which neither Party is entitled to indemnification hereunder or under an Ancillary Agreement, each Party shall indemnify the other Party for [**********] of all Damages therefrom and during the Term such Damages shall be [**********].

(ii)    In the event of any product liability Third Party Claim alleging that the Development, Manufacture or Commercialization of the Product causes damages for which neither Party is entitled to indemnification hereunder or under an Ancillary Agreement, each Party shall indemnify the other for [**********] of all Damages therefrom and during the Term such Damages shall be [**********].
(d)    During the Term and for a minimum period of [**********] thereafter and for an otherwise longer period as may be required by applicable Law, each of Regeneron and Teva will (i) use Commercially Reasonable Efforts to procure and maintain [**********] in an amount not less than [**********] per occurrence and in the annual aggregate or (ii) procure and maintain adequate insurance by means of self-insurance in such amounts and on such terms as are consistent with normal business practices of similarly situated pharmaceutical companies in the life sciences industry. Such insurance shall insure against liability arising from this Agreement on the part of Regeneron or Teva, respectively, or any of their respective Affiliates or Distributor/Commercial Partners, due to injury, disability or death of any person or persons, or property damage arising from activities performed by such Party or its Affiliates or Distributor/Commercial Partners in connection with this Agreement. Any insurance proceeds received by a Party in connection with any Damages shall be retained by such Party and shall not reduce any obligation of the other Party under Section 17.1 with respect to such Damages.
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(e)    Notwithstanding anything to the contrary in this Section 17.1, neither Party shall be responsible to indemnify the other Party (or the Regeneron Indemnitees or Teva Indemnitees, as the case may be) from Third Party Claims resulting from, and to the extent allocable to, the [**********]. In the event that Regeneron (or any of its Affiliates) obtains any recoveries from a Third Party manufacturer (at any time) with respect to Development Supply Requirements or Commercial Supply Requirements, (i) Regeneron shall be entitled to retain from such recoveries any amounts required to reimburse Regeneron (or its Affiliate) for any reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in obtaining such recoveries and (ii) the remaining recoveries, if any, shall be shared by the Parties and their respective indemnified Persons in proportion to the Parties’ (and their respective indemnified Persons’) respective Third Party Claims.

17.2    Indemnity Procedure. The Party entitled to indemnification under this ARTICLE XVII (an “Indemnified Party”) shall notify the Party potentially responsible for such indemnification (the “Indemnifying Party”) within [**********] of being notified of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party. The indemnification procedures in this Section 17.2 shall not apply to claims for which each Party indemnifies the other Party for [**********] of all Damages under the terms of Section 17.1(c), and the Parties shall cooperate in good faith to establish a mutually agreeable strategy with respect to defending or prosecuting any Third Party Claims subject to Section 17.1(c). With respect to any Damages that are subject to Section 17.1(c), to the extent either Party or any of its Affiliates recovers any amounts with respect thereto from any Third Party pursuant to any agreement between such Party and such Third Party with respect to the activities that such Damages resulted from, such recoveries shall be shared equally by the Parties.
(a)    If the Indemnifying Party has acknowledged in writing to the Indemnified Party the Indemnifying Party’s responsibility for defending a claim, the Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party; provided that the Indemnifying Party may not enter into any compromise or settlement unless (i) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim; and (ii) the Indemnified Party consents to such compromise or settlement, which consent shall not be withheld, conditioned or delayed unless such compromise or settlement involves (A) any admission of legal wrongdoing by the Indemnified Party, (B) any payment by the Indemnified Party that is not indemnified hereunder or (C) the imposition of any equitable relief against the Indemnified Party. If the Indemnifying Party does not elect to assume control of the defense of a claim or if a good faith and diligent defense is not being or ceases to be materially conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, upon at least [**********] prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party and approved by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed); provided that the Indemnified Party shall keep the Indemnifying Party apprised of all material developments with respect to such claim and promptly provide the Indemnifying Party with copies of all correspondence and documents exchanged by the Indemnified Party and the opposing party(ies) to such litigation. The Indemnified Party may not compromise or settle such litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

(b)    The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 17.2 and shall bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.
(c)    Regardless of whether the Indemnifying Party assumes the defense of any claim pursuant to this Section 17.2, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to, reasonably cooperate in the defense or prosecution thereof and, if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party shall and shall use reasonable efforts to cause each indemnitee to furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals, in each case, as may be reasonably requested in connection therewith. Such cooperation shall include access upon reasonable notice during normal business hours afforded to the Indemnifying Party to and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such claim and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and to the extent the Indemnified Party is entitled to indemnification pursuant to this ARTICLE XVII, the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket expenses in connection with providing such assistance.
ARTICLE XVIII
FORCE MAJEURE
Neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, embargoes, acts of terrorism, acts of war (whether war be declared or not), insurrections, strikes, riots, civil commotions or acts of God (“Force Majeure”). Such excuse from liability and responsibility shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance, and only if the affected Party has not caused such event(s) to occur. The affected Party will notify the other Party of such Force Majeure circumstances as soon as reasonably practical and will make every reasonable effort to mitigate the effects of such Force Majeure circumstances.
ARTICLE XIX
TERM AND TERMINATION

19.1    Term/Expiration of Term.
(a)    The “Term” of this Agreement shall commence on the Effective Date and, unless this Agreement is earlier terminated in its entirety in accordance with the terms of this ARTICLE XIX, shall expire upon such time as neither Party nor any of its Affiliates or its or their Distributor/Commercial Partners is Developing the Product for, or Commercializing the Product in, the Field anywhere in the Territory under this Agreement (and such cessation of Development and Commercialization activities is acknowledged by both Parties in writing to be permanent).
(b)    Upon expiration of the Term, all licenses and rights granted by a Party to the other Party hereunder shall automatically terminate and revert to the granting Party.
19.2    Termination For Material Breach.
(a)    Termination for Material Breach. Upon and subject to the terms and conditions of this Section 19.2 and Section 10.3 and Section 19.4(b) (as applicable), this Agreement shall be terminable by a Party in its entirety, upon written notice to the other Party, if such other Party commits a material breach of its obligations under this Agreement, the Development Supply Agreement or the Commercial Supply Agreement. Such notice of termination shall set forth in reasonable detail the facts underlying or constituting the alleged breach (and specifically referencing the provisions of this Agreement alleged to have been breached), and the termination that is the subject of such notice shall be effective [**********] after the date such notice is given unless the breaching Party shall have cured such breach within such [**********] period (or, if such material breach, by its nature, is a curable breach but such breach is not curable within such [**********] period, such longer period not to exceed [**********] unless otherwise agreed by the Parties, so long as the breaching Party is using diligent efforts to cure such breach, in which event if such breach has not been cured, such termination shall be effective on the earlier of the expiration of such [**********] period or such time as the breaching party ceases to use diligent efforts to cure such breach). Notwithstanding the foregoing, in the case of breach of a payment obligation hereunder, the [**********] period referred to in the immediately preceding sentence shall instead be [**********] (and the immediately preceding parenthetical clause in the immediately preceding sentence shall not apply). [**********]. For purposes of this Section 19.2, the term “material breach” shall mean [**********], taken as a whole.
Termination Disputes. No later than five (5) Business Days after delivery of a notice of termination by a Party pursuant to Section 19.2(a), the Executive Officers of the Parties shall meet to discuss the breach that is the subject of such notice and the breaching Party’s proposed plans to cure such breach. In the event that there is a dispute between the Parties as to whether a material breach has occurred or what efforts are required to cure the alleged material breach, and the breaching Party has determined reasonably and in good faith that it is not materially breaching the Agreement or that the efforts required to cure the breach are less than what the terminating Party believes are necessary (each a “Termination Dispute”), then such breaching Party shall provide the terminating Party with a written statement setting forth the basis for its determination and any facts and analysis in support thereof within five (5) Business Days after the meeting of the Executive Officers and the Executive Officers shall meet again within five (5) Business Days after delivery of such statement. If the Executive Officers are not able to resolve the Termination Dispute within five (5) Business Days after such second meeting, [**********].
19.3    Termination for Insolvency. Either Party shall have the right to terminate this Agreement in its entirety, by and effective immediately, upon written notice to the other Party, if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or (b) the other Party proposes a written agreement of composition or extension of its debts, or (c) the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [**********] after the filing thereof, or (d) the other Party shall propose or become a party to any dissolution or liquidation, or (e) if the other Party shall make an assignment for the benefit of creditors. All rights and licenses granted under or pursuant to this Agreement by a Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and any similar applicable Laws in any other country in the Territory, licenses of rights to “intellectual property” as defined under Section 101 (35A) of the U.S. Bankruptcy Code. The Parties agree that all intellectual property rights licensed under or pursuant to this Agreement, including, any Patents or Patent applications in any country of a party covered by the license grants under this Agreement, are part of the “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code subject to the protections afforded the non-rejecting Party under Section 365(n) of the Bankruptcy Code, and any similar applicable Law or regulation in any other country. The Parties agree that this Agreement shall not be deemed terminated by virtue of any rejection by a Party or its receiver or trustee under applicable bankruptcy applicable Laws unless the non-rejecting Party fails to exercise its rights under Section 365(n)(1)(B) of the U.S. Bankruptcy Code (or its foreign equivalents). For clarity, if the non-rejecting Party fails to exercise such rights or such rights are not available in a country outside the United States, this Agreement shall be deemed terminated. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous applicable Laws in any other country or jurisdiction, if this Agreement is not terminated or deemed terminated, the Party that is not the subject of such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such licensed intellectual property and all embodiments of such intellectual property, which, if not already in such Party’s possession, shall be promptly delivered to it upon such Party’s written request, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement.
19.4    Additional Termination Rights of Regeneron.
(a)    [**********].
(b)    [**********].
(c)    [**********].
(d)    [**********].
19.5    Additional Termination Right of Teva. Teva shall have the right to terminate this Agreement in its entirety upon [**********] prior written notice to Regeneron. Except as otherwise noted in this Section 19.5, through the notice period set forth above (the “Termination Notice Period”), the Parties shall continue to Develop, Commercialize, and, with respect to Regeneron, Manufacture, the Product in the Field in the Territory in accordance with Plans and the terms of Schedule 4 shall apply. During the Termination Notice Period and as necessary thereafter, Teva shall, at Regeneron’s request, [**********] transition to Regeneron, [**********], the continued Development and Commercialization of the Product in the Field in the Territory. In addition, during the Termination Notice Period, Regeneron shall have [**********].
19.6    Effect of Termination.
(a)    Upon termination of this Agreement in its entirety for any reason, the provisions of Schedule 4 shall apply (including during any applicable Termination Notice Period) with respect to the Product, and except as set forth in this ARTICLE XIX or to the extent required by Teva to fulfill its obligations pursuant to Schedule 4, [**********].
(b)    Upon termination of this Agreement in its entirety by Teva under Section 19.2, [**********].
(c)    If Teva terminates this Agreement in its entirety under Section 19.5 after receipt of the first Marketing Approval of the Product in the European Union and [**********].
(d)    [**********].
19.7    Survival of Obligations. Except as otherwise provided in this ARTICLE XIX, or Schedule 4, upon expiration, or upon termination of this Agreement, the rights and obligations of the Parties hereunder shall terminate, and this Agreement shall cease to be of further force or effect to the extent of such termination; provided that notwithstanding any expiration or termination of this Agreement:
(a)    neither Teva nor Regeneron shall be relieved of any obligations (including payment obligations) of such Party arising prior to such expiration or termination, including, the payment of any non-cancelable costs and expenses incurred as part of a Plan (even if such costs and expenses arise following termination or expiration, as the case may be);
(b)    subject to the provisions of this ARTICLE XIX, including Schedule 4 to the extent applicable, the obligations of the Parties with respect to the protection and nondisclosure of Party Information and Product Information in accordance with ARTICLE XVI, as well as other provisions (including, ARTICLES XIV (with respect to costs incurred during the Term and for the period set forth therein), XVII, XVIII and XX and Sections 2.6(a)(ii) (only for the period set forth therein in the event of a termination under the sections identified therein), 2.6(c), 2.8 (only for the period set forth therein in the event of a termination under the sections identified therein), 4.1 (last sentence only), 4.2(a), 6.6(b), 6.8(e) (only upon expiration of this Agreement), 7.6 (only the last sentence with respect to Product sold during the Term), 7.7(a)(i) (with respect to Teva’s obligations and Regeneron’s rights), 7.7(c), 9.2 (only with respect to Development during the Term), 9.3 and 9.4 (only with respect to milestones achieved during the Term), 9.5 and 9.6 (only with respect to Net Sales of Product accrued during the Term) 9.9-9.19 (only for final post-term accounting), 10.3, 10.4, 10.5, 11.1, 11.3 (first and second sentences only), 11.5(b) (which grant shall become exclusive), 12.1, 12.2(c), 12.2(d) [**********], 12.2(e), 12.2(f) [**********], 12.3 (only with respect to Joint Patent Rights), 12.4(c) (third sentence only), 12.5, 12.6, 13.1 (only with respect to Joint Inventions and Joint Patent Rights), 13.3(f) (only the last sentence), 15.6, 15.9, 16.1, 16.2, 16.4, 19.3, 19.6, 19.7 and Schedules 2-3 (only for final post-term accounting), Schedule 4 and Schedule 6 (only for final post-term accounting)) that by their nature are intended to survive any such expiration or termination, shall survive and continue to be enforceable; and
(c)    such expiration or termination and this ARTICLE XIX shall be without prejudice to any rights or remedies a party may have for breach of this Agreement.
ARTICLE XX
MISCELLANEOUS

20.1    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Except as set forth in ARTICLE X, each Party hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware, and the United States District Court for the District of Delaware for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, waives any objections to such jurisdiction and venue and agrees not to commence any action, suit or proceeding relating to this Agreement except in such courts. Each Party further agrees that service of any process, summons, notice or document delivered by reputable international overnight courier service to its address set forth in Section 20.3 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.
20.2    Waiver. Waiver by a Party of a breach hereunder by the other Party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a Party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such Party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the Party granting the waiver.
20.3    Notices. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing, shall be sent to the address of the relevant Party set forth on Schedule 5 attached hereto and shall be (a) delivered personally, or (b) sent via a reputable international overnight courier service. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand or one (1) Business Day after it is sent via a reputable international overnight courier service. Either Party may change its address by giving notice to the other Party in the manner provided above.
20.4    Entire Agreement. This Agreement contains the complete understanding of the Parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the subject matter hereof (including the Confidentiality Agreement between Teva and Parent dated as of [**********] and amended by Amendment No. 1 as of [**********].
20.5    Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of Teva and Regeneron.
20.6    Severability.

(a)    If, under applicable Laws, any provision hereof other than Section 9.6 is in violation of public policy or invalid, illegal, or unenforceable at law or in equity, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement in any jurisdiction (“Modified Clause”), then, it is mutually agreed that this Agreement shall endure and that the Modified Clause shall be enforced in such jurisdiction to the maximum extent permitted under applicable Laws in such jurisdiction; provided that the Parties shall consult and use all reasonable efforts to agree upon, and hereby agree and consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either Party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.
(b)    [**********].
(c)    [**********].
(d)    For clarity, the court may not reform any provision of this Agreement without the consent of each Party.
20.7    Registration and Filing of the Agreement. To the extent that a Party concludes in good faith that it is required to file or register this Agreement or a notification thereof with any Governmental Authority in accordance with applicable Laws, such Party may do so subject to the provisions of Section 16.4. The other Party shall promptly cooperate in such filing or notification and shall promptly execute all documents reasonably required in connection therewith. The Parties shall promptly inform each other as to the activities or inquiries of any Governmental Authority relating to this Agreement, and shall promptly cooperate to respond to any request for further information therefrom.
20.8    Assignment. Except as otherwise expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Teva or Regeneron without (a) the prior written consent of Regeneron in the case of any assignment by Teva or (b) the prior written consent of Teva in the case of an assignment by Regeneron, except in each case (i) in whole or in part to an Affiliate of the assigning Party that has and will continue to have the resources and financial wherewithal to fully meet a Party’s obligations under this Agreement, as long as the assignee remains an Affiliate of the Parent with respect to Regeneron or the Controlling Parent for Teva as of the Effective Date with respect to Teva; provided that the assigning Party shall remain primarily liable hereunder notwithstanding any such assignment, or (ii) in whole to any Third Party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise, so long as such Affiliate or Third Party agrees in writing to be bound by the terms of this Agreement. The assigning Party shall remain primarily liable hereunder notwithstanding any such assignment. Any attempted assignment in violation hereof shall be void.
20.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, and shall also inure to the benefit of the Regeneron Indemnitees and Teva Indemnitees to the extent provided in the last sentence of Section 20.12.
20.10    Affiliates. Each Party may, and to the extent it is in the best interests of the Product in the Field in the Territory shall, perform its obligations under this Agreement through one or more of its Affiliates. Each Party absolutely, unconditionally and irrevocably guarantees to the other Party the prompt and timely performance when due and at all times thereafter of the responsibilities, liabilities, covenants, warranties, agreements and undertakings of its Affiliates pursuant to this Agreement. Without limiting the foregoing, no Party shall cause or permit any of its Affiliates to commit any act (including any act or omission) which such Party is prohibited hereunder from committing directly. If an Affiliate of a Party will engage in the Development, Manufacture (in the case of Regeneron) or Commercialization of the Product under this Agreement, then such Party shall enter into a separate agreement with such Affiliate pursuant to which the obligations of such Party hereunder shall be binding on such Affiliate and that shall provide that the other Party is a third party beneficiary of such agreement entitled to enforce such agreement and this Agreement against such Affiliate.
20.11    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by exchange between the Parties of electronically transmitted signatures (via facsimile, PDF format via e-mail or other electronic means) and such signatures shall be deemed to bind each Party as if they were original signatures.
20.12    Third Party Beneficiaries. Except as provided below in this Section 20.12, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party. Notwithstanding the foregoing, ARTICLE XVII is intended to benefit, in addition to the Parties, the other Regeneron Indemnitees and Teva Indemnitees as if they were parties hereto, but this Agreement is only enforceable by the Parties.

20.13    Relationship of the Parties. Each Party shall bear its own costs and expenses incurred in the performance of its obligations hereunder without charge or expense to the other Party except as expressly provided for in this Agreement. Neither Teva nor Regeneron shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Regeneron’s legal relationship under this Agreement to Teva, and Teva’s legal relationship under this Agreement to Regeneron, shall be that of an independent contractor. Nothing in this Agreement shall be construed to establish a relationship of partners or joint ventures between the Parties or any of their respective Affiliates.
20.14    Limitation of Damages. IN NO EVENT SHALL REGENERON OR TEVA BE LIABLE FOR SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY, REGARDLESS OF THE THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE) AND REGARDLESS OF ANY PRIOR NOTICE OF SUCH DAMAGES EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE (A) PAID TO A THIRD PARTY AS PART OF A THIRD PARTY CLAIM THAT IS COVERED BY THE INDEMNIFICATION OBLIGATIONS IN ARTICLE XVII, OR (B) COVERED BY REGENERON’S INDEMNIFICATION OBLIGATION IN SECTION 2.6(C).
20.15    Standstill Agreement.
(a)    During the period commencing on the Effective Date and expiring on the date that is five (5) years after the end of the Term (such period, as it may earlier terminate pursuant to Section 20.15(b), the “Standstill Term”), neither Teva nor any of its Affiliates shall (and Teva shall cause such Affiliates not to), except as expressly invited in writing by Parent (for purposes of this Section 20.15, Teva, together with such Affiliates, being referred to, collectively, as the “Investor”):
(i)    directly or indirectly, acquire beneficial ownership of Shares of Then Outstanding Capital Stock or any securities convertible into or exchangeable for Shares of Then Outstanding Capital Stock, or make a tender, exchange or other offer to acquire Shares of Then Outstanding Capital Stock, if after giving effect to such acquisition, the Investor would beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor thereto) five percent (5%) or more of the Shares of Then Outstanding Capital Stock; provided, however, that notwithstanding the provisions of this Section 20.15, if the number of shares constituting Shares of Then Outstanding Capital Stock is reduced or if the aggregate ownership of the Investor is increased as a result of a recapitalization of Parent, Investor shall not be required to dispose of any of its holdings of Shares of Then Outstanding Capital Stock even though such action resulted in the Investor’s ownership totaling five percent (5%) or more of the Shares of Then Outstanding Capital Stock immediately after the completion of such recapitalization;
(ii)    directly or indirectly, seek to have called any meeting of the shareholders of Parent, propose or nominate for election to the Board of Directors of Parent (the “Board”) any Person whose nomination has not been approved by a majority of the Board, or vote or cause to be voted in favor of such Person for election to the Board any Shares of Then Outstanding Capital Stock;
(iii)    directly or indirectly, knowingly encourage, accept or support a tender, exchange or other offer or proposal by any other Person or group (each, an “Offeror”) the consummation of which would result in a Change of Control of Parent; provided, however, that from and after the filing of a Schedule 14D-9 (or successor form of Tender Offer Solicitation/Recommendation Statement under Rule 14d-9 of the Exchange Act) by Parent recommending that shareholders accept any such offer filed after such offer has commenced, Investor shall not be prohibited from taking any of the actions otherwise prohibited by this clause (iii) for so long as Parent maintains and does not withdraw such recommendation;
(iv)    directly or indirectly, solicit proxies or consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor thereto) in opposition to the recommendation of a majority of the Board with respect to any matter, or seek to advise or knowingly influence any Person, with respect to voting of any Shares of Then Outstanding Capital Stock of Parent;
(v)    deposit any Shares of Then Outstanding Capital Stock in a voting trust or subject any Shares of Then Outstanding Capital Stock to any arrangement or agreement with respect to the voting of such Shares of Then Outstanding Capital Stock;
(vi)    act in concert with any Third Party to take any action in clauses (i) through (v) above, or form, join or in any way participate in a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d)(3) of the Securities Act of 1934, as amended, or any successor thereto;

(vii)    request or propose that Parent or any of Parent’s officers or the Board (or any committee thereof) amend, waive, or consider the amendment or waiver of any provisions set forth in this Section 20.15; or
(viii)    enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in clauses (i) through (vii) above;
provided that (A) nothing contained in this Section 20.15 shall prohibit the Investor or its Affiliates from making confidential, non-public proposals to, or entering into confidential, non-public discussions, negotiations, arrangements or agreements with, Parent and with the express, prior authorization of Parent provided to the Investor in writing, with Third Parties, that the Investor or such Affiliate may request in a confidential, non-public manner, regarding a transaction or matter of the type described in the foregoing clause (i), and (B) the mere voting of any Shares of Then Outstanding Capital Stock held by the Investor shall not constitute a violation of any of clauses (i) through (vi) above.
(b)    Termination of Standstill. Provided the Investor has not violated Section 20.15(a)(iii), (iv), (vi) or (viii) with respect to the Offeror referred to in this Section 20.15(b), the restrictions contained in Section 20.15(a) shall terminate upon the earlier to occur of:
(i)    the public announcement by Parent recommending acceptance by Parent’s shareholders of a tender offer or exchange offer by an Offeror that, if consummated, would constitute a Change of Control of Parent;
(ii)    the public announcement by Parent or an Offeror of any definitive agreement providing for a Change of Control of Parent;
(iii)    the acquisition by an Offeror of beneficial ownership of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by the Offeror, represents more than thirty percent (30%) of the voting power represented by all issued and outstanding Shares of Then Outstanding Capital Stock;
(iv)    the issuance by Parent to a Third Party (other than an underwriter in a public offering that promptly distributes such shares to the public) of Shares of Then Outstanding Capital Stock, which, when combined with all other Shares of Then Outstanding Capital Stock beneficially owned by such Third Party immediately prior to such issuance, represents more than ten percent (10%) of the voting power represented by all issued and outstanding Shares of Then Outstanding

Capital Stock immediately after giving effect to such issuance, if Parent does not enter into a standstill agreement with such Third Party upon material terms substantially similar to the provisions of Section 20.15(a);
(v)    a sale of all or substantially all of the assets of Parent (other than to a wholly owned Affiliate of Parent); or
(vi)    a liquidation or dissolution of Parent that would give rise to a termination of this Agreement pursuant to Section 19.3;
provided, however, that if any of the transactions referred to in (i), (ii), (iii) or (v) above terminates and Parent has not made a public announcement of its intent to solicit or engage in a transaction referred to in Section 20.15(a) (or has announced its decision to discontinue pursuing such a transaction) the consummation of which would result in a Change of Control of Parent, then the restrictions contained in Section 20.15(a) shall again be applicable.
In addition, for the avoidance of doubt and subject to the preceding sentence, from and after the expiration or termination of the Standstill Term, no provision of this Agreement or any of the related agreements shall restrict the Investor or its Affiliates, directly or indirectly, from taking any actions or engaging in activities described in clauses (i) through (viii) of Section 20.15(a).

20.16    Construction.
(a)    The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits. The words “will” and “shall” shall have the same meaning and, unless the context otherwise requires, the use of the word “or” is used in the inclusive sense (and/or). The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term, irrespective of whether such term is used with “without limitation” or “without limiting” throughout this Agreement. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. [**********].
(b)    The captions of this Agreement are for convenience or reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or in the intent of any provision contained in this Agreement. Unless otherwise specified, (i) the references in this Agreement to any Article, Section, Exhibit, Schedule or Appendix means references to such Article, Section, Exhibit, Schedule or Appendix of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section and (iii) unless the context otherwise requires, references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, so varied, replaced or supplemented and in effect at the relevant time of reference thereto.
(c)    Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement within a specified time period and notification of such approval or consent is not delivered within such time period, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent. This Agreement has been prepared jointly and the provisions contained herein shall not be construed or interpreted for or against any Party to this Agreement because such Party drafted or caused such Party’s legal representative to draft any provision contained herein.
(d)    In the event of any conflict between this Agreement and the Schedules, Exhibits or Appendices hereto, this Agreement shall prevail.
20.17    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Teva and Regeneron have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Teva Pharmaceuticals International GmbH

By: /s/ Naama Baram
Name: Naama Baram
Title: General Manager

By: /s/ R. David Koch
Name: David Koch
Title:Managing Officer

Regeneron Ireland

By: /s/ Jeffrey Landry
Name: Jeffrey Landry
Title: Director

1

SCHEDULE 1
Initial Global Development Plan
[**********]

1

SCHEDULE 1.57
Existing Agreements
[**********]

1

SCHEDULE 1.142
Regeneron Product Patent Rights

[**********]

SCHEDULE 2
Manufacturing Cost

“Manufacturing Cost” as used in this Agreement [**********] shall be determined as provided in this Schedule 2 [**********].

A.    General Principles
1.    The costs of Finished Product supplied by Regeneron for Development Supply Requirements or Commercial Supply Requirements shall be [**********].
2.    To the extent Regeneron uses Finished Product (including Formulated Bulk Product contained therein) that was Manufactured by Regeneron prior to the Effective Date, the costs of such Formulated Bulk Product or Finished Product shall be[**********].
3.    [**********].
4.    Manufacturing Cost shall be calculated using methodology that is in accordance with Regeneron’s Accounting Standards at the election of Regeneron and consistently applied by Regeneron throughout its operations, without any mark-up. [**********].
5.    [**********].
6.    [**********].
B.    Fully Burdened Manufacturing Cost
1.    “Fully Burdened Manufacturing Cost” includes the following costs of preparations for, and the Manufacture of, Finished Product (including Formulated Bulk Product contained therein) [**********].

(a)    Direct Costs incurred by Regeneron:
(i)    [**********].
(ii)    [**********].
(iii)    [**********].
(iv)    [**********].
(b)    Indirect Costs incurred by Regeneron:
(i)    [**********].
(ii)    [**********].
(c)    [**********].

2-1

[**********].
C.    [**********]
[**********].

2-2

SCHEDULE 3
Quarterly True-Up

[**********]:

[**********]

4-1

SCHEDULE 4
Certain Termination Arrangements
1.    (a) Teva shall promptly collect and return, and cause its Affiliates and Distributor/Commercial Partners and subcontractors to collect and return, to Regeneron or, at Regeneron’s request, destroy, all documents containing Product Information or Party Information of Regeneron or any of its Affiliates or its or their Distributor/Commercial Partners or subcontractors, except to the extent that such Party Information is necessary for Teva or any of its Affiliates and its and their designees to exercise their surviving rights under this Agreement, and shall immediately cease, and cause its Affiliates and its and their Distributor/Commercial Partners and subcontractors to cease, all further use of any such Product Information and Party Information. [**********]. Notwithstanding the foregoing, (i) Teva may retain copies of any Party Information or Product Information to the extent required by applicable Law, as well as retain one (1) copy of such information solely for legal archive purposes and (ii) any such Party Information or Product Information covered by an exclusion set forth in Section 16.1(b) shall not be subject to the foregoing obligations; provided that such copies referenced in clause (i) will continue to be subject to the terms and conditions of this Agreement, including, obligations of confidentiality and non-use/non-disclosure in accordance herewith. (b) Regeneron shall promptly collect and return, and cause its Affiliates and its and their Distributor/Commercial Partners and subcontractors to collect and return, to Teva or, at Teva’s request, destroy, all documents containing Party Information of Teva or any of its Affiliates or its or their Distributor/Commercial Partners or subcontractors, except to the extent that such Party Information is necessary for Regeneron or any of its Affiliates and its and their nominees or designees to exercise their surviving rights under this Agreement, and shall immediately cease, and cause its Affiliates and its and their Distributor/Commercial Partners and subcontractors to cease, all further use of any such Party Information. Notwithstanding the foregoing, (i) Regeneron may retain copies of any such Party Information to the extent required by applicable Law, as well as retain one (1) copy of such information solely for legal archive purposes and (ii) any such Party Information covered by an exclusion set forth in Section 16.1(b) shall not be subject to the foregoing obligations; provided that such copies referenced in clause (i) will continue to be subject to the terms and conditions of this Agreement, including, obligations of confidentiality and non-use/non-disclosure in accordance herewith.
2.    [**********].
3.    [**********]:
(a)    Teva shall transfer and assign to Regeneron (or its nominee) all Marketing Approvals, Pricing Approvals, and other Approvals and regulatory filings (including Registration Filings) made or obtained by Teva or its Affiliates or any of its Distributor/Commercial Partners in performance of this Agreement to the extent specifically relating to the Product; [**********].
(b)    To the extent permitted by applicable Law or the applicable Regulatory Authority, transition and transfer control to Regeneron of all clinical trials being

4-1

conducted under this Agreement by Teva with respect to the Product as of the effective date of termination to enable such transfer to be completed in accordance therewith [**********].
(c)    Teva shall assign and transfer to Regeneron (or its nominee or designee) Teva’s entire right, title and interest in and to any Product Trademarks for the Product and Promotional Materials relating to the Product; provided that nothing herein is intended to convey any rights in or to Teva’s corporate name and logos or any trade names except for the limited rights set forth herein.
(d)    Teva shall provide to Regeneron (or its nominee or designee) a copy (or originals to the extent required by any Regulatory Authority in connection with the Development, Manufacture or Commercialization of the Product in the Field for the Territory) of all information (including any Product Information and Product Inventions) in Teva’s possession and control, or in Teva’s control and accessible by Teva consistent with Teva’s regular business practices, to the extent directly relating to the Product in the Field, including, all such information contained in the regulatory or safety databases maintained by either Party hereunder, all in the format then currently maintained by Teva, or such other format as may be reasonably requested by Regeneron.
(e)    Teva shall [**********] assign to Regeneron any applicable Licenses and sublicenses specific and solely attributable to the Product and other material service provider contracts for significant services to be performed by Third Parties specific and solely attributable to the Development, or Commercialization of the Product in the Field for the Territory, as reasonably requested by Regeneron. [**********].
4.    Without limitation of the generality of the foregoing, the Parties shall [**********] complete the transition of the Development and Commercialization of the Product in the Field hereunder to Regeneron (or its sublicensee or Third Party nominee or designee) as soon as is reasonably possible.
5.    For the avoidance of doubt, except as expressly provided in this Agreement, including Section 19.6(b) (if applicable), Regeneron shall not be required to provide Teva any consideration in exchange for the licenses or other rights granted to it pursuant to the provisions of this Schedule 4; provided that Regeneron shall be solely responsible for paying any royalties, fees or other consideration that Teva may be obligated to pay to a Third Party in respect of any such transfer or sublicense to Regeneron of such licenses or other rights.
6.    Without limitation of any of the foregoing in this Schedule 4, Teva shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as Regeneron may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto Regeneron its rights under Section 19.6 and this Schedule 4.
7.    All costs and expenses incurred by Teva with respect to the activities under this Schedule 4 shall be [**********].

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SCHEDULE 5
Notices
(a)    If to Teva:

Teva Pharmaceuticals International GmbH
Schlüsselstrasse 12
8645 Jona
Switzerland
Attn:  Naama Baram, General Manager

With a copy (which shall not constitute notice) to:
Teva Pharmaceuticals
425 Privet Road
Horsham, PA 19044
Attn:  General Counsel

(b)    If to Regeneron:

Regeneron Ireland
Europa House
Harcourt Street
Dublin 2, Ireland
Attention: General Manager

Copy to:

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York, 10599
Attention: Corporate Secretary

5-1

SCHEDULE 6
[**********]

[**********]	[**********]
[**********]	[**********]
[**********]	[**********]
[**********]

6-1

SCHEDULE 7.7
[**********]

[**********]

1

SCHEDULE 8.3
DEVELOPMENT SUPPLY TERMS
TERM SHEET FOR CLINICAL SUPPLY AGREEMENT
The Clinical Supply Agreement between Regeneron and Teva to be entered into pursuant to the definitive collaboration agreement between Regeneron and Teva (the “Collaboration Agreement”), shall include the following terms:

Scope
Regeneron will use Commercially Reasonable Efforts to manufacture (or have manufactured) and supply (or have supplied) to Teva, filled/finished Product for Development in the Ex-U.S. Territory, as further specified in the Collaboration Agreement.

Packaging/Labeling	Teva will be responsible for providing all Ex-U.S. Territory-specific labeling instructions and package insert text.
Purchase Price	Governed by Collaboration Agreement
Incoterm	Delivery at Place (ex-U.S. to be determined)
Forecasting/Orders	[**********]
Deviating Product
If deviating Product is delivered to Teva, Regeneron will, as soon as commercially practical, replace the Product with conforming Product, such replacement to be at Regeneron’s cost provided such deviation results from [**********]. Regeneron will bear the cost of any replacement Product and the transportation, testing and disposal costs of any deviating Product, to the extent provided above. If deviating Product does not result from [**********], then the costs described in this Section will be borne as provided in the Collaboration Agreement.

Variances
If Teva fails to meet its firm order commitment, then Regeneron will use reasonable efforts to reallocate the excess Product. If Regeneron cannot re-allocate any such Product, then Teva will be obligated to purchase such Product.
If Teva’s orders exceed the Firm Order forecast, then Regeneron will use reasonable efforts to meet those orders, but will not be liable if it is not able to do so.

Warranties	[**********]
Maintenance of Facilities	Governed by Quality Agreement
Retention of Records	Regeneron will retain quality and production records for such time period as required by law and will provide such records to Teva upon request.
Recalls	Governed by the Collaboration Agreement
Audit Rights	Governed by the Collaboration Agreement
Indemnification	Governed by the Collaboration Agreement
Termination	Governed by the Collaboration Agreement
Confidentiality	Governed by the Collaboration Agreement

1

SCHEDULE 13.3
[**********]

1

[**********]

1

SCHEDULE 13.3(c)(ii)
[**********]
[**********]

SCHEDULE 15.4
REPRESENTATIONS AND WARRANTIES
None

1

SCHEDULE 15.4(j)
DISCLOSURE OF CERTAIN AGREEMENTS
[**********]
[**********]

1

SCHEDULE 15.4(l)
[**********]
[**********]

2

EXHIBIT A
Quarterly Inventory Report and Annual Inventory Report
[**********]

3

EXHIBIT B
Purchase Price Adjustment Calculation
[**********]

4

EXHIBIT C
FTE Rates

	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]	[**********]	[**********]
[**********]

5

EXHIBIT D
Press Release

TEVA Press Release *for immediate release* REGENERON

Teva and Regeneron Announce Global Collaboration to Develop and Commercialize Fasinumab, an Investigational NGF Antibody for Chronic Pain

Novel Nerve Growth Factor (NGF) Antibody Has Potential to Address Limitations of Current Non-Steroidal Anti-Inflammatory Drug (NSAID) and Opioid Therapies

Jerusalem and Tarrytown, NY, September 20, 2016 – Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) and Regeneron Pharmaceuticals, Inc (NASDAQ: REGN) announced today a global[1] agreement to develop and commercialize fasinumab, Regeneron's investigational NGF antibody in Phase 3 clinical development for osteoarthritis pain and in Phase 2 development for chronic low back pain. Under the terms of the agreement, Teva will pay Regeneron $250 million upfront and share equally in the ongoing research and development costs.

"Adding the promise of fasinumab to our developing pipeline of pain products provides a strong, strategic cornerstone to our program at Teva. In the United States alone, it is estimated that 40 million people suffer pain from osteoarthritis and chronic low back pain. This product has the potential to provide a novel treatment option for many of them," said Rob Koremans, MD., President and CEO of Global Specialty Medicines for Teva. "This is a significant transaction for Teva and with our commercial footprint, we will be able to widely educate healthcare providers about the option when it becomes available."

Under the terms of the agreement, Regeneron is eligible to receive development and regulatory milestones and additional payments based on net sales. The companies will split profit equally in the United States. Outside the U.S., Regeneron will supply the product at a range of purchase prices depending on net sales, such that Regeneron shares in a significant portion of any potential profits. Regeneron will lead global development and U.S. commercialization, while Teva will lead ex-U.S. development and commercialization.

"Millions of people worldwide live with osteoarthritis pain and have inadequate pain relief or abuse and

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[1] *Under a previously announced collaboration agreement with Regeneron, Mitsubishi Tanabe Pharma has exclusive development and commercial rights to fasinumab in Japan, Korea and nine other Asian countries, excluding China.*

Teva IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656
Regeneron IR Contact:	Manisha Narasimhan, PhD manisha.narasimhan@regeneron.com	United States	(914) 847-5126
Teva PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Denise Bradley	United States	(215) 591-8974
	Nancy Leone	United States	(215) 284-0213
Regeneron PR Contact:	Hala Mirza hala.mirza@regeneron.com	United States	(914) 847-3422

tolerability concerns with current NSAID and opioid treatment options," said George D. Yancopoulos, M.D., Ph.D., Chief Scientific Officer, Regeneron and President, Regeneron Laboratories. "The development of novel pain medicines without abuse potential, such as fasinumab, can be one important step in combating the growing opioid epidemic. Fasinumab represents the culmination of more than 25 years of Regeneron scientific work in neurotrophic factors. We look forward to working with Teva, a leader in pain therapeutics, to rapidly advance this program for patients in need."

Fasinumab is a fully human monoclonal antibody that targets NGF, a protein that plays a central role in the regulation of pain signaling. There is evidence that NGF levels are elevated in patients with chronic pain conditions. Fasinumab is currently being studied in a global Phase 3 program for OA pain and one is planned for chronic low back pain (CLBP).

Under a previously announced collaboration agreement with Regeneron, Mitsubishi Tanabe Pharma has exclusive development and commercial rights to fasinumab in Japan, Korea and nine other Asian countries, excluding China.

About Chronic Osteoarthritis and Chronic Low Back Pain

In the U.S. more than 20 million people live with OA pain[2] with a similar number for CLBP[3], both of which are expected to grow in the low-single digit percentages annually.[1,2] Many patients experience pain at moderate-to-severe levels with intolerance[4] and/or inadequate response[5] to current analgesic therapies such as opioids and NSAIDs. There is a great need for highly effective analgesics medications to provide patients relief without the toxicity and tolerability challenges of NSAIDs and opioids.[3] Opioid prescriptions account for 40% of the chronic pain market[6] and carry a well-known risk of abuse and misuse[3], underscoring the need for alternative pain therapies without the medical and societal challenges.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is a leading global pharmaceutical company that delivers high-quality, patient-centric healthcare solutions used by millions of patients every day. Headquartered in Israel, Teva is the world's largest generic medicines producer, leveraging its portfolio of more than 1,800 molecules to produce a wide range of generic products in nearly every therapeutic area. In specialty medicines, Teva has a world-leading position in innovative treatments for disorders of the central nervous system, including pain, as well as a strong portfolio of respiratory products. Teva integrates its generics and specialty capabilities in its global research and development division to create new ways of addressing unmet patient needs by combining drug development capabilities with devices, services and technologies. Teva's net revenues in 2015 amounted to $19.7 billion. For more information, visit www.tevapharm.com.

About Regeneron Pharmaceuticals, Inc.

Regeneron (NASDAQ: REGN) is a leading science-based biopharmaceutical company based in Tarrytown, New York that discovers, invents, develops, manufactures, and commercializes medicines for the treatment of serious medical conditions. Regeneron commercializes medicines for eye diseases, high LDL-cholesterol and a rare inflammatory condition and has product candidates in development in other

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[2] *Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 120*
3 Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 115
4 Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 148-149
5 Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 147
6 Decisions Resources Group. Chronic Pain: Disease Landscape and Forecast. 2016; 7

TEVA Press Release for immediate release

areas of high unmet medical need, including oncology, rheumatoid arthritis, asthma, and atopic dermatitis. For additional information about the company, please visit www.regeneron.com.

Teva's Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements, which are based on management's current beliefs and expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: our ability to develop and commercialize additional pharmaceutical products; competition for our specialty products, especially Copaxone® (which faces competition from orally-administered alternatives and a generic version); our ability to integrate Allergan plc's worldwide generic pharmaceuticals business ("Actavis Generics") and to realize the anticipated benefits of the acquisition (and the timing of realizing such benefits); the fact that following the consummation of the Actavis Generics acquisition, we are dependent to a much larger extent than previously on our generic pharmaceutical business; potential restrictions on our ability to engage in additional transactions or incur additional indebtedness as a result of the substantial amount of debt incurred to finance the Actavis Generics acquisition; the fact that for a period of time following the Actavis Generics acquisition, we will have significantly less cash on hand than previously, which could adversely affect our ability to grow; the possibility of material fines, penalties and other sanctions and other adverse consequences arising out of our ongoing FCPA investigations and related matters; our ability to achieve expected results from investments in our pipeline of specialty and other products; our ability to identify and successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; the extent to which any manufacturing or quality control problems damage our reputation for quality production and require costly remediation; increased government scrutiny in both the U.S. and Europe of our patent settlement agreements; our exposure to currency fluctuations and restrictions as well as credit risks; the effectiveness of our patents, confidentiality agreements and other measures to protect the intellectual property rights of our specialty medicines; the effects of reforms in healthcare regulation and pharmaceutical pricing, reimbursement and coverage; competition for our generic products, both from other pharmaceutical companies and as a result of increased governmental pricing pressures; governmental investigations into sales and marketing practices, particularly for our specialty pharmaceutical products; adverse effects of political or economic instability, major hostilities or acts of terrorism on our significant worldwide operations; interruptions in our supply chain or problems with internal or third-party information technology systems that adversely affect our complex manufacturing processes; significant disruptions of our information technology systems or breaches of our data security; competition for our specialty pharmaceutical businesses from companies with greater resources and capabilities; the impact of continuing consolidation of our distributors and customers; decreased opportunities to obtain U.S. market exclusivity for significant new generic products; potential liability in the U.S., Europe and other markets for sales of generic products prior to a final resolution of outstanding patent litigation; our potential exposure to product liability claims that are not covered by insurance; any failure to recruit or retain key personnel, or to attract additional executive and managerial talent; any failures to comply with complex Medicare and Medicaid reporting and

Teva IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656
Regeneron IR Contact:	Manisha Narasimhan, PhD manisha.narasimhan@regeneron.com	United States	(914) 847-5126
Teva PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Denise Bradley	United States	(215) 591-8974
	Nancy Leone	United States	(215) 284-0213
Regeneron PR Contact:	Hala Mirza hala.mirza@regeneron.com	United States	(914) 847-3422

payment obligations; significant impairment charges relating to intangible assets, goodwill and property, plant and equipment; the effects of increased leverage and our resulting reliance on access to the capital markets; potentially significant increases in tax liabilities; the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business; variations in patent laws that may adversely affect our ability to manufacture our products in the most efficient manner; environmental risks; and other factors that are discussed in our Annual Report on Form 20-F for the year ended December 31, 2015 and in our other filings with the U.S. Securities and Exchange Commission (the "SEC"). Forward-looking statements speak only as of the date on which they are made and we assume no obligation to update or revise any forward-looking statements or other information, whether as a result of new information, future events or otherwise.

Regeneron Forward-Looking Statements and Use of Digital Media

This news release includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. ("Regeneron" or the "Company"), and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the nature, timing, and possible success and therapeutic applications of Regeneron's products, product candidates, and research and clinical programs now underway or planned, including without limitation fasinumab (REGN475) and the collaboration agreement with Teva Pharmaceutical Industries Ltd. discussed in this news release; the extent to which the results from the research and development programs conducted by Regeneron or its collaborators (including without limitation the development of fasinumab conducted pursuant to the collaboration agreement discussed in this news release) may lead to therapeutic applications; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability to continue to develop or commercialize Regeneron's products and product candidates, including without limitation fasinumab for pain due to osteoarthritis and chronic low back pain and other potential indications; unforeseen safety issues and possible liability resulting from the administration of products and product candidates in patients; serious complications or side effects in connection with the use of Regeneron's products and product candidates in clinical trials, such as the current and contemplated global clinical development programs evaluating fasinumab; ongoing regulatory obligations and oversight impacting Regeneron's marketed products, research and clinical programs, and business, including those relating to the enrollment, completion, and meeting of the relevant endpoints of post-approval studies; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron's late-stage product candidates (such as fasinumab) and new indications for marketed products; competing drugs and product candidates that may be superior to Regeneron's products and product candidates; coverage and reimbursement determinations by third-party payers, including Medicare, Medicaid, and pharmacy benefit management companies; uncertainty of market acceptance and commercial success of Regeneron's products and product candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) on the commercial success of Regeneron's products and product candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its sales or other financial projections or guidance and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including Regeneron's agreements with Sanofi and Bayer HealthCare LLC (or their respective affiliated companies, as applicable) and the collaboration agreement with Teva Pharmaceutical Industries Ltd. discussed in this news release, to be cancelled or terminated without any product success; and risks associated with intellectual property of other parties and pending or future litigation relating thereto. A more complete description of these and other material risks can be found in Regeneron's filings with the United States Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015 and its Form 10-Q for the quarterly period ended June 30, 2016. Any forward-looking statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any

TEVA Press Release for immediate release

obligation to update publicly any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Regeneron uses its media and investor relations website and social media outlets to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Regeneron is routinely posted and is accessible on Regeneron's media and investor relations website (http://newsroom.regeneron.com) and its Twitter feed (http://twitter.com/regeneron).

# # #

Teva IR Contacts:	**Kevin C. Mannix**	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656
Regeneron IR Contact:	**Manisha Narasimhan, PhD** manisha.narasimhan@regeneron.com	United States	(914) 847-5126
Teva PR Contacts:	**Iris Beck Codner**	Israel	972 (3) 926-7687
	Denise Bradley	United States	(215) 591-8974
	Nancy Leone	United States	(215) 284-0213
Regeneron PR Contact:	**Hala Mirza** hala.mirza@regeneron.com	United States	(914) 847-3422